EXHIBIT 4

                          GS MORTGAGE SECURITIES CORP.,

                                   Depositor,

                            OCWEN LOAN SERVICING LLC,

                                    Servicer,

                        NEW CENTURY MORTGAGE CORPORATION,

                                    Servicer,

                             NC CAPITAL CORPORATION,

                               Responsible Party,

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                    Trustee,

                                       and

                             WELLS FARGO BANK, N.A.,

                  Master Servicer and Securities Administrator

                 -----------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2006

                 -----------------------------------------------

                              GSAMP TRUST 2006-NC2

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-NC2

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01      Definitions...................................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01      Conveyance of Mortgage Loans..................................
Section 2.02      Acceptance by the Trustee of the Mortgage Loans...............
Section 2.03      Representations, Warranties and Covenants of the
                      Responsible Party, the Servicers, the Trustee and
                      the Depositor.............................................
Section 2.04      Execution and Delivery of Certificates........................
Section 2.05      REMIC Matters.................................................
Section 2.06      Representations and Warranties of the Depositor...............
Section 2.07      Enforcement of Obligations for Breach of Mortgage Loan
                  Representations...............................................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01      Servicers to Service Mortgage Loans...........................
Section 3.02      Subservicing Agreements between a Servicer and
                      Subservicers..............................................
Section 3.03      Successor Subservicers........................................
Section 3.04      Liability of the Servicer.....................................
Section 3.05      No Contractual Relationship between Subservicers, the
                      Trustee and the Master Servicer...........................
Section 3.06      Assumption or Termination of Subservicing Agreements
                      by Master Servicer........................................
Section 3.07      Collection of Certain Mortgage Loan Payments..................
Section 3.08      Subservicing Accounts.........................................
Section 3.09      Collection of Taxes, Assessments and Similar Items;
                      Escrow Accounts...........................................
Section 3.10      Collection Account............................................
Section 3.11      Withdrawals from the Collection Account.......................
Section 3.12      Investment of Funds in the Collection Account and the
                      Distribution Account......................................
Section 3.13      Maintenance of Hazard Insurance, Errors and Omissions
                      and Fidelity Coverage.....................................
Section 3.14      Enforcement of Due-on-Sale Clauses; Assumption
                      Agreements................................................
Section 3.15      Realization upon Defaulted Mortgage Loans.....................
Section 3.16      Release of Mortgage Files.....................................
Section 3.17      Title, Conservation and Disposition of REO Property...........
Section 3.18      Notification of Adjustments...................................
Section 3.19      Access to Certain Documentation and Information
                      Regarding the Mortgage Loans..............................
Section 3.20      Documents, Records and Funds in Possession of the
                      Servicers to Be Held for the Securities
                      Administrator for the Benefit of the Trustee..............
Section 3.21      Servicing Compensation........................................
Section 3.22      Annual Statement as to Compliance.............................
Section 3.23      Annual Reports on Assessment of Compliance with
                      Servicing Criteria; Annual Independent Public
                      Accountants' Attestation Report...........................
Section 3.24      Master Servicer to Act as Servicer............................
Section 3.25      Compensating Interest.........................................
Section 3.26      Credit Reporting; Gramm-Leach-Bliley Act......................
Section 3.27      Excess Reserve Fund Account; Distribution Account.............
Section 3.28      Optional Purchase of Delinquent Mortgage Loans................
Section 3.29      Transfer of Servicing for Certain Mortgage Loans..............

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

Section 4.01      Advances......................................................
Section 4.02      Priorities of Distribution....................................
Section 4.03      Monthly Statements to Certificateholders......................
Section 4.04      Certain Matters Relating to the Determination of LIBOR........
Section 4.05      Allocation of Applied Realized Loss Amounts...................
Section 4.06      Supplemental Interest Trust...................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01      The Certificates..............................................
Section 5.02      Certificate Register; Registration of Transfer and
                      Exchange of Certificates..................................
Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04      Persons Deemed Owners.........................................
Section 5.05      Access to List of Certificateholders' Names and
                      Addresses.................................................
Section 5.06      Maintenance of Office or Agency...............................

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

Section 6.01      Respective Liabilities of the Depositor and the
                      Servicers.................................................
Section 6.02      Merger or Consolidation of the Depositor or a Servicer........
Section 6.03      Limitation on Liability of the Depositor, the
                      Servicers and Others......................................
Section 6.04      Limitation on Resignation of a Servicer.......................
Section 6.05      Additional Indemnification by the Servicers; Third
                      Party Claims..............................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01      Events of Default.............................................
Section 7.02      Master Servicer to Act; Appointment of Successor
                      Servicer..................................................
Section 7.03      Notification to Certificateholders............................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01      Duties of the Trustee.........................................
Section 8.02      Certain Matters Affecting the Trustee.........................
Section 8.03      Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.04      Trustee May Own Certificates..................................
Section 8.05      Trustee's Fees and Expenses and Indemnification...............
Section 8.06      Eligibility Requirements for the Trustee......................
Section 8.07      Resignation and Removal of the Trustee........................
Section 8.08      Successor Trustee.............................................
Section 8.09      Merger or Consolidation of the Trustee........................
Section 8.10      Appointment of Co-Trustee or Separate Trustee.................
Section 8.11      Tax Matters...................................................
Section 8.12      Periodic Filings..............................................
Section 8.13      Tax Treatment of Upper-Tier Carry Forward Amounts,
                      Basis Risk Carry Forward Amounts, the
                      Supplemental Interest Trust and the Interest Rate
                      Swap Agreement............................................

                                   ARTICLE IX

           ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01      Duties of the Master Servicer; Enforcement of
                      Servicer's Obligations....................................
Section 9.02      Maintenance of Fidelity Bond and Errors and Omissions
                      Insurance.................................................
Section 9.03      Representations and Warranties of the Master Servicer.........
Section 9.04      Master Servicer Events of Default.............................
Section 9.05      Waiver of Default.............................................
Section 9.06      Successor to the Master Servicer..............................
Section 9.07      Compensation of the Master Servicer...........................
Section 9.08      Merger or Consolidation.......................................
Section 9.09      Resignation of the Master Servicer............................
Section 9.10      Assignment or Delegation of Duties by the Master
                      Servicer..................................................
Section 9.11      Limitation on Liability of the Master Servicer................
Section 9.12      Indemnification; Third Party Claims...........................

                                    ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01     Duties of Securities Administrator............................
Section 10.02     Certain Matters Affecting the Securities Administrator........
Section 10.03     Securities Administrator Not Liable for Certificates
                      or Mortgage Loans.........................................
Section 10.04     Securities Administrator May Own Certificates.................
Section 10.05     Securities Administrator's Fees and Expenses..................
Section 10.06     Eligibility Requirements for Securities Administrator.........
Section 10.07     Resignation and Removal of Securities Administrator...........
Section 10.08     Successor Securities Administrator............................
Section 10.09     Merger or Consolidation of Securities Administrator...........
Section 10.10     Assignment or Delegation of Duties by the Securities
                      Administrator.............................................

                                   ARTICLE XI

                                   TERMINATION

Section 11.01     Termination upon Liquidation or Purchase of the
                      Mortgage Loans............................................
Section 11.02     Final Distribution on the Certificates........................
Section 11.03     Additional Termination Requirements...........................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01     Amendment.....................................................
Section 12.02     Recordation of Agreement; Counterparts........................
Section 12.03     Governing Law.................................................
Section 12.04     Intention of Parties..........................................
Section 12.05     Notices.......................................................
Section 12.06     Severability of Provisions....................................
Section 12.07     Assignment; Sales; Advance Facilities.........................
Section 12.08     Limitation on Rights of Certificateholders....................
Section 12.09     Inspection and Audit Rights...................................
Section 12.10     Certificates Nonassessable and Fully Paid.....................
Section 12.11     Waiver of Jury Trial..........................................
Section 12.12     Limitation of Damages.........................................
Section 12.13     Rights of the Swap Provider...................................
Section 12.14     No Solicitation...............................................
Section 12.15     Regulation AB Compliance; Intent of the Parties;
                      Reasonableness............................................

SCHEDULES

Schedule I     Mortgage Loan Schedule

Schedule II    Representations and Warranties of Ocwen Loan Servicing, LLC, as a
                  Servicer

Schedule III   Representations and Warranties of Representations and Warranties
                  of New Century Mortgage Corporation, as a Servicer

Schedule IV    Representations and Warranties of the Responsible Party as to the
                  Individual Mortgage Loans

Schedule V     Representations and Warranties of the Responsible Party



EXHIBITS

Exhibit A-1    Form of Class A, Class M and Class B Certificates

Exhibit B      Form of Class P Certificate

Exhibit C      Form of Class C Certificate

Exhibit D-1    Form of Class R Certificate

Exhibit D-2    Form of Class RC Certificate

Exhibit D-3    Form of Class RX Certificate

Exhibit E      Form of Class X Certificate

Exhibit F      Form of Initial Certification of the Trustee

Exhibit G      Form of Document Certification and Exception Report of the
                  Trustee

Exhibit H      Form of Residual Transfer Affidavit

Exhibit I      Form of Transferor Certificate

Exhibit J      Form of Rule 144A Letter

Exhibit K      Form of Investment Letter (Non-Rule 144A)

Exhibit L      Form of Request for Release

Exhibit M      Contents of Each Mortgage File

Exhibit N      Representations and Warranties of the Depositor

Exhibit O      Form of Certification to be provided with Form 10-K

Exhibit P      Form of Securities Administrator Certification to be provided to
                  Depositor

Exhibit Q-1    Form of Servicer Certification to be provided to Depositor

Exhibit Q-2    Form of Subservicer Certification to be provided to Depositor

Exhibit Q-3    Form of Master Servicer Certification to be provided to Depositor

Exhibit R      Form of Power of Attorney

Exhibit S      Form of Limited Power of Attorney

Exhibit T      Servicing Criteria

Exhibit U      Additional Form 10-D Disclosure

Exhibit V      Additional Form 10-K Disclosure

Exhibit W      Form 8-K Disclosure Information

Exhibit X      Interest Rate Swap Agreement

Exhibit Y      Form of Servicer Remittance Report

Exhibit Z      Form of Monthly Defaulted Loan Report

Exhibit AA     Form of Realized Loss Report

            THIS POOLING AND SERVICING AGREEMENT, dated as of June 1, 2006, among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company, as a servicer ("Ocwen"), NEW CENTURY MORTGAGE CORPORATION, a California corporation, as a servicer ("New Century"), NC CAPITAL CORPORATION, a California corporation, as a responsible party ("Responsible Party"), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee ("Trustee") and WELLS FARGO BANK, N.A., as securities administrator (in such capacity, the "Securities Administrator") and as master servicer (in such capacity, the "Master Servicer").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Securities Administrator shall elect that five segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account and (v) the right of the LIBOR Certificates to receive Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising five REMICs (each, a "Trust REMIC" or, in the alternative, Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC, respectively). The Class X Interest, Class IO Interest and each Class of LIBOR Certificates (other than the right of each Class of LIBOR Certificates to receive (i) Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and (ii) the obligation to pay Class IO Shortfalls) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions.

            The Class RX Certificates represent ownership of the sole class of residual interest in the Class X REMIC for purposes of the REMIC Provisions. The Class RC Certificates represent ownership of the sole class of residual interest in Pooling-Tier REMIC-1 for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Start-up Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.05.

            The Class X REMIC shall hold as assets the Class UT-X Interest, the Class UT-IO Interest and the Class UT-3 Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account and (v) the right of the LIBOR Certificates to receive Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls). Each such Lower Tier Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-A-2D, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1 and Class LT-B-2 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            The Class X REMIC shall hold as assets the Class UT-X Interest, the Class UT-IO Interest and the Class UT-3 Interest issued by the Upper-Tier REMIC, the Class X Interest shall represent the regular interest issued by the Class X REMIC and the Class RX Interest shall represent the sole class residual interest in the Class X REMIC. The Class X Certificates represent beneficial ownership of the Class X Interest, the Class IO Interest, the Supplemental Interest Trust and the Excess Reserve Fund Account.

            For federal income tax purposes, each Class of LIBOR Certificates, the Class X Certificates, and the Class P Certificates represent beneficial ownership of portions of the Trust Fund, which shall be treated as a grantor trust as more fully described in Section 8.11.

                              Pooling-Tier REMIC-1

            Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. Pooling-Tier REMIC-1 Interests with an "I" in their designation shall relate to Loan Group I and Pooling Tier REMIC-1 Interests with a "II" in their designation shall relate to Loan Group II. Pooling-Tier REMIC-1 shall also issue the Class RC Certificates. The Class RC Certificates are hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class RC Certificates shall have a $100 Class Certificate Balance and shall have no interest rate.

                                                           Initial
                                                         Pooling-Tier
              Pooling-Tier      Pooling-Tier REMIC-1  REMIC-1 Principal
            REMIC-1 Interest       Interest Rate            Amount
         --------------------  ---------------------  -----------------
         Class PT1-I-1                  (1)              $  5,435,460.43
         Class PT1-I-2A                 (2)              $  1,606,105.00
         Class PT1-I-2B                 (3)              $  1,606,105.00
         Class PT1-I-3A                 (2)              $  2,059,160.84
         Class PT1-I-3B                 (3)              $  2,059,160.84
         Class PT1-I-4A                 (2)              $  2,511,407.69
         Class PT1-I-4B                 (3)              $  2,511,407.69
         Class PT1-I-5A                 (2)              $  2,959,022.49
         Class PT1-I-5B                 (3)              $  2,959,022.49
         Class PT1-I-6A                 (2)              $  3,398,025.41
         Class PT1-I-6B                 (3)              $  3,398,025.41
         Class PT1-I-7A                 (2)              $  3,824,321.37
         Class PT1-I-7B                 (3)              $  3,824,321.37
         Class PT1-I-8A                 (2)              $  4,233,750.20
         Class PT1-I-8B                 (3)              $  4,233,750.20
         Class PT1-I-9A                 (2)              $  4,622,139.74
         Class PT1-I-9B                 (3)              $  4,622,139.74
         Class PT1-I-10A                (2)              $  4,985,341.80
         Class PT1-I-10B                (3)              $  4,985,341.80
         Class PT1-I-11A                (2)              $  5,313,368.74
         Class PT1-I-11B                (3)              $  5,313,368.74
         Class PT1-I-12A                (2)              $  5,485,678.84
         Class PT1-I-12B                (3)              $  5,485,678.84
         Class PT1-I-13A                (2)              $  5,223,673.75
         Class PT1-I-13B                (3)              $  5,223,673.75
         Class PT1-I-14A                (2)              $  4,974,236.87
         Class PT1-I-14B                (3)              $  4,974,236.87
         Class PT1-I-15A                (2)              $  4,736,763.40
         Class PT1-I-15B                (3)              $  4,736,763.40
         Class PT1-I-16A                (2)              $  4,510,677.14
         Class PT1-I-16B                (3)              $  4,510,677.14
         Class PT1-I-17A                (2)              $  4,295,430.32
         Class PT1-I-17B                (3)              $  4,295,430.32
         Class PT1-I-18A                (2)              $  4,090,501.71
         Class PT1-I-18B                (3)              $  4,090,501.71
         Class PT1-I-19A                (2)              $  3,895,394.59
         Class PT1-I-19B                (3)              $  3,895,394.59
         Class PT1-I-20A                (2)              $  3,709,636.73
         Class PT1-I-20B                (3)              $  3,709,636.73
         Class PT1-I-21A                (2)              $  3,532,778.16
         Class PT1-I-21B                (3)              $  3,532,778.16
         Class PT1-I-22A                (2)              $  3,364,391.52
         Class PT1-I-22B                (3)              $  3,364,391.52
         Class PT1-I-23A                (2)              $  3,212,748.34
         Class PT1-I-23B                (3)              $  3,212,748.34
         Class PT1-I-24A                (2)              $  4,306,461.42
         Class PT1-I-24B                (3)              $  4,306,461.42
         Class PT1-I-25A                (2)              $  9,336,306.52
         Class PT1-I-25B                (3)              $  9,336,306.52
         Class PT1-I-26A                (2)              $  7,743,583.86
         Class PT1-I-26B                (3)              $  7,743,583.86
         Class PT1-I-27A                (2)              $  5,794,767.30
         Class PT1-I-27B                (3)              $  5,794,767.30
         Class PT1-I-28A                (2)              $  2,074,229.30
         Class PT1-I-28B                (3)              $  2,074,229.30
         Class PT1-I-29A                (2)              $  1,955,601.16
         Class PT1-I-29B                (3)              $  1,955,601.16
         Class PT1-I-30A                (2)              $    920,896.49
         Class PT1-I-30B                (3)              $    920,896.49
         Class PT1-I-31A                (2)              $  1,009,495.27
         Class PT1-I-31B                (3)              $  1,009,495.27
         Class PT1-I-32A                (2)              $  1,579,085.11
         Class PT1-I-32B                (3)              $  1,579,085.11
         Class PT1-I-33A                (2)              $  1,489,296.42
         Class PT1-I-33B                (3)              $  1,489,296.42
         Class PT1-I-34A                (2)              $  1,404,718.39
         Class PT1-I-34B                (3)              $  1,404,718.39
         Class PT1-I-35A                (2)              $  1,325,044.09
         Class PT1-I-35B                (3)              $  1,325,044.09
         Class PT1-I-36A                (2)              $  1,249,985.06
         Class PT1-I-36B                (3)              $  1,249,985.06
         Class PT1-I-37A                (2)              $  1,179,172.88
         Class PT1-I-37B                (3)              $  1,179,172.88
         Class PT1-I-38A                (2)              $  1,148,833.15
         Class PT1-I-38B                (3)              $  1,148,833.15
         Class PT1-I-39A                (2)              $  1,088,997.60
         Class PT1-I-39B                (3)              $  1,088,997.60
         Class PT1-I-40A                (2)              $  1,027,646.01
         Class PT1-I-40B                (3)              $  1,027,646.01
         Class PT1-I-41A                (2)              $    969,832.14
         Class PT1-I-41B                (3)              $    969,832.14
         Class PT1-I-42A                (2)              $    915,348.40
         Class PT1-I-42B                (3)              $    915,348.40
         Class PT1-I-43A                (2)              $    863,993.69
         Class PT1-I-43B                (3)              $    863,993.69
         Class PT1-I-44A                (2)              $    815,598.28
         Class PT1-I-44B                (3)              $    815,598.28
         Class PT1-I-45A                (2)              $    769,982.14
         Class PT1-I-45B                (3)              $    769,982.14
         Class PT1-I-46A                (2)              $    726,982.72
         Class PT1-I-46B                (3)              $    726,982.72
         Class PT1-I-47A                (2)              $    686,447.58
         Class PT1-I-47B                (3)              $    686,447.58
         Class PT1-I-48A                (2)              $    648,233.01
         Class PT1-I-48B                (3)              $    648,233.01
         Class PT1-I-49A                (2)              $    612,201.64
         Class PT1-I-49B                (3)              $    612,201.64
         Class PT1-I-50A                (2)              $    578,230.15
         Class PT1-I-50B                (3)              $    578,230.15
         Class PT1-I-51A                (2)              $    546,196.58
         Class PT1-I-51B                (3)              $    546,196.58
         Class PT1-I-52A                (2)              $    515,988.56
         Class PT1-I-52B                (3)              $    515,988.56
         Class PT1-I-53A                (2)              $    487,499.56
         Class PT1-I-53B                (3)              $    487,499.56
         Class PT1-I-54A                (2)              $    460,630.24
         Class PT1-I-54B                (3)              $    460,630.24
         Class PT1-I-55A                (2)              $    435,286.03
         Class PT1-I-55B                (3)              $    435,286.03
         Class PT1-I-56A                (2)              $    411,379.08
         Class PT1-I-56B                (3)              $    411,379.08
         Class PT1-I-57A                (2)              $    388,825.97
         Class PT1-I-57B                (3)              $    388,825.97
         Class PT1-I-58A                (2)              $    367,548.08
         Class PT1-I-58B                (3)              $    367,548.08
         Class PT1-I-59A                (2)              $    347,472.09
         Class PT1-I-59B                (3)              $    347,472.09
         Class PT1-I-60A                (2)              $    328,817.94
         Class PT1-I-60B                (3)              $    328,817.94
         Class PT1-I-61A                (2)              $  5,214,838.35
         Class PT1-I-61B                (3)              $  5,214,838.35
         Class PT1-II-1                 (4)              $ 10,431,434.47
         Class PT1-II-2A                (5)              $  3,082,291.00
         Class PT1-II-2B                (6)              $  3,082,291.00
         Class PT1-II-3A                (5)              $  3,951,754.66
         Class PT1-II-3B                (6)              $  3,951,754.66
         Class PT1-II-4A                (5)              $  4,819,665.81
         Class PT1-II-4B                (6)              $  4,819,665.81
         Class PT1-II-5A                (5)              $  5,678,687.51
         Class PT1-II-5B                (6)              $  5,678,687.51
         Class PT1-II-6A                (5)              $  6,521,182.09
         Class PT1-II-6B                (6)              $  6,521,182.09
         Class PT1-II-7A                (5)              $  7,339,290.63
         Class PT1-II-7B                (6)              $  7,339,290.63
         Class PT1-II-8A                (5)              $  8,125,029.30
         Class PT1-II-8B                (6)              $  8,125,029.30
         Class PT1-II-9A                (5)              $  8,870,391.26
         Class PT1-II-9B                (6)              $  8,870,391.26
         Class PT1-II-10A               (5)              $  9,567,415.70
         Class PT1-II-10B               (6)              $  9,567,415.70
         Class PT1-II-11A               (5)              $ 10,196,935.26
         Class PT1-II-11B               (6)              $ 10,196,935.26
         Class PT1-II-12A               (5)              $ 10,527,617.16
         Class PT1-II-12B               (6)              $ 10,527,617.16
         Class PT1-II-13A               (5)              $ 10,024,800.75
         Class PT1-II-13B               (6)              $ 10,024,800.75
         Class PT1-II-14A               (5)              $  9,546,104.13
         Class PT1-II-14B               (6)              $  9,546,104.13
         Class PT1-II-15A               (5)              $  9,090,366.60
         Class PT1-II-15B               (6)              $  9,090,366.60
         Class PT1-II-16A               (5)              $  8,656,482.36
         Class PT1-II-16B               (6)              $  8,656,482.36
         Class PT1-II-17A               (5)              $  8,243,400.18
         Class PT1-II-17B               (6)              $  8,243,400.18
         Class PT1-II-18A               (5)              $  7,850,119.79
         Class PT1-II-18B               (6)              $  7,850,119.79
         Class PT1-II-19A               (5)              $  7,475,687.91
         Class PT1-II-19B               (6)              $  7,475,687.91
         Class PT1-II-20A               (5)              $  7,119,198.27
         Class PT1-II-20B               (6)              $  7,119,198.27
         Class PT1-II-21A               (5)              $  6,779,787.34
         Class PT1-II-21B               (6)              $  6,779,787.34
         Class PT1-II-22A               (5)              $  6,456,634.98
         Class PT1-II-22B               (6)              $  6,456,634.98
         Class PT1-II-23A               (5)              $  6,165,615.16
         Class PT1-II-23B               (6)              $  6,165,615.16
         Class PT1-II-24A               (5)              $  8,264,570.08
         Class PT1-II-24B               (6)              $  8,264,570.08
         Class PT1-II-25A               (5)              $ 17,917,392.48
         Class PT1-II-25B               (6)              $ 17,917,392.48
         Class PT1-II-26A               (5)              $ 14,860,783.64
         Class PT1-II-26B               (6)              $ 14,860,783.64
         Class PT1-II-27A               (5)              $ 11,120,791.70
         Class PT1-II-27B               (6)              $ 11,120,791.70
         Class PT1-II-28A               (5)              $  3,980,672.70
         Class PT1-II-28B               (6)              $  3,980,672.70
         Class PT1-II-29A               (5)              $  3,753,012.34
         Class PT1-II-29B               (6)              $  3,753,012.34
         Class PT1-II-30A               (5)              $  1,767,301.01
         Class PT1-II-30B               (6)              $  1,767,301.01
         Class PT1-II-31A               (5)              $  1,937,331.73
         Class PT1-II-31B               (6)              $  1,937,331.73
         Class PT1-II-32A               (5)              $  3,030,436.89
         Class PT1-II-32B               (6)              $  3,030,436.89
         Class PT1-II-33A               (5)              $  2,858,122.58
         Class PT1-II-33B               (6)              $  2,858,122.58
         Class PT1-II-34A               (5)              $  2,695,808.11
         Class PT1-II-34B               (6)              $  2,695,808.11
         Class PT1-II-35A               (5)              $  2,542,904.41
         Class PT1-II-35B               (6)              $  2,542,904.41
         Class PT1-II-36A               (5)              $  2,398,857.94
         Class PT1-II-36B               (6)              $  2,398,857.94
         Class PT1-II-37A               (5)              $  2,262,961.62
         Class PT1-II-37B               (6)              $  2,262,961.62
         Class PT1-II-38A               (5)              $  2,204,736.35
         Class PT1-II-38B               (6)              $  2,204,736.35
         Class PT1-II-39A               (5)              $  2,089,905.40
         Class PT1-II-39B               (6)              $  2,089,905.40
         Class PT1-II-40A               (5)              $  1,972,164.99
         Class PT1-II-40B               (6)              $  1,972,164.99
         Class PT1-II-41A               (5)              $  1,861,213.86
         Class PT1-II-41B               (6)              $  1,861,213.86
         Class PT1-II-42A               (5)              $  1,756,653.60
         Class PT1-II-42B               (6)              $  1,756,653.60
         Class PT1-II-43A               (5)              $  1,658,098.31
         Class PT1-II-43B               (6)              $  1,658,098.31
         Class PT1-II-44A               (5)              $  1,565,222.22
         Class PT1-II-44B               (6)              $  1,565,222.22
         Class PT1-II-45A               (5)              $  1,477,679.86
         Class PT1-II-45B               (6)              $  1,477,679.86
         Class PT1-II-46A               (5)              $  1,395,159.28
         Class PT1-II-46B               (6)              $  1,395,159.28
         Class PT1-II-47A               (5)              $  1,317,367.92
         Class PT1-II-47B               (6)              $  1,317,367.92
         Class PT1-II-48A               (5)              $  1,244,029.99
         Class PT1-II-48B               (6)              $  1,244,029.99
         Class PT1-II-49A               (5)              $  1,174,881.86
         Class PT1-II-49B               (6)              $  1,174,881.86
         Class PT1-II-50A               (5)              $  1,109,686.85
         Class PT1-II-50B               (6)              $  1,109,686.85
         Class PT1-II-51A               (5)              $  1,048,210.92
         Class PT1-II-51B               (6)              $  1,048,210.92
         Class PT1-II-52A               (5)              $    990,238.44
         Class PT1-II-52B               (6)              $    990,238.44
         Class PT1-II-53A               (5)              $    935,564.94
         Class PT1-II-53B               (6)              $    935,564.94
         Class PT1-II-54A               (5)              $    883,999.76
         Class PT1-II-54B               (6)              $    883,999.76
         Class PT1-II-55A               (5)              $    835,361.47
         Class PT1-II-55B               (6)              $    835,361.47
         Class PT1-II-56A               (5)              $    789,481.42
         Class PT1-II-56B               (6)              $    789,481.42
         Class PT1-II-57A               (5)              $    746,199.53
         Class PT1-II-57B               (6)              $    746,199.53
         Class PT1-II-58A               (5)              $    705,364.92
         Class PT1-II-58B               (6)              $    705,364.92
         Class PT1-II-59A               (5)              $    666,836.91
         Class PT1-II-59B               (6)              $    666,836.91
         Class PT1-II-60A               (5)              $    631,037.56
         Class PT1-II-60B               (6)              $    631,037.56
         Class PT1-II-61A               (5)              $ 10,007,844.65
         Class PT1-II-61B               (6)              $ 10,007,844.65
         Class PT1-R                    (7)              $        100.00

--------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate, subject to a maximum rate of 10.90%.

(3) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate over (B) 10.90%.

(4) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(5) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate, subject to a maximum rate of 10.90%.

(6) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate over (B) 10.90%.

(7)   The Class PT1-R Interest shall not bear interest.

            On each Distribution Date, the Securities Administrator shall first pay from the Trust Fund and charge as an expense of Pooling-Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees and Trustee Fees, shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the Class RC Certificates pursuant to Section 4.02(a)(iii) until its Class Certificate Balance is reduced to zero, then to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to Loan Group I with the lowest numerical denomination (other than the Class PT1-I-1 Interest) until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, and then to the Class PT1-I-1 Interest until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to Loan Group II with the lowest numerical denomination (other than the Class PT1-II-1 Interest) until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, and then to the Class PT1-II-1 Interest until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.

                              Pooling-Tier REMIC-2

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. Pooling-Tier REMIC-2 Interests with an "I" in their designation shall relate to Loan Group I and Pooling Tier REMIC-2 Interests with a "II" in their designation shall relate to Loan Group II. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.

                                                                                Corresponding       Corresponding
                     Pooling-Tier       Pooling-Tier        Corresponding        Pooling-Tier         Scheduled
  Pooling-Tier          REMIC-2       REMIC-2 Initial        Pooling-Tier          REMIC-1            Crossover
REMIC-2 Interest     Interest Rate    Principal Amount        REMIC-2 IO       Regular Interest   Distribution Date
------------------  ---------------  ------------------  -------------------  ------------------  -----------------
Class PT2-I-1             (1)            $5,435,410.43           N/A                 N/A                 N/A
Class PT2-I-2A            (2)            $1,606,105.00     Class PT2-I-IO-2          N/A                 N/A
Class PT2-I-2B            (3)            $1,606,105.00           N/A                 N/A                 N/A
Class PT2-I-3A            (2)            $2,059,160.84     Class PT2-I-IO-3          N/A                 N/A
Class PT2-I-3B            (3)            $2,059,160.84           N/A                 N/A                 N/A
Class PT2-I-4A            (2)            $2,511,407.69     Class PT2-I-IO-4          N/A                 N/A
Class PT2-I-4B            (3)            $2,511,407.69           N/A                 N/A                 N/A
Class PT2-I-5A            (2)            $2,959,022.49     Class PT2-I-IO-5          N/A                 N/A
Class PT2-I-5B            (3)            $2,959,022.49           N/A                 N/A                 N/A
Class PT2-I-6A            (2)            $3,398,025.41     Class PT2-I-IO-6          N/A                 N/A
Class PT2-I-6B            (3)            $3,398,025.41           N/A                 N/A                 N/A
Class PT2-I-7A            (2)            $3,824,321.37     Class PT2-I-IO-7          N/A                 N/A
Class PT2-I-7B            (3)            $3,824,321.37           N/A                 N/A                 N/A
Class PT2-I-8A            (2)            $4,233,750.20     Class PT2-I-IO-8          N/A                 N/A
Class PT2-I-8B            (3)            $4,233,750.20           N/A                 N/A                 N/A
Class PT2-I-9A            (2)            $4,622,139.74     Class PT2-I-IO-9          N/A                 N/A
Class PT2-I-9B            (3)            $4,622,139.74           N/A                 N/A                 N/A
Class PT2-I-10A           (2)            $4,985,341.80    Class PT2-I-IO-10          N/A                 N/A
Class PT2-I-10B           (3)            $4,985,341.80           N/A                 N/A                 N/A
Class PT2-I-11A           (2)            $5,313,368.74    Class PT2-I-IO-11          N/A                 N/A
Class PT2-I-11B           (3)            $5,313,368.74           N/A                 N/A                 N/A
Class PT2-I-12A           (2)            $5,485,678.84    Class PT2-I-IO-12          N/A                 N/A
Class PT2-I-12B           (3)            $5,485,678.84           N/A                 N/A                 N/A
Class PT2-I-13A           (2)            $5,223,673.75    Class PT2-I-IO-13          N/A                 N/A
Class PT2-I-13B           (3)            $5,223,673.75           N/A                 N/A                 N/A
Class PT2-I-14A           (2)            $4,974,236.87    Class PT2-I-IO-14          N/A                 N/A
Class PT2-I-14B           (3)            $4,974,236.87           N/A                 N/A                 N/A
Class PT2-I-15A           (2)            $4,736,763.40    Class PT2-I-IO-15          N/A                 N/A
Class PT2-I-15B           (3)            $4,736,763.40           N/A                 N/A                 N/A
Class PT2-I-16A           (2)            $4,510,677.14    Class PT2-I-IO-16          N/A                 N/A
Class PT2-I-16B           (3)            $4,510,677.14           N/A                 N/A                 N/A
Class PT2-I-17A           (2)            $4,295,430.32    Class PT2-I-IO-17          N/A                 N/A
Class PT2-I-17B           (3)            $4,295,430.32           N/A                 N/A                 N/A
Class PT2-I-18A           (2)            $4,090,501.71    Class PT2-I-IO-18          N/A                 N/A
Class PT2-I-18B           (3)            $4,090,501.71           N/A                 N/A                 N/A
Class PT2-I-19A           (2)            $3,895,394.59    Class PT2-I-IO-19          N/A                 N/A
Class PT2-I-19B           (3)            $3,895,394.59           N/A                 N/A                 N/A
Class PT2-I-20A           (2)            $3,709,636.73    Class PT2-I-IO-20          N/A                 N/A
Class PT2-I-20B           (3)            $3,709,636.73           N/A                 N/A                 N/A
Class PT2-I-21A           (2)            $3,532,778.16    Class PT2-I-IO-21          N/A                 N/A
Class PT2-I-21B           (3)            $3,532,778.16           N/A                 N/A                 N/A
Class PT2-I-22A           (2)            $3,364,391.52    Class PT2-I-IO-22          N/A                 N/A
Class PT2-I-22B           (3)            $3,364,391.52           N/A                 N/A                 N/A
Class PT2-I-23A           (2)            $3,212,748.34    Class PT2-I-IO-23          N/A                 N/A
Class PT2-I-23B           (3)            $3,212,748.34           N/A                 N/A                 N/A
Class PT2-I-24A           (2)            $4,306,461.42    Class PT2-I-IO-24          N/A                 N/A
Class PT2-I-24B           (3)            $4,306,461.42           N/A                 N/A                 N/A
Class PT2-I-25A           (2)            $9,336,306.52    Class PT2-I-IO-25          N/A                 N/A
Class PT2-I-25B           (3)            $9,336,306.52           N/A                 N/A                 N/A
Class PT2-I-26A           (2)            $7,743,583.86    Class PT2-I-IO-26          N/A                 N/A
Class PT2-I-26B           (3)            $7,743,583.86           N/A                 N/A                 N/A
Class PT2-I-27A           (2)            $5,794,767.30    Class PT2-I-IO-27          N/A                 N/A
Class PT2-I-27B           (3)            $5,794,767.30           N/A                 N/A                 N/A
Class PT2-I-28A           (2)            $2,074,229.30    Class PT2-I-IO-28          N/A                 N/A
Class PT2-I-28B           (3)            $2,074,229.30           N/A                 N/A                 N/A
Class PT2-I-29A           (2)            $1,955,601.16    Class PT2-I-IO-29          N/A                 N/A
Class PT2-I-29B           (3)            $1,955,601.16           N/A                 N/A                 N/A
Class PT2-I-30A           (2)              $920,896.49    Class PT2-I-IO-30          N/A                 N/A
Class PT2-I-30B           (3)              $920,896.49           N/A                 N/A                 N/A
Class PT2-I-31A           (2)            $1,009,495.27    Class PT2-I-IO-31          N/A                 N/A
Class PT2-I-31B           (3)            $1,009,495.27           N/A                 N/A                 N/A
Class PT2-I-32A           (2)            $1,579,085.11    Class PT2-I-IO-32          N/A                 N/A
Class PT2-I-32B           (3)            $1,579,085.11           N/A                 N/A                 N/A
Class PT2-I-33A           (2)            $1,489,296.42    Class PT2-I-IO-33          N/A                 N/A
Class PT2-I-33B           (3)            $1,489,296.42           N/A                 N/A                 N/A
Class PT2-I-34A           (2)            $1,404,718.39    Class PT2-I-IO-34          N/A                 N/A
Class PT2-I-34B           (3)            $1,404,718.39           N/A                 N/A                 N/A
Class PT2-I-35A           (2)            $1,325,044.09    Class PT2-I-IO-35          N/A                 N/A
Class PT2-I-35B           (3)            $1,325,044.09           N/A                 N/A                 N/A
Class PT2-I-36A           (2)            $1,249,985.06    Class PT2-I-IO-36          N/A                 N/A
Class PT2-I-36B           (3)            $1,249,985.06           N/A                 N/A                 N/A
Class PT2-I-37A           (2)            $1,179,172.88    Class PT2-I-IO-37          N/A                 N/A
Class PT2-I-37B           (3)            $1,179,172.88           N/A                 N/A                 N/A
Class PT2-I-38A           (2)            $1,148,833.15    Class PT2-I-IO-38          N/A                 N/A
Class PT2-I-38B           (3)            $1,148,833.15           N/A                 N/A                 N/A
Class PT2-I-39A           (2)            $1,088,997.60    Class PT2-I-IO-39          N/A                 N/A
Class PT2-I-39B           (3)            $1,088,997.60           N/A                 N/A                 N/A
Class PT2-I-40A           (2)            $1,027,646.01    Class PT2-I-IO-40          N/A                 N/A
Class PT2-I-40B           (3)            $1,027,646.01           N/A                 N/A                 N/A
Class PT2-I-41A           (2)              $969,832.14    Class PT2-I-IO-41          N/A                 N/A
Class PT2-I-41B           (3)              $969,832.14           N/A                 N/A                 N/A
Class PT2-I-42A           (2)              $915,348.40    Class PT2-I-IO-42          N/A                 N/A
Class PT2-I-42B           (3)              $915,348.40           N/A                 N/A                 N/A
Class PT2-I-43A           (2)              $863,993.69    Class PT2-I-IO-43          N/A                 N/A
Class PT2-I-43B           (3)              $863,993.69           N/A                 N/A                 N/A
Class PT2-I-44A           (2)              $815,598.28    Class PT2-I-IO-44          N/A                 N/A
Class PT2-I-44B           (3)              $815,598.28           N/A                 N/A                 N/A
Class PT2-I-45A           (2)              $769,982.14    Class PT2-I-IO-45          N/A                 N/A
Class PT2-I-45B           (3)              $769,982.14           N/A                 N/A                 N/A
Class PT2-I-46A           (2)              $726,982.72    Class PT2-I-IO-46          N/A                 N/A
Class PT2-I-46B           (3)              $726,982.72           N/A                 N/A                 N/A
Class PT2-I-47A           (2)              $686,447.58    Class PT2-I-IO-47          N/A                 N/A
Class PT2-I-47B           (3)              $686,447.58           N/A                 N/A                 N/A
Class PT2-I-48A           (2)              $648,233.01    Class PT2-I-IO-48          N/A                 N/A
Class PT2-I-48B           (3)              $648,233.01           N/A                 N/A                 N/A
Class PT2-I-49A           (2)              $612,201.64    Class PT2-I-IO-49          N/A                 N/A
Class PT2-I-49B           (3)              $612,201.64           N/A                 N/A                 N/A
Class PT2-I-50A           (2)              $578,230.15    Class PT2-I-IO-50          N/A                 N/A
Class PT2-I-50B           (3)              $578,230.15           N/A                 N/A                 N/A
Class PT2-I-51A           (2)              $546,196.58    Class PT2-I-IO-51          N/A                 N/A
Class PT2-I-51B           (3)              $546,196.58           N/A                 N/A                 N/A
Class PT2-I-52A           (2)              $515,988.56    Class PT2-I-IO-52          N/A                 N/A
Class PT2-I-52B           (3)              $515,988.56           N/A                 N/A                 N/A
Class PT2-I-53A           (2)              $487,499.56    Class PT2-I-IO-53          N/A                 N/A
Class PT2-I-53B           (3)              $487,499.56           N/A                 N/A                 N/A
Class PT2-I-54A           (2)              $460,630.24    Class PT2-I-IO-54          N/A                 N/A
Class PT2-I-54B           (3)              $460,630.24           N/A                 N/A                 N/A
Class PT2-I-55A           (2)              $435,286.03    Class PT2-I-IO-55          N/A                 N/A
Class PT2-I-55B           (3)              $435,286.03           N/A                 N/A                 N/A
Class PT2-I-56A           (2)              $411,379.08    Class PT2-I-IO-56          N/A                 N/A
Class PT2-I-56B           (3)              $411,379.08           N/A                 N/A                 N/A
Class PT2-I-57A           (2)              $388,825.97    Class PT2-I-IO-57          N/A                 N/A
Class PT2-I-57B           (3)              $388,825.97           N/A                 N/A                 N/A
Class PT2-I-58A           (2)              $367,548.08    Class PT2-I-IO-58          N/A                 N/A
Class PT2-I-58B           (3)              $367,548.08           N/A                 N/A                 N/A
Class PT2-I-59A           (2)              $347,472.09    Class PT2-I-IO-59          N/A                 N/A
Class PT2-I-59B           (3)              $347,472.09           N/A                 N/A                 N/A
Class PT2-I-60A           (2)              $328,817.94    Class PT2-I-IO-60          N/A                 N/A
Class PT2-I-60B           (3)              $328,817.94           N/A                 N/A                 N/A
Class PT2-I-61A           (2)            $5,214,838.35    Class PT2-I-IO-61          N/A                 N/A
Class PT2-I-61B           (3)            $5,214,838.35           N/A                 N/A                 N/A
Class PT2-I-IO-2          (4)                       (4)          N/A            Class PT1-I-2A        July 2006
Class PT2-I-IO-3          (4)                       (4)          N/A            Class PT1-I-3A       August 2006
Class PT2-I-IO-4          (4)                       (4)          N/A            Class PT1-I-4A     September 2006
Class PT2-I-IO-5          (4)                       (4)          N/A            Class PT1-I-5A      October 2006
Class PT2-I-IO-6          (4)                       (4)          N/A            Class PT1-I-6A      November 2006
Class PT2-I-IO-7          (4)                       (4)          N/A            Class PT1-I-7A      December 2006
Class PT2-I-IO-8          (4)                       (4)          N/A            Class PT1-I-8A      January 2007
Class PT2-I-IO-9          (4)                       (4)          N/A            Class PT1-I-9A      February 2007
Class PT2-I-IO-10         (4)                       (4)          N/A           Class PT1-I-10A       March 2007
Class PT2-I-IO-11         (4)                       (4)          N/A           Class PT1-I-11A       April 2007
Class PT2-I-IO-12         (4)                       (4)          N/A           Class PT1-I-12A        May 2007
Class PT2-I-IO-13         (4)                       (4)          N/A           Class PT1-I-13A        June 2007
Class PT2-I-IO-14         (4)                       (4)          N/A           Class PT1-I-14A        July 2007
Class PT2-I-IO-15         (4)                       (4)          N/A           Class PT1-I-15A       August 2007
Class PT2-I-IO-16         (4)                       (4)          N/A           Class PT1-I-16A     September 2007
Class PT2-I-IO-17         (4)                       (4)          N/A           Class PT1-I-17A      October 2007
Class PT2-I-IO-18         (4)                       (4)          N/A           Class PT1-I-18A      November 2007
Class PT2-I-IO-19         (4)                       (4)          N/A           Class PT1-I-19A      December 2007
Class PT2-I-IO-20         (4)                       (4)          N/A           Class PT1-I-20A      January 2008
Class PT2-I-IO-21         (4)                       (4)          N/A           Class PT1-I-21A      February 2008
Class PT2-I-IO-22         (4)                       (4)          N/A           Class PT1-I-22A       March 2008
Class PT2-I-IO-23         (4)                       (4)          N/A           Class PT1-I-23A       April 2008
Class PT2-I-IO-24         (4)                       (4)          N/A           Class PT1-I-24A        May 2008
Class PT2-I-IO-25         (4)                       (4)          N/A           Class PT1-I-25A        June 2008
Class PT2-I-IO-26         (4)                       (4)          N/A           Class PT1-I-26A        July 2008
Class PT2-I-IO-27         (4)                       (4)          N/A           Class PT1-I-27A       August 2008
Class PT2-I-IO-28         (4)                       (4)          N/A           Class PT1-I-28A     September 2008
Class PT2-I-IO-29         (4)                       (4)          N/A           Class PT1-I-29A      October 2008
Class PT2-I-IO-30         (4)                       (4)          N/A           Class PT1-I-30A      November 2008
Class PT2-I-IO-31         (4)                       (4)          N/A           Class PT1-I-31A      December 2008
Class PT2-I-IO-32         (4)                       (4)          N/A           Class PT1-I-32A      January 2009
Class PT2-I-IO-33         (4)                       (4)          N/A           Class PT1-I-33A      February 2009
Class PT2-I-IO-34         (4)                       (4)          N/A           Class PT1-I-34A       March 2009
Class PT2-I-IO-35         (4)                       (4)          N/A           Class PT1-I-35A       April 2009
Class PT2-I-IO-36         (4)                       (4)          N/A           Class PT1-I-36A        May 2009
Class PT2-I-IO-37         (4)                       (4)          N/A           Class PT1-I-37A        June 2009
Class PT2-I-IO-38         (4)                       (4)          N/A           Class PT1-I-38A        July 2009
Class PT2-I-IO-39         (4)                       (4)          N/A           Class PT1-I-39A       August 2009
Class PT2-I-IO-40         (4)                       (4)          N/A           Class PT1-I-40A     September 2009
Class PT2-I-IO-41         (4)                       (4)          N/A           Class PT1-I-41A      October 2009
Class PT2-I-IO-42         (4)                       (4)          N/A           Class PT1-I-42A      November 2009
Class PT2-I-IO-43         (4)                       (4)          N/A           Class PT1-I-43A      December 2009
Class PT2-I-IO-44         (4)                       (4)          N/A           Class PT1-I-44A      January 2010
Class PT2-I-IO-45         (4)                       (4)          N/A           Class PT1-I-45A      February 2010
Class PT2-I-IO-46         (4)                       (4)          N/A           Class PT1-I-46A       March 2010
Class PT2-I-IO-47         (4)                       (4)          N/A           Class PT1-I-47A       April 2010
Class PT2-I-IO-48         (4)                       (4)          N/A           Class PT1-I-48A        May 2010
Class PT2-I-IO-49         (4)                       (4)          N/A           Class PT1-I-49A        June 2010
Class PT2-I-IO-50         (4)                       (4)          N/A           Class PT1-I-50A        July 2010
Class PT2-I-IO-51         (4)                       (4)          N/A           Class PT1-I-51A       August 2010
Class PT2-I-IO-52         (4)                       (4)          N/A           Class PT1-I-52A     September 2010
Class PT2-I-IO-53         (4)                       (4)          N/A           Class PT1-I-53A      October 2010
Class PT2-I-IO-54         (4)                       (4)          N/A           Class PT1-I-54A      November 2010
Class PT2-I-IO-55         (4)                       (4)          N/A           Class PT1-I-55A      December 2010
Class PT2-I-IO-56         (4)                       (4)          N/A           Class PT1-I-56A      January 2011
Class PT2-I-IO-57         (4)                       (4)          N/A           Class PT1-I-57A      February 2011
Class PT2-I-IO-58         (4)                       (4)          N/A           Class PT1-I-58A       March 2011
Class PT2-I-IO-59         (4)                       (4)          N/A           Class PT1-I-59A       April 2011
Class PT2-I-IO-60         (4)                       (4)          N/A           Class PT1-I-60A        May 2011
Class PT2-I-IO-61         (4)                       (4)          N/A           Class PT1-I-61A        June 2011
Class PT2-II-1            (5)           $10,431,434.47           N/A                 N/A                 N/A
Class PT2-II-2A           (6)            $3,082,291.00    Class PT2-II-IO-2          N/A                 N/A
Class PT2-II-2B           (7)            $3,082,291.00           N/A                 N/A                 N/A
Class PT2-II-3A           (6)            $3,951,754.66    Class PT2-II-IO-3          N/A                 N/A
Class PT2-II-3B           (7)            $3,951,754.66           N/A                 N/A                 N/A
Class PT2-II-4A           (6)            $4,819,665.81    Class PT2-II-IO-4          N/A                 N/A
Class PT2-II-4B           (7)            $4,819,665.81           N/A                 N/A                 N/A
Class PT2-II-5A           (6)            $5,678,687.51    Class PT2-II-IO-5          N/A                 N/A
Class PT2-II-5B           (7)            $5,678,687.51           N/A                 N/A                 N/A
Class PT2-II-6A           (6)            $6,521,182.09    Class PT2-II-IO-6          N/A                 N/A
Class PT2-II-6B           (7)            $6,521,182.09           N/A                 N/A                 N/A
Class PT2-II-7A           (6)            $7,339,290.63    Class PT2-II-IO-7          N/A                 N/A
Class PT2-II-7B           (7)            $7,339,290.63           N/A                 N/A                 N/A
Class PT2-II-8A           (6)            $8,125,029.30    Class PT2-II-IO-8          N/A                 N/A
Class PT2-II-8B           (7)            $8,125,029.30           N/A                 N/A                 N/A
Class PT2-II-9A           (6)            $8,870,391.26    Class PT2-II-IO-9          N/A                 N/A
Class PT2-II-9B           (7)            $8,870,391.26           N/A                 N/A                 N/A
Class PT2-II-10A          (6)            $9,567,415.70    Class PT2-II-IO-10         N/A                 N/A
Class PT2-II-10B          (7)            $9,567,415.70           N/A                 N/A                 N/A
Class PT2-II-11A          (6)           $10,196,935.26    Class PT2-II-IO-11         N/A                 N/A
Class PT2-II-11B          (7)           $10,196,935.26           N/A                 N/A                 N/A
Class PT2-II-12A          (6)           $10,527,617.16    Class PT2-II-IO-12         N/A                 N/A
Class PT2-II-12B          (7)           $10,527,617.16           N/A                 N/A                 N/A
Class PT2-II-13A          (6)           $10,024,800.75    Class PT2-II-IO-13         N/A                 N/A
Class PT2-II-13B          (7)           $10,024,800.75           N/A                 N/A                 N/A
Class PT2-II-14A          (6)            $9,546,104.13    Class PT2-II-IO-14         N/A                 N/A
Class PT2-II-14B          (7)            $9,546,104.13           N/A                 N/A                 N/A
Class PT2-II-15A          (6)            $9,090,366.60    Class PT2-II-IO-15         N/A                 N/A
Class PT2-II-15B          (7)            $9,090,366.60           N/A                 N/A                 N/A
Class PT2-II-16A          (6)            $8,656,482.36    Class PT2-II-IO-16         N/A                 N/A
Class PT2-II-16B          (7)            $8,656,482.36           N/A                 N/A                 N/A
Class PT2-II-17A          (6)            $8,243,400.18    Class PT2-II-IO-17         N/A                 N/A
Class PT2-II-17B          (7)            $8,243,400.18           N/A                 N/A                 N/A
Class PT2-II-18A          (6)            $7,850,119.79    Class PT2-II-IO-18         N/A                 N/A
Class PT2-II-18B          (7)            $7,850,119.79           N/A                 N/A                 N/A
Class PT2-II-19A          (6)            $7,475,687.91    Class PT2-II-IO-19         N/A                 N/A
Class PT2-II-19B          (7)            $7,475,687.91           N/A                 N/A                 N/A
Class PT2-II-20A          (6)            $7,119,198.27    Class PT2-II-IO-20         N/A                 N/A
Class PT2-II-20B          (7)            $7,119,198.27           N/A                 N/A                 N/A
Class PT2-II-21A          (6)            $6,779,787.34    Class PT2-II-IO-21         N/A                 N/A
Class PT2-II-21B          (7)            $6,779,787.34           N/A                 N/A                 N/A
Class PT2-II-22A          (6)            $6,456,634.98    Class PT2-II-IO-22         N/A                 N/A
Class PT2-II-22B          (7)            $6,456,634.98           N/A                 N/A                 N/A
Class PT2-II-23A          (6)            $6,165,615.16    Class PT2-II-IO-23         N/A                 N/A
Class PT2-II-23B          (7)            $6,165,615.16           N/A                 N/A                 N/A
Class PT2-II-24A          (6)            $8,264,570.08    Class PT2-II-IO-24         N/A                 N/A
Class PT2-II-24B          (7)            $8,264,570.08           N/A                 N/A                 N/A
Class PT2-II-25A          (6)           $17,917,392.48    Class PT2-II-IO-25         N/A                 N/A
Class PT2-II-25B          (7)           $17,917,392.48           N/A                 N/A                 N/A
Class PT2-II-26A          (6)           $14,860,783.64    Class PT2-II-IO-26         N/A                 N/A
Class PT2-II-26B          (7)           $14,860,783.64           N/A                 N/A                 N/A
Class PT2-II-27A          (6)           $11,120,791.70    Class PT2-II-IO-27         N/A                 N/A
Class PT2-II-27B          (7)           $11,120,791.70           N/A                 N/A                 N/A
Class PT2-II-28A          (6)            $3,980,672.70    Class PT2-II-IO-28         N/A                 N/A
Class PT2-II-28B          (7)            $3,980,672.70           N/A                 N/A                 N/A
Class PT2-II-29A          (6)            $3,753,012.34    Class PT2-II-IO-29         N/A                 N/A
Class PT2-II-29B          (7)            $3,753,012.34           N/A                 N/A                 N/A
Class PT2-II-30A          (6)            $1,767,301.01    Class PT2-II-IO-30         N/A                 N/A
Class PT2-II-30B          (7)            $1,767,301.01           N/A                 N/A                 N/A
Class PT2-II-31A          (6)            $1,937,331.73    Class PT2-II-IO-31         N/A                 N/A
Class PT2-II-31B          (7)            $1,937,331.73           N/A                 N/A                 N/A
Class PT2-II-32A          (6)            $3,030,436.89    Class PT2-II-IO-32         N/A                 N/A
Class PT2-II-32B          (7)            $3,030,436.89           N/A                 N/A                 N/A
Class PT2-II-33A          (6)            $2,858,122.58    Class PT2-II-IO-33         N/A                 N/A
Class PT2-II-33B          (7)            $2,858,122.58           N/A                 N/A                 N/A
Class PT2-II-34A          (6)            $2,695,808.11    Class PT2-II-IO-34         N/A                 N/A
Class PT2-II-34B          (7)            $2,695,808.11           N/A                 N/A                 N/A
Class PT2-II-35A          (6)            $2,542,904.41    Class PT2-II-IO-35         N/A                 N/A
Class PT2-II-35B          (7)            $2,542,904.41           N/A                 N/A                 N/A
Class PT2-II-36A          (6)            $2,398,857.94    Class PT2-II-IO-36         N/A                 N/A
Class PT2-II-36B          (7)            $2,398,857.94           N/A                 N/A                 N/A
Class PT2-II-37A          (6)            $2,262,961.62    Class PT2-II-IO-37         N/A                 N/A
Class PT2-II-37B          (7)            $2,262,961.62           N/A                 N/A                 N/A
Class PT2-II-38A          (6)            $2,204,736.35    Class PT2-II-IO-38         N/A                 N/A
Class PT2-II-38B          (7)            $2,204,736.35           N/A                 N/A                 N/A
Class PT2-II-39A          (6)            $2,089,905.40    Class PT2-II-IO-39         N/A                 N/A
Class PT2-II-39B          (7)            $2,089,905.40           N/A                 N/A                 N/A
Class PT2-II-40A          (6)            $1,972,164.99    Class PT2-II-IO-40         N/A                 N/A
Class PT2-II-40B          (7)            $1,972,164.99           N/A                 N/A                 N/A
Class PT2-II-41A          (6)            $1,861,213.86    Class PT2-II-IO-41         N/A                 N/A
Class PT2-II-41B          (7)            $1,861,213.86           N/A                 N/A                 N/A
Class PT2-II-42A          (6)            $1,756,653.60    Class PT2-II-IO-42         N/A                 N/A
Class PT2-II-42B          (7)            $1,756,653.60           N/A                 N/A                 N/A
Class PT2-II-43A          (6)            $1,658,098.31    Class PT2-II-IO-43         N/A                 N/A
Class PT2-II-43B          (7)            $1,658,098.31           N/A                 N/A                 N/A
Class PT2-II-44A          (6)            $1,565,222.22    Class PT2-II-IO-44         N/A                 N/A
Class PT2-II-44B          (7)            $1,565,222.22           N/A                 N/A                 N/A
Class PT2-II-45A          (6)            $1,477,679.86    Class PT2-II-IO-45         N/A                 N/A
Class PT2-II-45B          (7)            $1,477,679.86           N/A                 N/A                 N/A
Class PT2-II-46A          (6)            $1,395,159.28    Class PT2-II-IO-46         N/A                 N/A
Class PT2-II-46B          (7)            $1,395,159.28           N/A                 N/A                 N/A
Class PT2-II-47A          (6)            $1,317,367.92    Class PT2-II-IO-47         N/A                 N/A
Class PT2-II-47B          (7)            $1,317,367.92           N/A                 N/A                 N/A
Class PT2-II-48A          (6)            $1,244,029.99    Class PT2-II-IO-48         N/A                 N/A
Class PT2-II-48B          (7)            $1,244,029.99           N/A                 N/A                 N/A
Class PT2-II-49A          (6)            $1,174,881.86    Class PT2-II-IO-49         N/A                 N/A
Class PT2-II-49B          (7)            $1,174,881.86           N/A                 N/A                 N/A
Class PT2-II-50A          (6)            $1,109,686.85    Class PT2-II-IO-50         N/A                 N/A
Class PT2-II-50B          (7)            $1,109,686.85           N/A                 N/A                 N/A
Class PT2-II-51A          (6)            $1,048,210.92    Class PT2-II-IO-51         N/A                 N/A
Class PT2-II-51B          (7)            $1,048,210.92           N/A                 N/A                 N/A
Class PT2-II-52A          (6)              $990,238.44    Class PT2-II-IO-52         N/A                 N/A
Class PT2-II-52B          (7)              $990,238.44           N/A                 N/A                 N/A
Class PT2-II-53A          (6)              $935,564.94    Class PT2-II-IO-53         N/A                 N/A
Class PT2-II-53B          (7)              $935,564.94           N/A                 N/A                 N/A
Class PT2-II-54A          (6)              $883,999.76    Class PT2-II-IO-54         N/A                 N/A
Class PT2-II-54B          (7)              $883,999.76           N/A                 N/A                 N/A
Class PT2-II-55A          (6)              $835,361.47    Class PT2-II-IO-55         N/A                 N/A
Class PT2-II-55B          (7)              $835,361.47           N/A                 N/A                 N/A
Class PT2-II-56A          (6)              $789,481.42    Class PT2-II-IO-56         N/A                 N/A
Class PT2-II-56B          (7)              $789,481.42           N/A                 N/A                 N/A
Class PT2-II-57A          (6)              $746,199.53    Class PT2-II-IO-57         N/A                 N/A
Class PT2-II-57B          (7)              $746,199.53           N/A                 N/A                 N/A
Class PT2-II-58A          (6)              $705,364.92    Class PT2-II-IO-58         N/A                 N/A
Class PT2-II-58B          (7)              $705,364.92           N/A                 N/A                 N/A
Class PT2-II-59A          (6)              $666,836.91    Class PT2-II-IO-59         N/A                 N/A
Class PT2-II-59B          (7)              $666,836.91           N/A                 N/A                 N/A
Class PT2-II-60A          (6)              $631,037.56    Class PT2-II-IO-60         N/A                 N/A
Class PT2-II-60B          (7)              $631,037.56           N/A                 N/A                 N/A
Class PT2-II-61A          (6)           $10,007,844.65    Class PT2-II-IO-61         N/A                 N/A
Class PT2-II-61B          (7)           $10,007,844.65           N/A                 N/A                 N/A
Class PT2-II-IO-2         (4)                  (4)               N/A           Class PT1-II-2A        July 2006
Class PT2-II-IO-3         (4)                  (4)               N/A           Class PT1-II-3A       August 2006
Class PT2-II-IO-4         (4)                  (4)               N/A           Class PT1-II-4A     September 2006
Class PT2-II-IO-5         (4)                  (4)               N/A           Class PT1-II-5A      October 2006
Class PT2-II-IO-6         (4)                  (4)               N/A           Class PT1-II-6A      November 2006
Class PT2-II-IO-7         (4)                  (4)               N/A           Class PT1-II-7A      December 2006
Class PT2-II-IO-8         (4)                  (4)               N/A           Class PT1-II-8A      January 2007
Class PT2-II-IO-9         (4)                  (4)               N/A           Class PT1-II-9A      February 2007
Class PT2-II-IO-10        (4)                  (4)               N/A           Class PT1-II-10A      March 2007
Class PT2-II-IO-11        (4)                  (4)               N/A           Class PT1-II-11A      April 2007
Class PT2-II-IO-12        (4)                  (4)               N/A           Class PT1-II-12A       May 2007
Class PT2-II-IO-13        (4)                  (4)               N/A           Class PT1-II-13A       June 2007
Class PT2-II-IO-14        (4)                  (4)               N/A           Class PT1-II-14A       July 2007
Class PT2-II-IO-15        (4)                  (4)               N/A           Class PT1-II-15A      August 2007
Class PT2-II-IO-16        (4)                  (4)               N/A           Class PT1-II-16A    September 2007
Class PT2-II-IO-17        (4)                  (4)               N/A           Class PT1-II-17A     October 2007
Class PT2-II-IO-18        (4)                  (4)               N/A           Class PT1-II-18A     November 2007
Class PT2-II-IO-19        (4)                  (4)               N/A           Class PT1-II-19A     December 2007
Class PT2-II-IO-20        (4)                  (4)               N/A           Class PT1-II-20A     January 2008
Class PT2-II-IO-21        (4)                  (4)               N/A           Class PT1-II-21A     February 2008
Class PT2-II-IO-22        (4)                  (4)               N/A           Class PT1-II-22A      March 2008
Class PT2-II-IO-23        (4)                  (4)               N/A           Class PT1-II-23A      April 2008
Class PT2-II-IO-24        (4)                  (4)               N/A           Class PT1-II-24A       May 2008
Class PT2-II-IO-25        (4)                  (4)               N/A           Class PT1-II-25A       June 2008
Class PT2-II-IO-26        (4)                  (4)               N/A           Class PT1-II-26A       July 2008
Class PT2-II-IO-27        (4)                  (4)               N/A           Class PT1-II-27A      August 2008
Class PT2-II-IO-28        (4)                  (4)               N/A           Class PT1-II-28A    September 2008
Class PT2-II-IO-29        (4)                  (4)               N/A           Class PT1-II-29A     October 2008
Class PT2-II-IO-30        (4)                  (4)               N/A           Class PT1-II-30A     November 2008
Class PT2-II-IO-31        (4)                  (4)               N/A           Class PT1-II-31A     December 2008
Class PT2-II-IO-32        (4)                  (4)               N/A           Class PT1-II-32A     January 2009
Class PT2-II-IO-33        (4)                  (4)               N/A           Class PT1-II-33A     February 2009
Class PT2-II-IO-34        (4)                  (4)               N/A           Class PT1-II-34A      March 2009
Class PT2-II-IO-35        (4)                  (4)               N/A           Class PT1-II-35A      April 2009
Class PT2-II-IO-36        (4)                  (4)               N/A           Class PT1-II-36A       May 2009
Class PT2-II-IO-37        (4)                  (4)               N/A           Class PT1-II-37A       June 2009
Class PT2-II-IO-38        (4)                  (4)               N/A           Class PT1-II-38A       July 2009
Class PT2-II-IO-39        (4)                  (4)               N/A           Class PT1-II-39A      August 2009
Class PT2-II-IO-40        (4)                  (4)               N/A           Class PT1-II-40A    September 2009
Class PT2-II-IO-41        (4)                  (4)               N/A           Class PT1-II-41A     October 2009
Class PT2-II-IO-42        (4)                  (4)               N/A           Class PT1-II-42A     November 2009
Class PT2-II-IO-43        (4)                  (4)               N/A           Class PT1-II-43A     December 2009
Class PT2-II-IO-44        (4)                  (4)               N/A           Class PT1-II-44A     January 2010
Class PT2-II-IO-45        (4)                  (4)               N/A           Class PT1-II-45A     February 2010
Class PT2-II-IO-46        (4)                  (4)               N/A           Class PT1-II-46A      March 2010
Class PT2-II-IO-47        (4)                  (4)               N/A           Class PT1-II-47A      April 2010
Class PT2-II-IO-48        (4)                  (4)               N/A           Class PT1-II-48A       May 2010
Class PT2-II-IO-49        (4)                  (4)               N/A           Class PT1-II-49A       June 2010
Class PT2-II-IO-50        (4)                  (4)               N/A           Class PT1-II-50A       July 2010
Class PT2-II-IO-51        (4)                  (4)               N/A           Class PT1-II-51A      August 2010
Class PT2-II-IO-52        (4)                  (4)               N/A           Class PT1-II-52A    September 2010
Class PT2-II-IO-53        (4)                  (4)               N/A           Class PT1-II-53A     October 2010
Class PT2-II-IO-54        (4)                  (4)               N/A           Class PT1-II-54A     November 2010
Class PT2-II-IO-55        (4)                  (4)               N/A           Class PT1-II-55A     December 2010
Class PT2-II-IO-56        (4)                  (4)               N/A           Class PT1-II-56A     January 2011
Class PT2-II-IO-57        (4)                  (4)               N/A           Class PT1-II-57A     February 2011
Class PT2-II-IO-58        (4)                  (4)               N/A           Class PT1-II-58A      March 2011
Class PT2-II-IO-59        (4)                  (4)               N/A           Class PT1-II-59A      April 2011
Class PT2-II-IO-60        (4)                  (4)               N/A           Class PT1-II-60A       May 2011
Class PT2-II-IO-61        (4)                  (4)               N/A           Class PT1-II-61A       June 2011
Class PT2-R               (8)                 $50.00             N/A                 N/A                 N/A

--------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having a "B" in their class designation.

(4) Each Pooling-Tier REMIC-2 IO is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-2 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Actual Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Actual Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation.

(7) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having a "B" in their class designation.

(8)   The Class PT2-R Interest shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the Class R Certificates in respect of the Class PT2-R Interest pursuant to Section 4.02(a)(iii) until its Class Certificate Balance is reduced to zero, then to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group I with the lowest numerical denomination (other than the Class PT2-I-1 Interest) until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, and then to the Class PT2-I-1 Interest until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group II with the lowest numerical denomination (other than the Class PT2-II-1 Interest) until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, and then to the Class PT2-II-1 Interest until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

                                Lower-Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.

                                                                   Corresponding
                                                                    Upper-Tier
   Lower-Tier       Lower-Tier         Initial Lower-Tier          REMIC Regular
Regular Interest   Interest Rate        Principal Amount             Interest
----------------  ---------------  -----------------------------  --------------
Class LT-A-1              (1)      1/2 initial Class Certificate         A-1
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-A-2A             (1)      1/2 initial Class Certificate        A-2A
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-A-2B             (1)      1/2 initial Class Certificate        A-2B
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-A-2C             (1)      1/2 initial Class Certificate        A-2C
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-A-2D             (1)      1/2 initial Class Certificate        A-2D
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-1              (1)      1/2 initial Class Certificate         M-1
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-2              (1)      1/2 initial Class Certificate         M-2
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-3              (1)      1/2 initial Class Certificate         M-3
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-4              (1)      1/2 initial Class Certificate         M-4
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-5              (1)      1/2 initial Class Certificate         M-5
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-6              (1)      1/2 initial Class Certificate         M-6
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-7              (1)      1/2 initial Class Certificate         M-7
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-8              (1)      1/2 initial Class Certificate         M-8
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-M-9              (1)      1/2 initial Class Certificate         M-9
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-B-1              (1)      1/2 initial Class Certificate         B-1
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-B-2              (1)      1/2 initial Class Certificate         B-2
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest
Class LT-Accrual          (1)      1/2 Pool Principal Balance            N/A
                                   plus 1/2 Overcollateralized
                                   Amount, less the Initial
                                   Lower-Tier Principal Amounts
                                   of the Class LT-Group I,
                                   Class LT-Group II and Class
                                   LT-3 Interests, less $50
Class LT-Group I          (2)      0.001% aggregate Stated             N/A
                                   Principal Balance of Group I
                                   Mortgage Loans(4)
Class LT-Group II         (3)      0.001% aggregate Stated             N/A
                                   Principal Balance of
                                   Group II Mortgage Loans(4)
Class LT-IO               (5)      (5)                                 N/A
Class LT-3                (6)      $50.00
Class LT-R                (7)      (7)                                 N/A

-----------------------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to Loan Group I.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to Loan Group II.

(4) For all Distribution Dates, the Lower-Tier Principal Amount of these Lower-Tier Regular Interests shall be rounded to eight decimal places.

(5) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(6) This Lower-Tier Regular Interest shall not be entitled to interest and shall have a Lower-Tier Principal Amount at all times equal to the Class Certificate Balance of the Class RX Certificates.

(7) The Class LT-R Interest does not have a principal amount or an interest rate.

            Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-A-2D, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1 and Class LT-B-2 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated
(i) 50% to the Class LT-Accrual Interest, the Class LT-Group I Interest and Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I and the Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount. Any increase in the Class Certificate Balance of a Class of LIBOR Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest. As among the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, all Subsequent Recoveries and all Realized Losses, allocable to such Lower-Tier Regular Interests shall be allocated (i) to the Class LT-Group I Interest and the Class LT-Group II Interest, each from the related Loan Group so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to 0.001% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and (ii) the remainder to the Class LT-Accrual Interest.

                                Upper-Tier REMIC

            The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificates.

                                                                 Corresponding
  Upper-Tier REMIC       Upper-Tier       Initial Principal         Class of
      Interest         Interest Rate      Upper-Tier Amount       Certificates
-------------------   ---------------   ---------------------   ----------------
Class A-1                   (1)              $239,618,000          Class A-1
Class A-2A                  (2)              $214,090,000          Class A-2A
Class A-2B                  (2)              $102,864,000          Class A-2B
Class A-2C                  (2)               $99,900,000          Class A-2C
Class A-2D                  (2)               $42,998,000          Class A-2D
Class M-1                   (3)               $35,700,000          Class M-1
Class M-2                   (3)               $28,649,000          Class M-2
Class M-3                   (3)               $16,748,000          Class M-3
Class M-4                   (3)               $14,986,000          Class M-4
Class M-5                   (3)               $14,545,000          Class M-5
Class M-6                   (3)               $13,663,000          Class M-6
Class M-7                   (3)               $12,341,000          Class M-7
Class M-8                   (3)               $11,019,000          Class M-8
Class M-9                   (3)                $7,052,000          Class M-9
Class B-1                   (3)                $6,170,000          Class B-1
Class B-2                   (3)                $8,815,000          Class B-2
Class UT-IO                 (4)                    (4)                N/A
Class UT-X                  (5)                    (5)                N/A
Class UT-3                  (6)                   $50                 N/A
Class UT-R                  (7)                    (7)              Class R

-----------------

(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group I Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group I Interest (the "Upper-Tier REMIC Loan Group I Rate") and (iii) the Upper-Tier REMIC WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group II Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group II Interest (the "Upper-Tier REMIC Loan Group II Rate") and (iii) the Upper-Tier REMIC WAC Rate.

(3) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the applicable WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper-Tier REMIC WAC Rate.

(4) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class UT-IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest.

(5) The Class UT-X Interest has an initial principal balance of $12,341,500.90 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class UT-X Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO and Class LT-3 Interests) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class UT-X Interest shall bear interest at a rate equal to the excess, if any, of the Upper-Tier REMIC WAC Rate over the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO and Class LT-3 Interests), where the Lower-Tier Interest Rate on each of the Class LT-Accrual Interest, Class LT-Group I Interest and Class LT-Group II Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class UT-X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(6) This Upper-Tier Regular Interest shall not be entitled to interest and shall have a principal balance equal to the Class Certificate Balance of the Class RX Certificates.

(7) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class UT-IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Class X REMIC

            The Class X REMIC shall issue the following classes of interests. The Class X Interest and the Class IO Interest shall each represent a regular interest in the Class X REMIC and the Class RX Certificates shall represent the sole class of residual interest in the Class X REMIC.

                                                    Class X REMIC
   Class X REMIC Designation     Interest Rate     Principal Amount
------------------------------  ----------------  ------------------
Class X Interest                      (1)                (1)
Class IO Interest                     (2)                (2)
Class RX Certificates                 (3)               $50.00

--------------------

(1) The Class X Interest has an initial principal balance equal to the initial principal balance of the Class UT-X Interest and is entitled to 100% of the interest and principal on the Class UT-X Interest on each Distribution Date.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date the Class IO Interest shall be entitled to receive 100% of the interest distributable on the Class UT-IO Interest.

(3)   The Class RX Certificates do not have an interest rate.

                                  Certificates

                              Class Class Certificate
           Class Designation     Pass-Through Rate       Balance
           -----------------  -----------------------  ------------
            Class A-1(21)                (1)           $239,618,000
            Class A-2A(21)               (2)           $214,090,000
            Class A-2B(21)               (3)           $102,864,000
            Class A-2C(21)               (4)           $ 99,900,000
            Class A-2D(21)               (5)           $ 42,998,000
            Class M-1(21)                (6)           $ 35,700,000
            Class M-2(21)                (7)           $ 28,649,000
            Class M-3(21)                (8)           $ 16,748,000
            Class M-4(21)                (9)           $ 14,986,000
            Class M-5(21)               (10)           $ 15,545,000
            Class M-6(21)               (11)           $ 13,663,000
            Class M-7(21)               (12)           $ 12,341,000
            Class M-8(21)               (13)           $ 11,019,000
            Class M-9(21)               (14)           $  7,052,000
            Class B-1(21)               (15)           $  6,170,000
            Class B-2(21)               (16)           $  8,815,000
            Class X                     (17)                   0(17)
            Class R                     (18)           $         50
            Class RC                    (19)           $        100
            Class RX                    (20)           $         50

--------------------

(1) The Class A-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group I Cap and (3) the WAC Cap.

(2) The Class A-2A Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(3) The Class A-2B Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(4) The Class A-2C Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(5) The Class A-2D Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(6) The Class M-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(7) The Class M-2 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(8) The Class M-3 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(9) The Class M-4 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(10) The Class M-5 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(11) The Class M-6 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(12) The Class M-7 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(13) The Class M-8 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(14) The Class M-9 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(15) The Class B-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(16) The Class B-2 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(17) The Class X Certificates will represent beneficial ownership of (i) the Class X Interest, (ii) the Class IO Interest, (iii) the right to receive Class IO Shortfalls, (iv) amounts in the Supplemental Interest Trust, including the Interest Rate Swap Agreement subject to the obligation to pay Net Swap Payments and Swap Termination Payments to the Swap Provider and Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and (v) amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Securities Administrator will treat a Class X Certificateholder's obligation to make payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts to the LIBOR Certificates from the Excess Reserve Fund Account and the Supplemental Interest Trust as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(18) The Class R Certificates do not have an interest rate. The Class R Certificates represent ownership of the Class PT2-R Interest, the Class LT-R Interest and the Class UT-R Interest.

(19) The Class RC Certificates do not have an interest rate. The Class RC Certificates represent the residual interest in Pooling-Tier REMIC-1.

(20) The Class RX Certificates do not have an interest rate. The Class RX Certificates represent the residual interest in the Class B-1 REMIC, Class B-2 REMIC and Class X REMIC.

(21) Each of these Certificates will represent not only the ownership of a regular interest in the Corresponding REMIC but also the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on the regular interest in the Corresponding REMIC on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such regular interest on such Distribution Date in excess of the amount distributable on the LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to, and as further provided in,
      Section 8.13. The Securities Administrator will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

            The minimum denomination for the LIBOR Certificates will be $25,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) the Class R Certificates will be $25, representing a 50% Percentage Interest in the related Class, (b) the Class RC Certificates will be $25, representing a 25% Percentage Interest in the related Class, (c) the Class RX Certificates will be $25, representing a 50% Percentage Interest in the related Class, (d) the Class P Certificates will be a 1% Percentage Interest in such Class, (e) the Class C Certificates will be a 1% Percentage Interest in such Class and (5) the Class X Certificates will be a 1% Percentage Interest in such Class.

            It is expected that each Class of LIBOR Certificates and Residual Certificates will receive its final distribution of principal and interest on or prior to the Rated Final Distribution Date.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1, Class A-2A, Class A-2B, Class A-2C and
                              Class A-2D Certificates.

Class A-2 Certificates....... Class A-2A, Class A-2B, Class A-2C and Class A-2D
                              Certificates.

Class B Certificates......... Class B-1 and Class B-2 Certificates.

Class M Certificates......... Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

ERISA-Restricted
  Certificates............... Class B-2, Class R, Class P and Class X
                              Certificates; and any Certificate with a rating below the lowest applicable permitted rating under the Underwriter's Exemption.

LIBOR Certificates........... Class A, Class M and Class B Certificates.

Offered Certificates......... All Classes of Certificates other than the Private
                              Certificates, the Class P Certificates and the Class X Certificates.

Physical Certificates........ Class P, Class C, Class X and Residual
                              Certificates.

Private Certificates......... Class B-1 and Class B-2 Certificates.

Rating Agencies.............. Moody's and Standard & Poor's.

Regular Certificates......... All Classes of Certificates other than the Class
                              P, Class C and Residual Certificates.

Residual Certificates........ The Class R, Class RC and Class RX Certificates.

Subordinated Certificates.... Class M and Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, any Escrow Account, the Excess Reserve Fund Account or the Supplemental Interest Trust. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

            Additional Form 10-D Disclosure: As defined in Section 8.12(b).

            Additional Form 10-K Disclosure: As defined in Section 8.12(c).

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

            Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Interest Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Interest Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 12.07.

            Advance Facility Notice: As defined in Section 12.07.

            Advance Financing Person: The Person to whom any Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 12.07.

            Advance Reimbursement Amounts: As defined in Section 12.07.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Securities Administrator and the Trustee by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: (i) With respect to any First Lien Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sale price of the Mortgaged Property at such time of origination, whichever is less, and
(ii) with respect to any Second Lien Mortgage Loan, the value, determined pursuant to the applicable Underwriting Guidelines, of the related Mortgaged Property as of the origination of the Second Lien Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trust.

            Auction Call: As defined in Section 11.01.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Master Servicer (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Servicers in connection therewith (excluding Prepayment Premiums); (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or the Repurchase Price in respect of a Deleted Mortgage Loan substituted for or a Mortgage Loan repurchased by the Responsible Party or the Depositor, as applicable, as of such Distribution Date; (v) any Net Swap Receipts for such Distribution Date; and (vi) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01, reduced by
(y) all amounts in reimbursement for Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Servicers, the Master Servicer, the Securities Administrator, the Depositor or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon a Loan Group Cap or the WAC Cap, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount on such Class of LIBOR Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Loan Group Cap or the WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount on such Class of Certificates on such Distribution Date taking into account (a) with respect to the Class A-1 Certificates at the lesser of the WAC Cap and the Loan Group I Cap, (b) with respect to the Class A-2 Certificates at the lesser of the WAC Cap and the Loan Group II Cap, and (c) with respect to each other Class of LIBOR Certificates, the WAC Cap, and (B) the Basis Risk Carry Forward Amount for such Class of LIBOR Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of LIBOR Certificates for such Distribution Date (without giving effect to the WAC Cap, Loan Group I Cap or Loan Group II Cap, as applicable).

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for (x) amounts paid to the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or (y) any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of Florida, New York, California, Maryland and Minnesota, (b) the State in which any Servicer's servicing operations are located, or (c) the State in which any Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of LIBOR Certificates or Residual Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and reduced by the amount of any Applied Realized Loss Amounts previously allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X, Class P and Class C Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificate Group: Either the Class A-1 Certificate Group or the Class A-2 Certificate Group, as applicable.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Class A-1 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date; and (B) with respect to the Class A-2 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 58.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class A-1 Certificate Group: The Class A-1 Certificates.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1."

            Class A-2 Certificate Group: The Class A-2 Certificates.

            Class A-2 Certificates: As specified in the Preliminary Statement.

            Class A-2A Certificates: All Certificates bearing the class designation of "Class A-2A."

            Class A-2B Certificates: All Certificates bearing the class designation of "Class A-2B."

            Class A-2C Certificates: All Certificates bearing the class designation of "Class A-2C."

            Class A-2D Certificates: All Certificates bearing the class designation of "Class A-2D."

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (i) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (J) the Class Certificate Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (K) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 95.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2."

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (i) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (J) the Class Certificate Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (K) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (L) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 97.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class C Certificates: All Certificates bearing the class designation of "Class C."

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfall: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to any reduction for Basis Risk Payments or Defaulted Swap Termination Payments) on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1."

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 66.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 73.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3."

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 77.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4."

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 80.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5."

            Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 83.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-6 Certificates: All Certificates bearing the class designation of "Class M-5."

            Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 86.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-7 Certificates: All Certificates bearing the class designation of "Class M-7."

            Class M-7 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (H) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 89.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-8 Certificates: All Certificates bearing the class designation of "Class M-8."

            Class M-8 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (i) the Class Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 92.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-9 Certificates: All Certificates bearing the class designation of "Class M-9."

            Class M-9 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (i) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (J) the Class Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 93.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class P Certificates: All Certificates bearing the class designation of "Class P."

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R."

            Class RC Certificates: All Certificates bearing the class designation of "Class RC."

            Class RX Certificates: All Certificates bearing the class designation of "Class RX."

            Class UT-IO Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-X Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the class designation of "Class X."

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class UT-X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication) (ii) as a distribution in respect of principal, any portion of the principal balance of the Class UT-X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid from the Excess Reserve Fund Account to pay Basis Risk Carry Forward Amounts, and any Defaulted Swap Termination Payment payable to the Swap Provider.

            Class X Interest: The regular interest in the Class X REMIC represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class X REMIC: As defined in the Preliminary Statement.

            Class X REMIC Regular Interest: Each of the Class X Interest and Class IO Interest issued by the Class X REMIC.

            Closing Date: June 29, 2006.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Accounts: As defined in Section 3.10(a).

            Combined Loan-to-Value Ratio or CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior to or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date and each Servicer, the lesser of the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of the Mortgage Loan) during the related Prepayment Period, and (b) the Servicing Fee payable to the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Corporate Trust Office: With respect to the Securities
Administrator: (i) for certificate transfer purposes, the office of the Securities Administrator at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, GSAMP 2006-NC2, (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager GSAMP 05-NC2, or (iii) at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration-GS06C2, facsimile no. (714) 247-6478, and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Actual Crossover Distribution Date: For each Pooling-Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling-Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount of the Interest Rate Swap Agreement.

            Corresponding Class and Corresponding REMIC: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in another such Trust REMIC or to a Class of Certificates and the Trust REMIC in which the corresponding Certificate represents the related regular interest issued from such Trust REMIC in the manner set out below.

                                         Corresponding
     Lower-Tier     Upper-Tier REMIC        Class of
 Class Designation  Regular Interest      Certificates       Corresponding REMIC
------------------  ----------------    ---------------      -------------------
   Class LT-A-1         Class A-1          Class A-1          Upper-Tier REMIC
   Class LT-A-2A        Class A-2A         Class A-2A         Upper-Tier REMIC
   Class LT-A-2B        Class A-2B         Class A-2B         Upper-Tier REMIC
   Class LT-A-2C        Class A-2C         Class A-2C         Upper-Tier REMIC
   Class LT-A-2D        Class A-2D         Class A-2D         Upper-Tier REMIC
   Class LT-M-1         Class M-1          Class M-1          Upper-Tier REMIC
   Class LT-M-2         Class M-2          Class M-2          Upper-Tier REMIC
   Class LT-M-3         Class M-3          Class M-3          Upper-Tier REMIC
   Class LT-M-4         Class M-4          Class M-4          Upper-Tier REMIC
   Class LT-M-5         Class M-5          Class M-5          Upper-Tier REMIC
   Class LT-M-6         Class M-6          Class M-6          Upper-Tier REMIC
   Class LT-M-7         Class M-7          Class M-7          Upper-Tier REMIC
   Class LT-M-8         Class M-8          Class M-8          Upper-Tier REMIC
   Class LT-M-9         Class M-9          Class M-9          Upper-Tier REMIC
   Class LT-B-1         Class B-1          Class B-1          Upper-Tier REMIC
   Class LT-B-2         Class B-2          Class B-2          Upper-Tier REMIC

            Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Cumulative Realized Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance.

            Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or which at any time comes into the possession of the Trustee.

            Cut-off Date: June 1, 2006.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

            Data Tape Information: The information provided by the Responsible Party as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) with respect to First Lien Mortgage Loans, the Loan-to-Value Ratio at origination, and with respect to Second Lien Mortgage Loans, the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien, second lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines);
(25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the date of the purchase of the Mortgage Loan, if applicable; (32) a code indicating whether the Mortgage Loan is assumable; (33) the Mortgage Interest Rate adjustment period; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan has been modified; (37) the one-year payment history; (38) the Due Date for the first Scheduled Payment; (39) the original Scheduled Payment due; (40) with respect to the related Mortgagor, the debt-to-income ratio; (41) the Appraised Value of the Mortgaged Property; (42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (43) whether the Mortgage Loan is covered by PMI policy and name of insurer; (44) a code indicating if a Mortgage Loan is or has had a 30-Day Delinquency; and (45) a code indicating if the Mortgage Loan is an Interest Only Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement)) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: A Mortgage Loan that is removed from the Trust pursuant to the terms of this Agreement.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F1+" by Fitch and "A-1" by Standard & Poor's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

            Deutsche Bank: Deutsche Bank National Trust Company, National Association, a national banking association, and its successors in interest.

            Distribution Account: The separate Eligible Account created and maintained by the Master Servicer pursuant to Section 3.27(b) in the name of the Securities Administrator as paying agent on behalf of LaSalle Bank NA, for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered Holders of GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, Series 2006-NC2." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

            Distribution Date: The 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2006.

            Document Certification and Exception Report: The report attached to Exhibit G hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Master Servicer, the Servicers, the Securities Administrator and the Trustee) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b) of this Agreement.

            Event of Default: As defined in Section 7.01.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.27(a) in the name of the Securities Administrator for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, N.A. in trust for registered Holders of GSAMP Trust 2006-NC2, Mortgage Pass-Through Certificates, Series 2006-NC2." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Master Servicing Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association and its successors in interest.

            Fannie Mae Guides: The Fannie Mae Seller's Guide and the Fannie Mae Servicer's Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Depositor or the Responsible Party as contemplated by this Agreement), a determination made by the applicable Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the applicable Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 12.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - GSAMP Trust 2006-NC2, or such other address as Fitch may hereafter furnish to the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Forbearance: As defined in Section 3.07(a).

            Form 8-K Disclosure Information: As defined in Section 8.12(g).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            High Cost Mortgage Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as "high cost," "threshold," "covered," or "predatory" under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(c) categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary.

            Home Loan: A Mortgage Loan categorized as "Home Loan" pursuant to Appendix E of Standard & Poor's Glossary.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

            Initial Certification: The Initial Certification submitted by the Trustee substantially in the form of Exhibit F.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of LIBOR Certificates and each Corresponding Class of Lower-Tier Regular Interests and each Corresponding Class of Upper-Tier Regular Interests for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. For purposes of computing interest accruals on each Class of LIBOR Certificates, each Corresponding Class of Lower-Tier Regular Interest and each Corresponding Class of Upper-Tier Regular Interest, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days.

            Interest Only Mortgage Loan: A Mortgage Loan for which the related Mortgage Note provides for Scheduled Payments of interest only for a period of time as specified in the related Mortgage Note.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of June 20, 2006, between Goldman Sachs Capital Markets, L.P. (as assigned to and assumed by the Swap Provider) and Goldman Sachs Mortgage Company or any other swap agreement (including any related schedules) entered into by the Securities Administrator on behalf of the Trust pursuant to Section 2.01(d), a copy of which is attached hereto as Exhibit X.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest received or advanced with respect to the Mortgage Loans in such Loan Group and any Net Swap Receipts attributable to such Loan Group (net of the applicable fees payable to the Servicer and Master Servicer) for such Distribution Date, net of any Net Swap Payments and Swap Termination Payments other than Defaulted Swap Termination Payments payable to the Swap Provider and made from such Loan Group with respect to such Distribution Date. For purposes of this Agreement, any Net Swap Payments, Net Swap Receipts or Swap Termination Payments (other than Defaulted Swap Termination Payments) shall be allocated by the Securities Administrator between Loan Groups based on the respective aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group.

            Investment Account: As defined in Section 3.12(a).

            Investor-Based Exemption: Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

            Lender: As defined in Section 10.07.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or charged-off in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination.

            Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

            Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

            Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

            Loan Group Cap: The Loan Group I Cap or the Loan Group II Cap, as applicable.

            Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Mortgage Interest Rates for each Group I Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (B) Net Swap Receipts, if any, less Net Swap Payments if any, for that Distribution Date divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Mortgage Interest Rates for each Group II Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (B) Net Swap Receipts, if any, less Net Swap Payments if any, for that Distribution Date divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, at any time, the ratio (expressed as a percentage) of the principal balance of the Mortgage Loan as of the date of determination, to the Appraisal Value of the related Mortgaged Property.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower-Tier Interest Rate: As described in the Preliminary Statement.

            Lower-Tier Principal Amount: As described in the Preliminary Statement.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-A-2D, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1, Class LT-B-2, Class LT-IO, Class LT-3, Class LT-Group I, Class LT-Group II, and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Majority Class C Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class C Certificates.

            Master Servicer: Wells Fargo, and if a successor master servicer is appointed hereunder, such successor.

            Master Servicer Event of Default: As defined in Section 9.04.

            Master Servicing Fee: With respect to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Master Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly.

            Master Servicing Fee Rate: With respect to any Mortgage Loan, a per annum rate equal to 0.0095%.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc., and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Securities Administrator, the Servicers and the Trustee.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note, including all riders thereto.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Securities Administrator on the Closing Date and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) with respect to First Lien Mortgage Loans, the Loan-to-Value Ratio at origination, and with respect to Second Lien Mortgage Loans, the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date;
(12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien, second lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines);
(25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the date of the purchase of the Mortgage Loan, if applicable; (32) a code indicating whether the Mortgage Loan is assumable; (33) the Mortgage Interest Rate adjustment period; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan has been modified; (37) the one-year payment history; (38) the Due Date for the first Scheduled Payment; (39) the original Scheduled Payment due; (40) with respect to the related Mortgagor, the debt-to-income ratio; (41) the Appraised Value of the Mortgaged Property; (42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (43) whether the Mortgage Loan is covered by PMI policy and name of insurer; (44) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan; (45) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (46) a code indicating if the Mortgage Loan is an Interest Only Mortgage Loan; (47) a code indicating whether such Mortgage Loan is a Home Loan; (48) the Original Purchase Date. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including all riders thereto.

            Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            NCMC: New Century Mortgage Corporation, a California corporation, and its successors in interest.

            Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to Section 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

            NIM Trustee: The trustee for the NIM Securities.

            90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), including each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Non-Permitted Transferee: As defined in Section 8.11(e).

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer, the Master Servicer or any successor Master Servicer including the Trustee (in its capacity as successor Master Servicer), will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the applicable Servicer, the Master Servicer or any successor Master Servicer including the Trustee (in its capacity as successor Master Servicer), will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Non-Rule 144A Investment Letter: As defined in Section 5.02(b).

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Ocwen: Ocwen Loan Servicing, LLC, a Delaware limited liability company, and its successors in interest.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of any Servicer or the Master Servicer, as applicable, with responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Trustee and Securities Administrator pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or a Subservicer, reasonably acceptable to the Trustee and/or the Securities Administrator; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of such Servicer or the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in such Servicer or the Master Servicer of the Mortgage Loans or in an Affiliate of such Servicer and
(iii) is not connected with such Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The date determined as follows:

               (i) the Servicer (at the direction of the Majority Class C Certificateholder (as evidenced on the Certificate Register)), pursuant to
      Section 11.01, shall cause the Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder constituting such majority and the Class C Certificates held by such Holder, or unaffiliated Holders in the aggregate, must represent at least a 10% Percentage Interest in the Class C Certificates); and

               (ii) Ocwen, pursuant to Section 11.01, individually, may, at its option, cause the Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 5% or less of the Cut-off Date Pool Principal Balance.

            Original Purchase Date: With respect to any Mortgage Loan, the date on which the Responsible Party sold such Mortgage Loan to the Sponsor pursuant to the Purchase Agreement.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

               (i) Certificates theretofore cancelled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

               (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates and the Residual Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the applicable Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01(a).

            Pass-Through Margin: Except as set forth in the following sentence, with respect to each Class of LIBOR Certificates, the following percentages:
Class A-1 Certificates, 0.150%; Class A-2A Certificates, 0.070%; Class A-2B Certificates, 0.090%; Class A-2C Certificates, 0.150%; Class A-2D Certificates, 0.240%; Class M-1 Certificates, 0.300%; Class M-2 Certificates, 0.310%; Class M-3 Certificates, 0.320%; Class M-4 Certificates, 0.350%; Class M-5 Certificates, 0.370%; Class M-6 Certificates, 0.460%; Class M-7 Certificates, 0.900%; Class M-8 Certificates, 1.000%; Class M-9 Certificates, 2.050%; Class B-1 Certificates, 2.500%; and Class B-2 Certificates, 2.500%. On the first possible Optional Termination Date, the Pass-Through Margins shall increase to:
Class A-1 Certificates, 0.300%; Class A-2A Certificates, 0.140%; Class A-2B Certificates, 0.180%; Class A-2C Certificates, 0.300%; Class A-2D Certificates, 0.480%; Class M-1 Certificates, 0.450%; Class M-2 Certificates, 0.465%; Class M-3 Certificates, 0.480%; Class M-4 Certificates, 0.525%; Class M-5 Certificates, 0.555%; Class M-6 Certificates, 0.690%; Class M-7 Certificates, 1.350%; Class M-8 Certificates, 1.500%; Class M-9 Certificates, 3.075%; Class B-1 Certificates, 3.750%; and Class B-2 Certificates, 3.750%.

            Pass-Through Rate: For each Class of Regular Certificates, each Pooling-Tier REMIC-1 Regular Interest, each Pooling-Tier REMIC-2 Regular Interest, each Lower-Tier Regular Interest, each Upper-Tier Regular Interest, and each Class X REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            PCAOB: The Public Company Accounting Oversight Board.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Periodic Mortgage Interest Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute minimum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by any Servicer, the Trustee, the Securities Administrator or any of their respective Affiliates:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated "P-1" by Moody's, "A-1+" by Standard & Poor's and "F1+" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

               (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

               (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

               (vi) units of money market funds, including money market funds advised by the Depositor or the Securities Administrator or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and at least "AA" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement and such funds are so rated by such Rating Agency); and

               (vii) if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Securities Administrator Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, or a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is not a U.S. Person, (vi) an "electing large partnership" within the meaning of
Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Plan: As defined in Section 5.02(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier REMIC-1: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Loan Group I WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Mortgage Interest Rates for each such Mortgage Loan (in each case, less than the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on such Mortgage Loans, multiplied by
(b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Loan Group II WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Mortgage Interest Rates for each such Mortgage Loan (in each case, less than the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on such Mortgage Loans, multiplied by
(b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

            Prepayment Period: With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

            Prepayment Premium: Any prepayment premium, penalty or charge collected by any Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each Scheduled Payment of principal on a Mortgage Loan due during such Due Period and received by the applicable Servicer on or prior to the related Determination Date or advanced by the applicable Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the applicable Servicer during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date, (v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section
9.01 (to the extent such proceeds relate to principal).

            Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated June 27, 2006, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchase Agreement: The Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, between the Purchaser and the Responsible Party.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicers.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the applicable Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the related Interest Accrual Period; provided, however, that for any Definitive Certificate, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state or local statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, no later than 1:30 PM New York City Time on the Business Day immediately preceding such Distribution Date.

            REO Disposition: The final sale by the applicable Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: Any payments that have been received by the Trust as a result of entering into a replacement interest rate swap agreement following an Additional Termination Event described in Part 5(n)(iii) of the Schedule to the Interest Rate Swap Agreement.

            Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of June 29, 2006, by and between the Depositor and the Sponsor, a copy of which is attached hereto as Exhibit N.

            Reportable Event: As defined in Section 8.12(g).

            Reporting Date: The 18th day of each calendar month or the immediately following Business Day if the 18th is not a Business Day.

            Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Securities Administrator to the date of repurchase, (iii) all unreimbursed Servicing Advances, (iv) all expenses incurred by the applicable Servicer, the Master Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of any Servicer's, the Master Servicer's or the Trustee's, as the case may be, enforcement of the Responsible Party's repurchase obligations, to the extent not included in clause (iii), and
(v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

            Request for Release: The Request for Release submitted by the applicable Servicer to the Trustee substantially in the form of Exhibit L.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, the Master Servicer, or the Securities Administrator, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate assigned, with respect to the Trustee or any other officer of the Trustee, the Master Servicer or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Responsible Party: NC Capital Corporation, a California corporation, and its successors in interest.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.12(c).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Administrator: Wells Fargo, and its successors in interest, if any, and, if a successor securities administrator is appointed hereunder, such successor.

            Securities Administrator Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distribution of the Principal Distribution Amount, including any principal payments on those Classes of Certificates from the Supplemental Interest Trust, on that Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 41.30%.

            Servicer: When the term "Servicer" is used in this Agreement prior to the Servicing Transfer Date, New Century, and on and after the Servicing Transfer Date, Ocwen, unless the context otherwise requires.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicer's Assignee: As defined in Section 12.07.

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred prior to (to the extent the related borrower under the Mortgage Loan is obligated to pay), on, or after the Cut-off Date by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement, administrative or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and
(iv) the performance of its obligations under Sections 3.01, 3.07, 3.09, 3.13 and 3.15. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and obtaining or correcting any legal documentation required to be included in the Mortgage Files and necessary for the applicable Servicer to perform its obligations under this Agreement, including correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position). The applicable Servicer shall not be required to make any Nonrecoverable Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit T hereto.

            Servicing Fee: With respect to each Servicer, each Mortgage Loan serviced by such Servicer and for any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by such Servicer or as otherwise provided under
Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit M hereto.

            Servicing Function Participant: As defined in Section 3.23(a).

            Servicing Officer: Any officer of any Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer and the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Rights: Any and all of the following: (a) all rights and obligations to service the Mortgage Loans; (b) any compensation for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans (other than prepayment penalties); (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights; (e) any interest on Escrow Accounts allowed by law or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; (g) the right to possess and use any and all servicing files, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans to the extent relating to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.

            Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Master Servicer or Trustee in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer (or any successor Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

            Servicing Transfer Date: With respect to any Mortgage Loan, August 1, 2006, or such other date as to which servicing of such Mortgage Loan transfers to Ocwen.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 1.40% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 2.80% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans but will instead remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer in effect. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

            Sponsor: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest, as purchaser of the Mortgage Loans under the Purchase Agreements.

            SPV: As defined in Section 12.07.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - GSAMP Trust 2006-NC2, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Securities Administrator, the Servicers and the Trustee.

            Standard & Poor's Glossary: Version 5.6(b) of the Standard & Poor's LEVELS(R) Glossary.

            Start-up Day: As defined in Section 2.05.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of Scheduled Payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any Scheduled Payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

            Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in July 2009, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer or a Subservicer, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

            Subservicer: Any Person that services Mortgage Loans on behalf of a Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by a Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan eligible to be substituted by the Responsible Party for a Deleted Mortgage Loan pursuant to the terms of the Purchase Agreement or the Representations and Warranties Agreement, as applicable.

            Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(g) or the Representations and Warranties Agreement, as applicable.

            Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.06 of this Agreement, consisting of the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Provider: Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, and its successors in interest, and any successor swap provider under any replacement Interest Rate Swap Agreement.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the (i) Class RC, (ii) Class R and
(iii) Class RX Certificates designated as "tax matters person" of (i) Pooling-Tier REMIC-1, (ii) Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and (iii) the Class X REMIC respectively, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations
Section 301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Termination Price: As defined in Section 9.01.

            30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on a Due Date, which failure continues unremedied for a period of one month after the following Due Date.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicers on or prior to the related Determination Date or advanced by the Servicers for the related Remittance Date (net of Expense Fees) and plus any Net Swap Receipts and less any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, for such Distribution Date, over
(ii) the sum of the interest payable to the LIBOR Certificates on such Distribution Date pursuant to Section 4.02(a)(i) , provided however that Net Swap Receipts shall be included in Total Monthly Excess Spread (and correspondingly any Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 38.70% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In       Cumulative Realized Loss Percentage
------------------------------       -----------------------------------
July 2008 through June 2009          1.30% for the first month, plus an
                                     additional 1/12th of 1.60% for each month
                                     thereafter
July 2009 through June 2010          2.90% for the first month, plus an
                                     additional 1/12th of 1.65% for each month
                                     thereafter
July 2010 through June 2011          4.55% for the first month, plus an
                                     additional 1/12th of 1.30% for each month
                                     thereafter
July 2011 through June 2012          5.85% for the first month, plus an
                                     additional 1/12th of 0.70% for each month
                                     thereafter
July 2012 and thereafter             6.55%

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, the Excess Reserve Fund Account, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Interest Rate Swap Agreement; (v) the Trust's rights under the Representations and Warranties Agreement or the related Assignment Agreement; (vi) the Supplemental Interest Trust; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC or the Class X REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company and its successors and, if a successor trustee is appointed hereunder, such successor.

            Underwriter's Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the applicable Purchase Agreement.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause
(a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Upper-Tier Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper-Tier Interest Rate for the Class of Corresponding Upper-Tier REMIC Regular Interest is based upon the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, the excess, if any, of (i) the amount of interest such Class of Upper-Tier Regular Interest would otherwise be entitled to receive on such Distribution Date had such Upper-Tier REMIC Regular Interest not been subject to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, over (ii) the amount of interest payable on such Class of Upper-Tier Regular Interest on such Distribution Date taking into account the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate and (B) the Upper-Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper-Tier Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate.

            Upper-Tier Interest Rate: As described in the Preliminary Statement.

            Upper-Tier Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group I Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group II Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC WAC Rate: For any Distribution Date, the weighted average of the Lower-Tier Interest Rates on the Lower-Tier Regular Interests (other than the Class LT-IO and Class LT-3 Interests), as of the first day of the related Interest Accrual Period, weighted on the basis of the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date. The Class C Certificates shall have no Voting Rights.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect at the beginning of the related Due Period on the Mortgage Loans, and (B) Net Swap Receipts, if any, for that Distribution Date less Net Swap Payments, if any, for that Distribution Date divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Wells Fargo: Wells Fargo Bank, N.A., a national banking association, and its successors in interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) the original Mortgage Note (except for up to 0.18% of the Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge unless the Trustee is advised by the Responsible Party that state law does not so allow. If the Mortgage Loan was acquired by the Responsible Party in a merger, the endorsement must be by "[last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[last endorsee], formerly known as [previous name]";

               (ii) the original of any guarantee executed in connection with the mortgage note, if provided;

               (iii) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of (or certified by) the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

               (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

               (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

               (vi) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of (or certified by) the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or
      (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

               (vii) the original or copy of mortgagee policy of title insurance or a copy of the related policy binder or commitment for title certified from the title insurance company; and

               (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            The Depositor shall use reasonable efforts to assist the Trustee in enforcing the obligations of the Sponsor under the Representations and Warranties Agreement.

            Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event, for purposes of the Closing Date, one or more lost note affidavits are provided to cover multiple missing Mortgage Notes, the Responsible Party shall deliver to the Trustee the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If the Responsible Party fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify (which may be an exception report) the Responsible Party to take such remedial actions, including, without limitation, the repurchase by the Responsible Party of such Mortgage Loan within 30 days of the Closing Date.

            The Responsible Party shall deliver to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

            From time to time, the Responsible Party shall forward, with respect to the Mortgage Loans, to the Trustee additional original documents, and additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Responsible Party, in accordance with the terms of this Agreement. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the Responsible Party shall deliver to the Trustee Assignments of Mortgages, in blank, for each Mortgage Loan. The Responsible Party shall cause the Assignments of Mortgage with completed recording information to be provided to the Depositor in a reasonably acceptable manner. Subject to the following sentence, no later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Depositor of the fully completed Assignments of Mortgages in recordable form, the Depositor shall promptly submit or cause to be submitted for recording, at the expense of the Responsible Party or the Depositor, at no expense to the Trust Fund, the Servicer or the Trustee in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v) . Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note. The Mortgage shall be assigned by the Responsible Party at the Responsible Party's or the Depositor's expense to "Deutsche Bank National Trust Company as trustee under the Pooling and Servicing Agreement dated as of June 1, 2006, GSAMP Trust 2006-NC2." In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded at the expense of the Responsible Party or the Depositor.

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee and the Servicer.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 90 days following the Closing Date, and in the event that the Responsible Party does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Responsible Party at the price and in the manner specified in Section 2.03 or repurchased by the Sponsor pursuant to the Representations and Warranties Agreement, at the price and in the manner specified in the Representations and Warranties Agreement. The foregoing repurchase obligation shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Responsible Party confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Sponsor shall be deemed to have been satisfied upon delivery by the Sponsor to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAMP Trust 2006-NC2" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a). The parties hereby acknowledge and agree that the execution and delivery of the Interest Rate Swap Agreement by the Securities Administrator on behalf of the Trust was authorized and is hereby ratified and confirmed.

            (e) It is agreed and understood by the Depositor and the Trustee that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, including the requirement that no Mortgage Loan be a High Cost Mortgage Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 be governed by the Georgia Fair Lending Act.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            As a condition to the closing on the Closing Date, the Trustee shall deliver via facsimile or .pdf (with original to follow the next Business Day) to the Depositor, the Master Servicer and the applicable Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions noted on the exception report attached thereto. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Trustee shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Master Servicer and the applicable Servicer an Initial Certification, in the form annexed hereto as Exhibit F, and shall deliver to the Depositor, the Master Servicer and such Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit G, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and items (1),
(2) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section
2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The applicable Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

            The Responsible Party shall to deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan Documents upon return from the public recording office. The Responsible Party shall deliver such documents, at the Responsible Party's expense, to the Servicer and in no event shall the Servicer be responsible for any expenses relating to such delivery obligation.

            Section 2.03 Representations, Warranties and Covenants of the Responsible Party, the Servicers and the Depositor (a) Ocwen hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date. NCMC hereby makes the representations and warranties set forth in
Schedule III hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the dates set forth in such Schedule. The Responsible Party hereby makes the representations and warranties as to the individual Mortgage Loans set forth in Schedule IV hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the dates set forth in such Schedule. The Responsible Party hereby makes the representations and warranties set forth in Schedule V hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the dates set forth in such Schedule. The Sponsor hereby makes the representations and warranties set forth in Schedule VI hereto to the Depositor, the Master Servicer and the Securities Administrator as of the Closing Date.

            (b) It is understood and agreed by each Servicer, the Responsible Party and the Trustee that the representations and warranties set forth in this
Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor, the Servicers and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Depositor, the Responsible Party, the Master Servicer, the Securities Administrator, the Trustee or each Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

            (c) Within 30 days of the earlier of either discovery by or notice to the Responsible Party that any Mortgage Loan does not conform to the requirements as determined in the Trustee's review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the Responsible Party of any breach of a representation or warranty set forth in
Section 2.03(a) that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Responsible Party shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Responsible Party shall, at the Depositor's option as specified in writing and provided to the Responsible Party and the Securities Administrator,
(i) if such 30 or 60 day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03, or (ii) at the Depositor's option, repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee a Request for Release substantially in the form of Exhibit L, and the Mortgage File for any such Substitute Mortgage Loan. In the event that a breach shall involve any representation or warranty set forth in Schedule IV, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Responsible Party of such breach, all of the Mortgage Loans shall, at the Depositor's option, be repurchased by the Responsible Party at the Repurchase Price. Notwithstanding the foregoing, a breach (x) which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or (y) by the Responsible Party of any of the representations and warranties set forth in paragraphs (47), (49), (50), (51),
(53), (59), (60), (61), (62) or (63) of Schedule IV, each case, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. In the event that the Trustee receives notice of a breach by the Responsible Party of any of the representations and warranties set forth in paragraphs (47),
(49), (50), (51), (53), (59), (60), (61), (62) or (63) of Schedule IV, the
Trustee shall give notice of such breach to the Responsible Party and request the Responsible Party to repurchase the Mortgage Loan at the Repurchase Price within 30 days of the Responsible Party's receipt of such notice. The Responsible Party shall repurchase each such Deleted Mortgage Loan within 30 days of the earlier of discovery or receipt of notice with respect to each such Deleted Mortgage Loan.

            (d) With respect to any Substitute Mortgage Loan or Loans, the Responsible Party shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Responsible Party on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Responsible Party shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            (e) The Servicer shall, based on information provided by the Responsible Party, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. The Servicer shall have no liability with respect to the information provided by the Responsible Party related to the Substitute Mortgage Loan. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Responsible Party shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Responsible Party and shall execute and deliver at the Responsible Party's direction such instruments of transfer or assignment prepared by the Responsible Party, in each case without recourse, representation or warranty as shall be necessary to vest title in the Responsible Party, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (f) For any month in which the Responsible Party substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus, if the Responsible Party is not the Servicer, an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances with respect to such Deleted Mortgage Loans shall be deposited into the Collection Account by the Responsible Party on or before the next Remittance Date.

            (g) In addition to such repurchase obligation, the Responsible Party shall indemnify the Depositor, its Affiliates, the Servicer, the Master Servicer, the Securities Administrator and the Trustee and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Responsible Party of any of its representations and warranties contained in the Purchase Agreement or this Agreement.

            (h) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement or pursuant to the Representations and Warranties Agreement, at the price and in the manner specified in the Representations and Warranties Agreement, the Repurchase Price thereof shall be deposited in the Collection Account by the Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit K hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, representation or warranty as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with satisfaction of any related indemnification obligation, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Servicers, the Securities Administrator, the Master Servicer or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.05 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. For the avoidance of doubt, the Class C Certificates shall not represent a regular or residual interest in any Trust REMIC. The "Start-up Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date in June 2036, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs. Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper-Tier REMIC to the Class X REMIC in respect of the Class UT-X Interest and the Class UT-IO Interest and then from the Class X REMIC in respect of the Class X Interest and the Class IO Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the LIBOR Certificates or Net Swap Payments or Swap Termination Payments to the Swap Provider.

            For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to and as further provided in
Section 8.13.

            Section 2.06 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Responsible Party, the Trustee, the Master Servicer, the Securities Administrator and each Servicer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Custodial Files to the Trustee and shall inure to the benefit of the Trustee and each Servicer.

            Section 2.07 Enforcement of Obligations for Breach of Mortgage Loan Representations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Responsible Party or the Sponsor pursuant to the Representations and Warranties Agreement, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and the Sponsor, as applicable. The Trustee shall take such action, with the Depositor's consent, with respect to such breach under the this Agreement or the Representations and Warranties Agreement, as applicable, as may be necessary or appropriate to enforce the rights of the Trust with respect thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor out of the Collection Account.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicers to Service Mortgage Loans. (a) Prior to the Servicing Transfer Date, the Mortgage Loans shall be serviced and administered by New Century and Ocwen shall have no responsibility to service or administer such Mortgage Loans prior to the Servicing Transfer Date. For and on behalf of the Certificateholders, each Servicer shall service and administer the related Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

               (i) any relationship that such Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

               (ii) the ownership or non-ownership of any Certificate by such Servicer or any Affiliate of such Servicer;

               (iii) such Servicer's obligation to make P&I Advances or Servicing Advances; or

               (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Servicer in its own name or in the name of the Trustee, solely in its capacity as Trustee for the Trust, or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the applicable Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. Each Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of a Servicer, and the Trustee shall furnish to such Servicer and any Subservicer such documents as are necessary or appropriate to enable such Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this Agreement shall constitute, a power of attorney, substantially in the form of Exhibit S, to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. The Securities Administrator shall execute a separate power of attorney in the form attached hereto as Exhibit R in favor of each Servicer for the purposes described herein to the extent necessary or desirable to enable each Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of any Servicer or any Subservicers under such powers of attorney.

            (b) Subject to Section 3.09(b), in accordance with Accepted Servicing Practices, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by a Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, a Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and none of the Servicers shall (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest or principal payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07(a), if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of such Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the start-up day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

            (d) Each Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release that Servicer from the responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing Agreements between a Servicer and Subservicers. (a) Each Servicer may enter into subservicing agreements with Subservicers, for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). Each Servicer represents and warrants to the other parties hereto that no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. Each Servicer shall give notice to the Depositor, the Master Servicer, the Securities Administrator and the Trustee of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). During the period when reports are required to be filed for the Trust under the Exchange Act, no Subservicing Agreement shall be effective until 30 days after such written notice is received by the Depositor, the Master Servicer and the Securities Administrator and thereafter shall be effective at the time the applicable Servicer and any Subservicer enter into any such Subservicing Agreement. Neither the Securities Administrator nor the Master Servicer shall be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Master Servicer. Any variation without the consent of the Master Servicer from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to such Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Trustee, the Master Servicer, the Securities Administrator and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, each Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            (d) Each Servicer shall cause any Subservicer engaged by such Servicer (or by any Subservicer) for the benefit of the Depositor, the Master Servicer, the Securities Administrator and the Trustee to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23, 6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were such Servicer, and to provide the information required with respect to such Subservicer under
Section 8.12(g) of this Agreement. Each Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under
Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

            (e) Subject to the conditions set forth in this Section 3.02(e), each Servicer and any Subservicer engaged by such Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor or the Master Servicer a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Servicer or any such Subservicer, specifying, not later than the date specified for delivery of the annual report on assessment of compliance set forth in
Section 3.23(b) (i) the identity of each such Subcontractor, if any, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by such Servicer or any such Subservicer of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, such Servicer shall cause any such Subcontractor used by such Servicer (or by any such Subservicer) for the benefit of the Depositor, the Master Servicer, the Securities Administrator and the Trustee to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

            Notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement (and shall not be required to meet the requirements of a Subservicer set forth in Section 3.02(b)), the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and such Servicer shall comply with Section 3.02(d) with respect thereto.

            Section 3.03 Successor Subservicers. Each Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that during the period when reports are required to be filed for the Trust under the Exchange Act, the termination, resignation or removal of a Subservicer shall not be effective until 30 days after written notice is received by each of the Depositor, the Master Servicer and the Securities Administrator that contains all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under
Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the applicable Servicer without any act or deed on the part of such Subservicer or such Servicer, and such Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be a Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering such Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers, the Trustee and the Master Servicer. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and neither the Trustee nor the Master Servicer (or any successor to such Servicer) shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Master Servicer. In the event a Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer, or its designee, or the successor Servicer if the successor Servicer is not the Master Servicer, shall, thereupon assume all of the rights and obligations of such Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Master Servicer prior to the Master Servicer assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Master Servicer, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of such Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) such Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be a Servicer and (ii) none of the Depositor, the Master Servicer, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be a Servicer.

            Each Servicer at its expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, each Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the applicable Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which such Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of such Servicer, such default is reasonably foreseeable, such Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "Forbearance"); provided, however, that the Servicer's approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the LIBOR Certificates. The applicable Servicer's analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of
Section 3.01 shall be reflected in writing in the applicable Servicing File. Notwithstanding the foregoing, a Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Premium if such waiver would, in the Servicer's judgment, maximize recoveries on the related Mortgage Loan or the Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or
(ii) the enforceability of such Prepayment Premium is limited (x) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights or (y) due to acceleration in connection with a foreclosure or other involuntary payment. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the applicable Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan
Schedule in effect at such time.

            (b) The applicable Servicer shall give notice to the Master Servicer, the Securities Administrator, the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the applicable Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) Each Servicer shall ensure that each First Lien Mortgage Loan shall be covered by a paid-in-full, life-of-the-loan tax service contract (each, a "Tax Service Contract"); provided, that the Responsible Party transferred a fully transferable Tax Service Contract to such Servicer at no expense to that Servicer, and that any fee charged by the applicable Servicer's tax servicer provider for transfer of such contract will be reimbursed to the Servicer as a Servicing Advance. Each Tax Service Contract shall be assigned to the Master Servicer (or successor servicer), as applicable, at the applicable Servicer's expense in the event that a Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) above, each Servicer undertakes to perform such functions. To the extent the related Mortgage Loan provides for Escrow Payments, the related Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, fire and hazard insurance premiums, condominium charges and comparable items; (ii) reimburse such Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to the Servicer and, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of such Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; or (vi) recover amounts deposited in error or for which amounts previously deposited are returned due to a "not sufficient funds" or other denial of payment by the related Mortgagor's banking institution. As part of its servicing duties, each Servicer or Subservicer shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage Loan does not provide for Escrow Payments, the applicable Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the applicable Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, such Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The applicable Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Account. (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee for the benefit of the Certificateholders. Funds in the Collection Account shall not be commingled with any other funds of the applicable Servicer. On behalf of the Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut off Date but allocable to a Due Period subsequent thereto:

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

               (iii) all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices) and all Liquidation Proceeds;

               (iv) any amounts required to be deposited pursuant to Section
      3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

               (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

               (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement and any Substitution Adjustment Amount; and

               (vii) all Prepayment Premiums collected by such Servicer.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by each Servicer in the Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event a Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Each Servicer shall give notice to the Master Servicer, the Securities Administrator, the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Account. (a) Each Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

               (i) on or prior to the Remittance Date, to remit to the Securities Administrator for deposit in the Distribution Account, all Available Funds (which solely for purposes of this Section 3.11(a)(i) shall not be net of the Master Servicing Fee) in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

               (ii) to reimburse the applicable Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

               (iii) to pay such Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but in each case only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by such Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

               (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

               (v) to pay the Responsible Party or the Depositor, as applicable, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

               (vi) to reimburse such Servicer for (A) any unreimbursed P&I Advance or Servicing Advance previously made which such Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01, (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii), (C) any P&I Advance or Servicing Advance previously made with respect to a delinquent Mortgage Loan which Mortgage Loan has been modified by such Servicer in accordance with the terms of this Agreement; provided that such Servicer shall only reimburse itself for such P&I Advances and Servicing Advances at the time of such modification and shall reimburse itself after such modification only as otherwise permitted under the other clauses of this Section 3.11(a), and
      (D) any outstanding P&I Advance or Servicing Advance made by the such Servicer from its own funds, from Amounts Held for Future Distribution, provided, however, any funds so applied shall be replaced by such Servicer by deposit in the Collection Account no later than the close of business on the related Remittance Date on which such funds are required to be distributed pursuant to Section 4.01(b);

               (vii) to pay to the Servicer any unpaid Servicing Fee upon termination of the obligations of the Servicer;

               (viii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

               (ix) to reimburse the Master Servicer, such Servicer, the Depositor, the Securities Administrator or the Trustee for expenses incurred by or reimbursable to the Master Servicer, such Servicer, the Depositor, the Securities Administrator or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or Section 8.05;

               (x) to reimburse the Master Servicer, such Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation as described in Section 2.03 that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

               (xi) to invest funds in Permitted Investments in accordance with
      Section 3.12;

               (xii) to withdraw any amounts deposited in the Collection Account in error or for which amounts previously deposited are returned due to a "not sufficient funds" or other denial of payment by the related Mortgagor's banking institution;

               (xiii) to withdraw any amounts held in the Collection Account and not required to be remitted to the Master Servicer on the Remittance Date occurring in the month in which such amounts are deposited into the Collection Account, to reimburse such Servicer for unreimbursed Advances; and

               (xiv) to clear and terminate the Collection Account upon termination of this Agreement.

            To the extent that a Servicer does not timely make the remittance referred to in clause (i) above, such Servicer shall pay the Master Servicer for the account of the Master Servicer interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

            (b) Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v) , (vi), (vii), (viii) and
(ix) above. Each Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Account and the Distribution Account. (a) Each Servicer may invest the funds in the Collection Account. The Securities Administrator may invest funds in the Distribution Account during the Securities Administrator Float Period, and shall (except during the Securities Administrator Float Period), invest such funds in the Distribution Account at the direction of the Depositor. For purposes of this
Section 3.12, each of the Collection Accounts and the Distribution Accounts are referred to as an "Investment Account") and all funds therein may be invested in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor's direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator. The Securities Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon in any Account other than the Distribution Account during the Securities Administrator Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

            (x)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the related Servicer, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the Collection Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Servicer, except that the Servicer shall not realize any economic benefit from any forced charging of services except as permitted by applicable law. Such Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Securities Administrator Float Period, which shall be for the benefit of the Securities Administrator). The Depositor shall deposit in the Distribution Account (except with respect to the Securities Administrator Float Period, in which case the Securities Administrator shall so deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

            (f) The Securities Administrator shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Securities Administrator Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with
Section 3.12(c).

            Section 3.13 Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall cause to be maintained for each First Lien Mortgage Loan standard hazard insurance on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Securities Administrator, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that any Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mac, or
(ii) having a General Policy Rating of B:VI or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Master Servicer upon request with copies of any such insurance policies and fidelity bond. Each Servicer shall be deemed to have complied with this provision if an Affiliate of the applicable Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Upon request from the Master Servicer, each Servicer shall cause to be delivered to the Master Servicer proof of coverage of the fidelity bond errors and omissions insurance policy and a statement from the surety and the insurer that that surety and insurer shall endeavor to notify the Trustee and the Master Servicer within 30 days prior to such fidelity bond's errors and omissions insurance policy's termination or material modification (or 10 days for non-payment of premium for such fidelity bond's errors and omissions insurance policy). Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due on sale" clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in the reasonable belief of the such Servicer, such Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes it is unable under applicable law to enforce such "due on sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will make reasonable efforts to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, such Servicer has the prior consent of the primary mortgage guaranty insurer, if any, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, such Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Each Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Securities Administrator, taking into account, among other things, the timing of foreclosure proceedings; provided, however with respect to any Second Lien Mortgage Loan, if, after such Mortgage Loan becomes 180 days or more delinquent, the Servicer determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, a Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Securities Administrator, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in
Section 3.11. Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

            In the event that the related First Lien Mortgage Loan is not being serviced by such Servicer, such Servicer shall have no liability for any losses resulting from a foreclosure on a Second Lien Mortgage Loan in connection with the foreclosure on the related First Lien Mortgage Loan for which the related First Lien Mortgage Loan is not included in the Trust Fund where such Servicer did not receive notice or otherwise had no actual knowledge regarding such foreclosure on the related First Lien Mortgage Loan; provided, however, if such Servicer is either notified or has actual knowledge that any holder of a First Lien Mortgage Loan intends to accelerate the obligations secured by the First Lien Mortgage Loan, or that any such holder intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, such Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices and the REMIC Provisions. No Servicer shall be required to make a Servicing Advance pursuant to Section 4.01 with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Second Lien Mortgage Loan, that a significant net recovery is possible through foreclosure, and in no event in an amount that is greater than the then outstanding principal balance of the related Second Lien Mortgage Loan. The applicable Servicer shall thereafter take such action as is reasonably necessary to recover any amount so advanced and to otherwise reimburse itself as a Servicing Advance from the Collection Account pursuant to Section 3.11.

            The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse such Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; third, to reimburse such Servicer for any related unreimbursed P&I Advances, pursuant to
Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to such Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse such Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee or the Master Servicer otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such Servicer shall promptly provide the Trustee, the Master Servicer and the Depositor, with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the applicable Servicer shall determine consistent with Accepted Servicing Practices how to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the applicable Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the applicable Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the applicable Servicer pursuant to this paragraph or otherwise.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release in the form of Exhibit L hereto to the Trustee. Upon receipt of such certification and Request for Release, the Trustee shall promptly release the related Custodial File to such Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account. Any out-of-pocket expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be reimbursable to the Servicer as a Servicing Advance.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of such Servicer and delivery to the Trustee, of a Request for Release, release the related Custodial File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and such Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and such Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the applicable Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the requesting Servicer by regular mail or by overnight courier, unless a Servicer requests that the Trustee deliver such Custodial File to such Servicer by overnight courier (in which case such delivery shall be at the applicable Servicer's expense); provided, however, that in the event such Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Depositor shall use reasonable efforts to cause the Sponsor to reimburse such Servicer for any overnight courier charges incurred for the requested Custodial Files.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the applicable Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to such Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee for the benefit of the Certificateholders and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee's nominee.

            (b) Each Servicer shall manage, conserve, protect and operate each REO Property for the Trustee for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Master Servicer. Each Servicer shall notify the Master Servicer as to the status of each REO Property in connection with its monthly reporting obligations.

            (c) Each Servicer shall use its best efforts to dispose of the REO Property as soon as possible (subject to the Master Servicer's right to veto any proposed sale of REO Property) and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless such Servicer determines, and gives an appropriate notice to the Trustee and the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, such Servicer shall report monthly to the Securities Administrator and the Master Servicer as to the progress being made in selling such REO Property. Notwithstanding its veto rights, the Trustee has no obligation with respect to REO Dispositions.

            (d) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

            (e) Each Servicer shall deposit net of reimbursement to such Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the applicable Servicer as additional servicing compensation.

            (h) Each Servicer shall use its reasonable best efforts, to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) such Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) such Servicer, at its expense, obtains for and delivers to the Trustee and the Master Servicer an Opinion of Counsel, addressed to the Depositor, the Trustee, the Master Servicer and such Servicer, to the effect that the holding by the Pooling-Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. Each Servicer shall manage, conserve, protect and operate each REO Property serviced by such Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling-Tier REMIC-1 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the applicable Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the applicable Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the related Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. Each Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Master Servicer that a Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, such Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The applicable Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the applicable Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Nothing in this Section 3.19 shall require the applicable Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The applicable Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof (excluding the Trustee).

            Section 3.20 Documents, Records and Funds in Possession of the Servicers to Be Held for the Securities Administrator for the Benefit of the Trustee Each Servicer shall account fully to the Securities Administrator on behalf of the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by such Servicer for and on behalf of the Trustee on behalf of the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Securities Administrator on behalf of the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections to the extent permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except as provided in
Section 6.06 or in connection with the transfer of all of a Servicer's responsibilities and obligations under this Agreement; provided, however, that each Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by a Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Section 3.09(b)(vi) and Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

            (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. Each Servicer, the Securities Administrator and the Master Servicer shall deliver or cause to be delivered, and each Servicer shall cause each Subservicer engaged by such Servicer to deliver or cause to be delivered to the Depositor, the Securities Administrator, the Master Servicer, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2007, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), the Servicer or Subservicer, as applicable, during the preceding calendar year and of its performance under this Agreement, or the applicable Subservicing Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), such Servicer or Subservicer, as applicable, has fulfilled all of its obligations under this Agreement or the applicable Subservicing Agreement, as the case may be, in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by the applicable Servicer or any related Subservicer in the fulfillment of any of a Servicer's or Subservicer's obligations. The obligations of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), each Servicer or Subservicer under this Section apply to the Securities Administrator and the Master Servicer, and each Servicer and Subservicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer or Subservicer is acting as Securities Administrator, Master Servicer, Servicer or Subservicer, as applicable, at the time such Officer's Certificate is required to be delivered. None of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), the Servicers or Subservicer shall be required to cause the delivery of any Officer's Certificate required by this Section in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report
(a) Not later than March 15th of each calendar year commencing in 2007 (and with respect to the Trustee, in its capacity as custodian, only until a Form 15 Suspension Notice has been filed), each Servicer, the Securities Administrator, the Master Servicer and the Trustee (in its capacity as successor master servicer, if applicable) each shall deliver, and each Servicer shall cause each Subservicer engaged by such Servicer, and each Servicer, the Securities Administrator, the Master Servicer and the Trustee (in its capacity as successor master servicer, if applicable) shall cause each Subcontractor utilized by such Servicer (or by any such Subservicer), the Master Servicer, the Securities Administrator or the Trustee (in its capacity as successor master servicer, if applicable), as applicable, and determined by such Servicer, the Master Servicer, the Securities Administrator or the Trustee (in its capacity as successor master servicer, if applicable), as applicable, pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor and the Securities Administrator, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.12, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit T hereto, or as set forth in the notification furnished to the Depositor and the Securities Administrator pursuant to Section 3.23(c). The Servicers, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as custodian or successor master servicer, if applicable) hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit T hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the applicable Servicer, the Securities Administrator, the Master Servicer or the Trustee (in its capacity as custodian or successor master servicer, if applicable) as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Subservicer or Servicing Function Participant engaged or utilized by the related Servicer, such Subservicer or the Trustee (in its capacity as successor master servicer, if applicable), as applicable), as the case may be. No Subcontractor engaged by a Servicer, the Securities Administrator or the Master Servicer shall be required to deliver any such assessments required by this paragraph in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Not later than March 15th of each calendar year, commencing in 2007 (and with respect to the Trustee, in its capacity as custodian, only until a Form 15 Suspension Notice has been filed), each Servicer, the Securities Administrator, the Master Servicer and the Trustee (in its capacity as successor master servicer, if applicable) shall cause, and each Servicer, the Securities Administrator and the Master Servicer shall cause each Subservicer engaged by such Servicer and such Servicer, the Securities Administrator and the Master Servicer shall cause each Servicing Function Participant utilized by the Securities Administrator, the Master Servicer or such Servicer, as applicable (or by any Subservicer engaged by such Servicer), to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 3.23(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the applicable Servicer, the Securities Administrator, the Master Servicer or the Trustee (in its capacity as either custodian or successor master servicer, if applicable) as to the nature of any defaults by the applicable Servicer, the Securities Administrator, the Master Servicer or the Trustee (in its capacity as either custodian or successor master servicer, if applicable) (and each Subservicer or Servicing Function Participant engaged or utilized by the applicable Servicer, the Master Servicer, Master Servicer and Trustee (in its capacity as either custodian or successor master servicer, if applicable), as applicable, or by any Subservicer engaged by a Servicer), as the case may be, in the fulfillment of any of such Servicers', the Securities Administrator's, the Master Servicer's, the Trustee's (in its capacity as either custodian or successor master servicer, if applicable) or the applicable Subservicer's or Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement. No Subcontractor engaged by a Servicer shall be required to deliver any such attestation required by this paragraph in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) Unless previously provided under Section 3.02(e), no later than March 1 of each fiscal year, commencing in 2007, each Servicer shall notify the Securities Administrator, the Master Servicer and the Depositor as to the name of each Subservicer engaged by it and each Servicing Function Participant utilized by it and by each Subservicer engaged by it, and the Securities Administrator and the Master Servicer shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When a Servicer, the Securities Administrator or the Master Servicer submits its assessment pursuant to Section 3.23(a), such Servicer, the Securities Administrator and the Master Servicer, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.23(b)) of each Servicing Function Participant utilized by it and by each Subservicer engaged by it.

            (d) The obligations of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as custodian), each Servicer or Subservicer under this Section apply to the Securities Administrator, the Master Servicer and the Trustee (in its capacity as custodian), and each Servicer and Subservicer that serviced a Mortgage Loan during the applicable period, whether or not such Securities Administrator, Master Servicer, Trustee (in its capacity as custodian), Servicer or Subservicer is acting as Securities Administrator, Master Servicer, Trustee (in its capacity as custodian), Servicer or Subservicer, as applicable, at the time such assessment of compliance with Servicing Criteria and related accountant's attestation is required to be delivered.

            Section 3.24 Master Servicer to Act as Servicer. (a) In the event that a Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor, subject to the rights of the servicing rights pledgee (if any) under Sections 6.06 and 7.02, shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of the predecessor Servicer pursuant to
Section 3.10 or any acts or omissions of the predecessor Servicer hereunder,
(ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of such Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Sections 6.06 and 7.02.

            (b) Every Subservicing Agreement entered into by each Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the applicable Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the applicable Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The applicable Servicer shall, upon request of the Master Servicer, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The applicable Servicer shall remit to the Securities Administrator on each Remittance Date an amount from its own funds equal to Compensating Interest payable by such Servicer for such Remittance Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the applicable Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the national credit repositories), on a monthly basis.

            (b) Each Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by such Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

            Section 3.27 Excess Reserve Fund Account; Distribution Account. (a) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive that portion of the distributions on the Class X Interest up to an amount equal to any Basis Risk Payments and to pay to the LIBOR Certificateholders any Basis Risk Carry Forward Amounts (prior to using any Net Swap Receipts). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Trust.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of LIBOR Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(L), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(K) and without regard to the reduction in clause (iii) of the definition thereof for any Basis Risk Carry Forward Amounts or any Defaulted Swap Termination Payment) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of LIBOR Certificates the applicable Basis Risk Carry Forward Amounts. Such payments, along with payments from the Supplemental Interest Trust, shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.02(a)(iii)(M). In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

            The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders.

            Any Basis Risk Carry Forward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders from the Excess Reserve Fund Account shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts and without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

            (b) The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Securities Administrator shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

               (i) the aggregate amount remitted by such Servicer to the Securities Administrator pursuant to Section 3.11;

               (ii) any amount deposited by such Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments;

               (iii) any amounts remitted by such Servicer to the Securities Administrator in respect of Compensating Interest pursuant to Section 3.25; and

               (iv) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the applicable Servicer shall remit any amount not required to be remitted, such Servicer may at any time direct the Securities Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Securities Administrator, which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

            (c) In order to comply with its duties under the USA Patriot Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address, and other identifying information.

            To help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with it. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

            Section 3.28 Optional Purchase of Delinquent Mortgage Loans. The Depositor (or its assignee), in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by such Servicer. Upon receipt of such purchase price, the applicable Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor or such Servicer, as applicable, the Custodial File relating to the Mortgage Loan being repurchased.

            Section 3.29 Transfer of Servicing for Certain Mortgage Loans Prior to the Servicing Transfer Date, NCMC shall have complied with each of the servicing transfer requirements in accordance with customary industry procedures.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by each Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) due during the Due Period immediately preceding such Remittance Date in respect of the related Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, (ii) with respect to Second Lien Mortgage Loans for which Scheduled Payments were not received as of the close of business on the related Determination Date, the interest portion of the aggregate amount of Scheduled Payments (net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date, (iii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the REO Imputed Interest that would have been due on the related Due Date in respect of the related Mortgage Loans and (iv) with respect to each Mortgage Loan that required a balloon payment on its final Due Date, a payment equal to the assumed monthly payment that would have been due on the related Due Date based upon the original principal amortization schedule for such balloon mortgage loan.

            (b) On each Remittance Date, each Servicer shall remit in immediately available funds to the Securities Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the Amounts Held for Future Distribution (in which case, such Servicer will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required. In addition, such Servicer shall have the right to reimburse itself for any outstanding P&I Advance and Servicing Advance made by it from its own funds from Amounts Held For Future Distribution. Any funds so applied and transferred pursuant to the previous sentence shall be replaced by such Servicer by deposit in the Collection Account no later than the close of business on the related Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The applicable Servicer may reimburse itself from the Collection Account for unreimbursed P&I Advances and Servicing Advances made in connection with the modification of a Mortgage Loan.

            (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section 4.01.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by any Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Master Servicer. In addition, the applicable Servicer shall not be required to make any P&I Advances on Mortgage Loans subject to bankruptcy proceedings or for any Relief Act Interest Shortfalls.

            (e) Except as otherwise provided herein, each Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            (f) On each Remittance Date, the Master Servicer shall deposit in the Distribution Account all funds remitted to it by the Servicer pursuant to Sections 3.11(a)(i) and 3.25 and this Section 4.01. The Securities Administrator may retain or withdraw from the Distribution Account, (i) the Master Servicing Fee, (ii) amounts necessary to reimburse the Master Servicer or the Servicer for any previously unreimbursed Advances and any Advances the Master Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (iii) an amount to indemnify the Master Servicer or the Servicer for amounts due in accordance with this Agreement, and (iv) any other amounts that each of the Master Servicer and the Securities Administrator is entitled to receive hereunder for reimbursement, indemnification or otherwise

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator shall allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

               (i) to the Supplemental Interest Trust and to the holders of each Class of LIBOR Certificates in the following order of priority:

                  (A) to the Supplemental Interest Trust, the sum of (x) all Net
            Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment;

                  (B) concurrently, (1) from the Interest Remittance Amount
            related to the Group I Mortgage Loans, to the Class A-1 Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-1 Certificates;
            (2) from the Interest Remittance Amount related to the Group II Mortgage Loans, pro rata (based on the Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts distributable to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates; (3) provided, that if the Interest Remittance Amount for either Loan Group is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts will be available to cover that shortfall;

                  (C) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest
            Distribution
            Amount for such Class;

                  (D) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest
            Distribution
            Amount for such Class;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-3 Certificates, the Accrued Certificate Interest
            Distribution
            Amount for such Class;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class M-4 Certificates, the Accrued Certificate Interest
            Distribution
            Amount for such Class;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class M-5 Certificates, the Accrued Certificate Interest
            Distribution
            Amount for such Class;

                  (H) from any remaining Interest Remittance Amounts, to the
            Class M-6 Certificates, the Accrued Certificate Interest
            Distribution
            Amount for such Class;

                  (i) from any remaining Interest Remittance Amounts, to the
            Class M-7 Certificates, the Accrued Certificate Interest
            Distribution
            Amount for such Class;

                  (J) from any remaining Interest Remittance Amounts, to the
            Class M-8 Certificates, the Accrued Certificate Interest
            Distribution
            Amount for such Class;

                  (K) from any remaining Interest Remittance Amounts, to the
            Class M-9 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (L) from any remaining Interest Remittance Amounts, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class; and

                  (M) from any remaining Interest Remittance Amounts, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class.

               (ii) (A) on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) sequentially:

                        (x) concurrently to the Class R, Class RC and Class RX Certificates, allocated pro rata, until their respective Class Certificate Balances have been reduced to zero; and (y) to the Class A Certificates, allocated as described in Section 4.02(c), until their respective Class Certificate Balances are reduced to zero;

                  (b) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               (B) on each Distribution Date (a) on and after the Stepdown Date and (b) so long as a Trigger Event is not in effect, to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) the lesser of (x)  the Principal Distribution Amount and
            (y) the Class A Principal Distribution Amount to the Class A Certificates, allocated as described in Section 4.02(c), until their respective Class Certificate Balances are reduced to zero;

                  (b) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 Certificates until their Class Certificate Balance has been reduced to zero;

                  (c) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above, and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 Certificates until their Class Certificate Balance has been reduced to zero;

                  (d) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above, and (y) the Class M-3 Principal Distribution Amount, to the Class M-3 Certificates until their Class Certificate Balance has been reduced to zero;

                  (e) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above, and (y) the Class M-4 Principal Distribution Amount, to the Class M-4 Certificates until their Class Certificate Balance has been reduced to zero;

                  (f) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above, and (y) the Class M-5 Principal Distribution Amount, to the Class M-5 Certificates until their Class Certificate Balance has been reduced to zero;

                  (g) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above, and (y) the Class M-6 Principal Distribution Amount, to the Class M-6 Certificates until their Class Certificate Balance has been reduced to zero;

                  (h) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above and to the Class M-6 Certificates in clause (ii)(B)(g) above, and (y) the Class M-7 Principal Distribution Amount, to the Class M-7 Certificates until their Class Certificate Balance has been reduced to zero;

                  (i) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above and to the Class M-7 Certificates in clause (ii)(B)(h) above, and (y) the Class M-8 Principal Distribution Amount, to the Class M-8 Certificates until their Class Certificate Balance has been reduced to zero;

                  (j) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above and to the Class M-8 Certificates in clause (ii)(B)(i) above, and (y) the Class M-9 Principal Distribution Amount, to the Class M-9 Certificates until their Class Certificate Balance has been reduced to zero;

                  (k) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above, to the Class M-8 Certificates in clause (ii)(B)(i) above and to the Class M-9 Certificates in clause (ii)(B)(j) above, and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 Certificates until their Class Certificate Balance has been reduced to zero;

                  (l) the lesser of (x)  the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above, to the Class M-8 Certificates in clause (ii)(B)(i) above, to the Class M-9 Certificates in clause (ii)(B)(j) above, to the Class B-1 Certificates in clause (ii)(B)(k) above and (y) the Class B-2 Principal Distribution Amount, to the Class B-2 Certificates until their Class Certificate Balance has been reduced to zero;

               (iii) any amount remaining after the distributions in clauses 4.02(a)(i) and (ii) above shall be distributed in the following order of priority:

                  (A) to the Class M-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (B) to the Class M-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (C) to the Class M-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (D) to the Class M-4 Certificates, any Unpaid Interest Amount
            for such Class;

                  (E) to the Class M-5 Certificates, any Unpaid Interest Amount
            for such Class;

                  (F) to the Class M-6 Certificates, any Unpaid Interest Amount
            for such Class;

                  (G) to the Class M-7 Certificates, any Unpaid Interest Amount
            for such Class;

                  (H) to the Class M-8 Certificates, any Unpaid Interest Amount
            for such Class;

                  (i) to the Class M-9 Certificates, any Unpaid Interest Amount
            for such Class;

                  (J) to the Class B-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (K) to the Class B-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (L) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment (without regard to Net Swap Receipts) for such Distribution Date;

                  (M) from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for such Distribution Date to such Classes in the same order and priority as set forth in Section 4.02(a)(i) , with the allocation to the Class A Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

                  (N) to the Supplemental Interest Trust, the amount of any
            Defaulted Swap Termination Payment;

                  (O) to the Class X Certificates, the remainder of the Class X
            Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(N);

                  (P) to the Class RC Certificates, any remaining amount, in respect of Pooling-Tier REMIC-1;

                  (Q) to the Class R Certificates, any remaining amount, in
            respect of Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC; and

                  (R) to the Class RX Certificates, any remaining amount, in respect of the Class X REMIC.

            Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A Certificates pursuant to clause (ii)(A) above will be included as part of the distributions pursuant to clause (ii)(B) above.

            (b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

            (c) All principal distributions allocated to the Class A Certificates on any Distribution Date shall be allocated among the Class A-1 Certificate Group and the Class A-2 Certificate Group based on the Class A Principal Allocation Percentage for the Class A-1 Certificate Group and the Class A-2 Certificate Group, as applicable. However, if the Class Certificate Balances of the Class A Certificates in any Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates in that Class A Certificate Group on that Distribution Date, and the amount of principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the Class A Certificates of the other Class A Certificate Group remaining Outstanding, in accordance with the principal distribution allocations set forth in this Section 4.02(c), until their respective Class Certificate Balances have been reduced to zero. Any distributions of principal to the Class A-1 Certificate Group shall be made first from Available Funds relating to the Group I Mortgage Loans. Any distributions of principal to the Class A-2 Certificate Group shall be made first from Available Funds relating to the Group II Mortgage Loans.

            Any principal distributions allocated to the Class A-2 Certificate Group are required to be distributed sequentially to the Class A-2A Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2B Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2C Certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A-2D Certificates, until their Class Certificate Balance has been reduced to zero.

            Notwithstanding the allocation of principal to the Class A Certificates described in the preceding paragraphs, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Certificate Principal Balances.

            (d) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

                        (1) First, to the portion of the Class X Distributable
                  Amount allocable to interest; and

                        (2) Second, pro rata, as a reduction of the Accrued
                  Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Master Servicer, the Servicers, the Depositor, the Trustee and each Rating Agency a statement setting forth with respect to the related distribution:

               (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

               (ii) the amount of Available Funds;

               (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (separately identifying the components thereof);

               (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

               (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for each Class and the amount of such Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

               (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

               (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

               (viii) the Pool Stated Principal Balance for the related Distribution Date;

               (ix) the amount of Expense Fees paid to or retained by the Servicers, the Securities Administrator and the Master Servicer (stated separately and in the aggregate) with respect to such Distribution Date;

               (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (xi) the amount of Advances included in the distribution on such Distribution Date reported by the Servicers (and the Master Servicer as successor servicer and any other successor servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

               (xii) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, and 90+ days, (2) that have become REO Property,
      (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last day of the related Due Period;

               (xiii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and
      (B) delinquent 60 days or more on each of the Due Dates in each such month;

               (xiv) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the last day of the related Due Period;

               (xv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the related Due Period;

               (xvi) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding principal balance of all 60+ Day Delinquent Mortgage Loans);

               (xvii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

               (xviii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

               (xix) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts and Basis Risk Carry Forward Amounts;

               (xx) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

               (xxi) the LIBOR and Swap LIBOR rates (and the calculation thereof, if applicable);

               (xxii) the Overcollateralized Amount and Specified
      Overcollateralized Amount;

               (xxiii) Prepayment Charges collected or paid (pursuant to Section 3.07(a) by the Servicers;

               (xxiv) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

               (xxv) the amount distributed on the Class X Certificates;

               (xxvi) the amount of any Subsequent Recoveries for such Distribution Date; and

               (xxvii) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor (being the Stated Principal Balance of the Mortgage Loans for the related Distribution Date divided by the Cut-off Date Principal Balance), and the weighted average interest rate, and weighted average remaining term.

            In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.12 shall include the following information with respect to the related distribution:

               (i) material breaches of Mortgage Loan representations and warranties of which the Securities Administrator has actual knowledge or has received written notice; and

               (ii) material breaches of any covenants under this Agreement of which the Securities Administrator has actual knowledge or has received written notice;

provided, that, if the Securities Administrator receives written notice of events described in (i) and/or (ii) above from the Servicers, the Servicers shall be responsible for providing information to the Securities Administrator for inclusion in the applicable Form 10-D.

            (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Responsible Party, the Master Servicer, the Servicers and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Responsible Party, the Master Servicer and the Servicers. The Securities Administrator shall make available the above statement via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. A paper copy of the above statement will also be made available upon request.

            The Securities Administrator shall make available to each Analytics Company, either electronically or via the Securities Administrator's internet website, each statement to Certificateholders prepared pursuant to this Section 4.03(a). The Securities Administrator and the applicable Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities Administrator shall make available via its Internet website any corrections to such statements to each Analytics Company as soon as reasonably practicable after the related Distribution Date.

            (c) Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than the Reporting Date for each Distribution Date, the applicable Servicer shall furnish to the Depositor with respect to clause
(i) below and the Securities Administrator with respect to clause (ii) below, a monthly remittance advice statement (the "Servicer Remittance Report") substantially similar to the format set forth in Exhibit Y hereto, a monthly defaulted loan report substantially similar to the format set forth in Exhibit Z hereto and a realized loss report substantially similar to the format set forth in Exhibit AA hereto (or in such other format mutually agreed to among the Depositor, the Servicers, and the Master Servicer) relating to the period ending on the last day of the preceding calendar month containing such information as shall be reasonably requested (i) by the Depositor to enable the Depositor to disclose "static pool information", as required by Item 1105 of Regulation AB, with respect to the Mortgage Loans, and (ii) by the Securities Administrator to enable the Securities Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last day of the related Prepayment Period. The applicable Servicer shall concurrently deliver to the Depositor a data tape, in form and substance reasonably satisfactory to the Depositor, containing the information required pursuant to this Section 4.03(d) on a loan-by-loan basis for all of the Mortgage Loans. The Depositor will use the information required pursuant to this
Section 4.03(d) in compliance with applicable law.

            Each Servicer shall furnish to the Securities Administrator an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Securities Administrator no later than the Reporting Date, which report shall, at a minimum, contain the following:

               (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on Principal Prepayment amounts remitted in accordance with Section 3.25);

               (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

               (iii) the amount of servicing compensation received by such Servicer during the prior distribution period;

               (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

               (v) the aggregate of any expenses reimbursed to such Servicer during the prior distribution period pursuant to Section 3.11;

               (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent 31 to 60 days, 61 to 90 days and 90+ days;
      (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired;

               (vii) each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

               (viii) with respect to each Liquidated Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

               (ix) any other information reasonably required by the Securities Administrator to enable it to prepare the Monthly Statement referred to in
      Section 4.03(a).

            (e) For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "OTS" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Securities Administrator shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate, the Trustee and the Securities Administrator.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Securities Administrator to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of LIBOR Certificates, their Class Certificate Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

            Section 4.06 Supplemental Interest Trust. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the LIBOR Certificates (the "Supplemental Interest Trust") as a part of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

            On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Supplemental Interest Trust. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

               (i) to the Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

               (ii) to the LIBOR Certificateholders, to pay Accrued Certificate Interest Distribution Amounts (including for this purpose Upper-Tier Carry-Forward Amounts not included in Basis Risk Carry Forward Amounts) and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i) and Section 4.02(a)(iii), to the extent unpaid from other Available Funds;

               (iii) to the LIBOR Certificateholders, to pay principal as described in Section 4.02(a)(ii), but only to the extent necessary to restore the Overcollateralized Amount to the Specified Overcollateralized Amount as a result of current or previous Realized Losses not previously reimbursed, after giving effect to payments and distributions from other Available Funds;

               (iv) to the LIBOR Certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii), to the extent unpaid from other Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

               (v) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

               (vi) to the holders of the Class X Certificates, any remaining amounts.

            Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment and a successor Swap Provider cannot be obtained, then the Securities Administrator shall deposit the Swap Termination Payment into the reserve account that is a sub-account of the Supplemental Interest Trust. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator shall withdraw from the reserve account and deposit into the Supplemental Interest Trust an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Trust.

            Upon termination of the Trust, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.06.

            The Securities Administrator shall account for the Supplemental Interest Trust as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Trust are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider shall be deemed to be paid to the Supplemental Interest Trust first, from the Class X REMIC, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, Class X Interest) and second, other than any Defaulted Swap Termination Payment, from the Upper-Tier REMIC by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

            Any Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates in respect of the Class X Interest and (to the extent remaining after payments to the Swap Provider) the Class IO Interest and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

            With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Interest Rate Swap Agreement, the Securities Administrator shall send any notices and make any demands, on behalf of the Trust, as are required under the Interest Rate Swap Agreement. The Securities Administrator shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Securities Administrator and the Depositor.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Securities Administrator to register the Class P, Class C and Class X Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Securities Administrator, the Securities Administrator shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee, or to such other Person or Persons as the Depositor shall request.

            Subject to Section 10.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Securities Administrator or (y), in the event that no wire instructions are provided to the Securities Administrator, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor or any Affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate of the Depositor transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Securities Administrator in writing of the affiliated status of the transferee. The Securities Administrator shall have no liability regarding the lack of notice with respect thereto.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. Except with respect to (i) the transfer of the Class X, Class P or a Residual Certificate to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor or
(iv) a transfer of a Residual Certificate to a Servicer, an Affiliate of a Servicer, or its designee (including, without limitation, an employee of such Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act), in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit I (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit J (the "Rule 144A Letter") or Exhibit K (the "Non-Rule 144A Investment Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. A transferee of any Private Certificates who is not a "qualified institutional buyer" as that term is defined in Rule 144A of the Securities Act must take delivery of such Private Certificates in definitive form. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. To the extent of any information reasonably within the possession of the applicable party, the Securities Administrator, the Master Servicer and each Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Master Servicer, the Depositor and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of a Residual, Class X, Class C or Class P Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor or (iv) a transfer of a Residual Certificate to the applicable Servicer, an Affiliate of such Servicer, or its designee (including, without limitation, an employee of the applicable Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act), no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement (collectively, a "Plan") to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate, a Class C Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate, a Class C Certificate or a Class P Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Depositor, the Servicers or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Securities Administrator, the Master Servicer, the Depositor or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate, a Class C Certificate or a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate, a Class C Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            The Residual Certificates, the Class C Certificates and Class P Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf of or with plan assets of such Plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA-Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

               (ii) Except in the case of a Transfer of a Residual Certificate to an employee of the applicable Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H;

               (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

               (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
      Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
      Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

               (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Depositor, the Responsible Party, the Trustee, the Securities Administrator, or the Servicers, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x)(i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicers, the Master Servicer, the Trustee and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicers, the Securities Administrator, the Master Servicer, the Trustee, the Depositor, and any agent of the Servicers, the Depositor, the Securities Administrator, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Depositor or any agent of the Servicers, the Securities Administrator, the Master Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, the Trustee or a Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Trustee, such Servicer or the Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in the United States where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its Corporate Trust Office for registration of transfer or exchange purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - GSAMP 2006-NC2. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency, for purposes of the surrender of Certificates for the final distribution. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

            Section 6.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and each of the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or a Servicer.
(a) The Depositor and each Servicer will each keep in full effect its existence, rights and franchises as a Delaware corporation, limited partnership, a corporation or limited liability company, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation, limited partnership, a corporation or limited liability company, as applicable, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer shall be a party, or any Person succeeding to the business of the Depositor or a Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to such Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and meets the requirements of Section 7.02, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the LIBOR Certificates. As a condition to the succession to any Servicer under this Agreement by any Person (i) into which a Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to a Servicer, such Servicer shall provide to the Depositor, the Securities Administrator and the Master Servicer, at least 30 calendar days (or 10 Business Days in the case of the appointment of the servicing rights pledgee or its designee as successor servicer pursuant to Sections 6.06 or 7.02 provided, however that the 30 calendar days or 10 Business Days notice period shall not apply once the Depositor is not required to file reports pursuant to the Exchange Act) prior to the effective date of such succession or appointment,
(x) written notice to the Depositor, the Securities Administrator and the Master Servicer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, the Securities Administrator and the Master Servicer, all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange
Act).

            Section 6.03 Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Sponsor, each Servicer and any director, officer, employee, Affiliate or agent of the Depositor, the Sponsor or each Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each Servicer may in its discretion undertake any such action (or the Depositor may direct the Trustee to undertake such actions pursuant to
Section 2.07 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the applicable Servicer (and the Trustee if directed by the Depositor to take such action) shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04 Limitation on Resignation of a Servicer. (a) Subject to the provisions of Section 7.01, Section 6.02, the fourth and fifth paragraphs of
Section 7.02 and Section 6.06, no Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the applicable Servicer, the Depositor and the Securities Administrator, (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer or (iii) upon satisfaction of the following conditions: (a) the applicable Servicer has proposed a successor servicer to the Securities Administrator in writing; and (b) each Rating Agency shall have delivered a letter to the Securities Administrator prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as a Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect. Any such determination permitting the resignation of a Servicer under clause
(ii) above shall be evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund) to such effect delivered to the Depositor, the Trustee, the Master Servicer and the Securities Administrator which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Trustee, the Master Servicer and the Securities Administrator. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

            (b) Notwithstanding anything to the contrary herein, the Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender. No such pledge shall reduce or otherwise affect the Servicer's obligations under this Agreement.

            Section 6.05 Additional Indemnification by the Servicers; Third Party Claims.

            (a) Each Servicer shall indemnify the Depositor, the Sponsor, the Responsible Party, the Master Servicer, the Securities Administrator and the Trustee and any Affiliate, director, officer, employee or agent of the Depositor, the Sponsor, the Responsible Party, the Master Servicer, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by such Servicer of (i) any of its representations and warranties referred to in
Section 2.03(a), (ii) any error in any tax or information return prepared by such Servicer, or (iii) the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(d)). The applicable Servicer immediately shall notify the Depositor, the Responsible Party, the Master Servicer, the Securities Administrator and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Responsible Party, the Master Servicer, the Securities Administrator and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Master Servicer, the Securities Administrator, or the Trustee in respect of such claim.

            (b) Notwithstanding anything to the contrary contained in this Agreement, each Servicer shall indemnify the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee and any director, officer, employee or agent of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator or the Trustee and hold them harmless against any and all claims, economic losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other related costs, fees and expenses that any of them actually sustain, in each case that are likely foreseeable and directly related to any failure by such Servicer or any Subservicer engaged by such Servicer or any Subcontractor utilized by such Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by such Servicer to identify pursuant to Section 3.02(e) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. (c) If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the applicable Servicer shall contribute to the amount paid or payable to the party to be indemnified as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and such Servicer, on the other, in connection with a breach of such Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the applicable Servicer.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default," wherever used herein, means with respect to each Servicer individually, any one of the following events:

            (a) any failure by a Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, or by the Securities Administrator, or to such Servicer, the Depositor, the Master Servicer, the Securities Administrator and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (b) any failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement which continues unremedied for a period of thirty days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement, (y) there shall be no cure period in the case of the failure to perform any of the obligations set forth in Sections 3.22 and
3.23 and (z) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.02, 6.02, 6.04 or 8.12; provided, however, that in the event that the Commission grants an extension of time to the Depositor with respect to the Exchange Act filings referenced in Section 8.12(a), such ten day cure period shall be extended by the same time period) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, the Securities Administrator or by the Master Servicer, or to such Servicer, the Depositor, the Securities Administrator, the Master Servicer and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of such Servicer; provided, however, that (except with respect to clauses (x) , (y) and (z) above) in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by such Servicer, the cure period may be extended for an additional 30 days upon delivery by such Servicer to the Securities Administrator of a certificate to the effect that such Servicer believes in good faith that the failure or breach can be cured within such additional time period and such Servicer is diligently pursuing remedial action; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (d) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to a Servicer or of or relating to all or substantially all of its property; or

            (e) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) any failure of a Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date.

            If an Event of Default described in clauses (a) through (f) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Master Servicer shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the applicable Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Master Servicer shall not be required to give written notice to such Servicer of the occurrence of an Event of Default described in clauses (b) through (f) of this Section 7.01 unless and until a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01 (i.e., solely as to a default caused by a failure to remit timely on a Remittance Date), the Master Servicer shall give notice (by telephone or by email, facsimile or other writing) to such Servicer of the occurrence of such default by the end of business of the day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such default or event of default. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Master Servicer shall give written notice to such Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Master Servicer, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to such Servicer of the default on any Remittance Date on which such Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of such Servicer to make an Advance to the extent required, the Master Servicer, as successor Servicer, or another successor Servicer shall, prior to the applicable Distribution Date, immediately make such Advance. Any such notice to such Servicer shall also be given to the Trustee, each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any remedy with respect to clause (a) of this
Section 7.01 shall be effective only if payment is received by the Master Servicer by no later than noon (Eastern time) on the Business Day immediately following the date of notice to such Servicer as set forth in the immediately preceding sentence. If such Servicer fails to make such payment, the Master Servicer shall send notice of termination (by email, facsimile or other writing) to such Servicer, and, on and after the receipt by such Servicer of such notice, or upon receipt by such Servicer of notice with respect to any other clause of this Section 7.01, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer as the successor Servicer under Sections 6.06 and 7.02. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of such Servicer to pay amounts owed pursuant to Article VIII. Each Servicer agrees to cooperate with the Master Servicer in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which such Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

            Section 7.02 Master Servicer to Act; Appointment of Successor Servicer. On and after the time the Master Servicer gives, and a Servicer receives, a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 3.06, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances or Servicing Advances pursuant to Section 4.01. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that such Servicer would have been entitled to charge to the Collection Account if such Servicer had continued to act hereunder including, if such Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Securities Administrator). Notwithstanding the foregoing, if the Master Servicer has become the successor to such Servicer in accordance with this Section 7.02, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to such Servicer shall be an institution which is a Fannie Mae- and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer (other than liabilities of such Servicer under Section 6.03 incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee and amounts paid to such Servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of such Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Notwithstanding anything to the contrary herein, for a period of 30 days following the date on which any Servicer receives a notice of termination or removal as a Servicer pursuant to Section 7.01(other than a termination or removal based upon the Event of Default listed as clause (a) or (f) in Section
7.01 above), such Servicer or its designee may appoint a successor Servicer that satisfies the eligibility criteria of a successor Servicer set forth in this
Section 7.02, subject to the consent of the Depositor and the Master Servicer, which consent shall not be unreasonably withheld or delayed. The successor Servicer appointed by such Servicer or its designee must agree to act as successor Servicer no later than such 30-day period, fully effect the servicing transfer within 90 days following the notice of termination or removal of such Servicer as a Servicer, make all P&I Advances that are otherwise required to be made by such Servicer as of the date of such appointment, and reimburse any expenses that the Master Servicer may have incurred in connection with the termination or removal of the Servicer and the appointment of a successor Servicer to such Servicer. This 30-day period shall terminate immediately if any Servicer fails to make (or cause to be made) any P&I Advances and all payments under Section 7.01(a).

            In the event that a Servicer is terminated pursuant to Section 7.01, such terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer (excluding set-up costs and other administrative expenses of the successor Servicer, in which case the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund, or if the successor servicer fails to pay, the Securities Administrator pays such amounts from the Trust Fund), such an amount shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Master Servicer is the predecessor Servicer (except in the case where the Master Servicer in its role as successor Servicer is being terminated pursuant to
Section 7.01 by reason of an Event of Default caused solely by the Master Servicer as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Any successor to a Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that such Servicer is required to maintain pursuant to Section 3.13.

            Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Securities Administrator shall give prompt written notice thereof to Trustee, Certificateholders, and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders, and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

            Unless a Master Servicer Event of Default known to a Responsible Officer of the Trustee has occurred and is continuing,

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            The Master Servicer shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Master Servicer complies with Section 3.02(e) as if the Master Servicer were a "Servicer" pursuant to that Section. The Master Servicer shall indemnify the Depositor, the Securities Administrator, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Master Servicer to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Master Servicer to identify pursuant to Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer.

            The Trustee shall not be permitted to utilize Subcontractors for the performance of its obligations under this Agreement, unless the Trustee complies with Section 3.02(e) as if the Trustee were a "Servicer" pursuant to that Section.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall not have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (h) the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default or an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Securities Administrator, the Master Servicer or a Servicer of any funds paid to the Depositor, the Securities Administrator, the Master Servicer or a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor, the Securities Administrator, the Master Servicer or a Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses and Indemnification. As compensation for its activities under this Agreement, the Trustee shall be paid its fee by the Securities Administrator from the Securities Administrator's own funds pursuant to a separate fee schedule. The Trustee shall have no lien on the Trust Fund for the payment of such fees. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Master Servicer or incurred in connection with:

            (a) any claim or legal action relating to this Agreement, or

            (b) any claim or legal action relating to the Certificates or the Interest Rate Swap Agreement; or

            (c) except as set forth in the last paragraph of this Section 8.05, the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense with respect to the Trustee (i) resulting from any breach of any Servicer's obligations in connection with this Agreement for which the related Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (ii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement, (iii) resulting from any breach of the Responsible Party's obligations in connection with this Agreement for which the Responsible Party has performed its obligation to indemnify the Trustee pursuant to Section 2.03(g) or (iv) resulting from any breach of the Master Servicer's obligations hereunder for which the Master Servicer has performed its obligation to indemnify the Trustee pursuant to this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates; and

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise expressly provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses incurred by the Trustee; provided, however, no expense shall be reimbursed by the Trust Fund hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicers and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or any Servicer other than the Trustee in its role as successor to the Master Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Securities Administrator, the Master Servicer, the Servicers and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section
8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or each Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor and the Securities Administrator of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 8.12(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider appropriate. If any Servicer shall not have joined in such appointment within 15 days after the receipt by such Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor Master Servicer, acting as successor servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

            (a) prepare (and the Trustee shall sign) and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare (and the Trustee shall sign) and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (h) pay, from the sources specified in the second to last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Securities Administrator or, if required by applicable tax law, the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class RX Certificates shall act as Tax Matters Person for the Class X REMIC, and the holder of the largest Percentage Interest of the Class R Certificates shall act as the Tax Matters Person for Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and the Holder of the largest Percentage Interest of the Class RC Certificates shall act as Tax Matters Person for Pooling-Tier REMIC-1, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholders for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Securities Administrator shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account, the Supplemental Interest Trust (subject to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as obligations of any Trust REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P, Class X Certificateholders and the LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of LIBOR Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts or Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the applicable Servicer is required to provide to the Securities Administrator pursuant to this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Securities Administrator on a timely basis.

            None of the Servicers, the Trustee, the Master Servicer or the Securities Administrator shall (i) cause the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or
(iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Securities Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, at the expense of the Trust Fund, but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to the Trust Fund, result in the imposition of a tax upon any Trust REMIC created hereunder or endanger the status of any Trust REMIC.

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, the Master Servicer or the Securities Administrator, respectively, if such tax arises out of or results from negligence of the Trustee, the Master Servicer or the Securities Administrator, as applicable, in the performance of any of its obligations under this Agreement, (ii) the applicable Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, (iii) the Responsible Party if such tax arises out of or results from the Responsible Party's obligation to repurchase a Mortgage Loan pursuant to Section 2.03 or
(iv) the Sponsor if such tax arises out of or results from the Sponsor's obligation to repurchase a Mortgage Loan pursuant to the Representations and Warranties Agreement, (v) in all other cases, or if the Trustee, the Master Servicer, the Securities Administrator, the applicable Servicer, the Responsible Party fails to honor its obligations under the preceding clause (i), (ii), (iii) or (iv), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            For as long as each Trust REMIC shall exist, the Securities Administrator shall act in accordance with this Agreement and shall comply with any directions of the Depositor or the applicable Servicer as provided herein so as to assure such continuing treatment. The Securities Administrator shall not
(a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase or substitution in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

            Section 8.12 Periodic Filings. (a) The Securities Administrator, the Master Servicer and each Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities Administrator shall prepare for execution by the Master Servicer, on behalf of the Depositor, any Forms 8-K, 10-D and 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof pursuant to the terms of this Section 8.12, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Master Servicer, on behalf of the Depositor. The Securities Administrator shall have no duty to verify information received by it from other Persons (other than Subcontractors utilized by the Securities Administrator) in connection with its duties under this Section 8.12.

            (b) Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit U hereto and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit U hereto, within 5 calendar days after the related Distribution Date, certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, if applicable. The Securities Administrator shall compile all such information provided to it in a Form 10-D prepared by it.

            After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review and verification by the Depositor. No later than 3 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Master Servicer, on behalf of the Depositor, shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 8.12(f)(ii). The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(b)(2)(a), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(b) related to the timely preparation and filing of Form 10-D is contingent upon each Servicer, the Securities Administrator, the Master Servicer, the Depositor and any other Person obligated to provide Additional Form 10-D Disclosure as set forth on Exhibit U hereto observing all applicable deadlines in the performance of their duties under this Section 8.12(b). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. The Securities Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            (c) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the applicable Servicer and each Subservicer engaged by such Servicer, as described under Section 3.22, (ii)(A) the annual reports on assessment of compliance with applicable servicing criteria for the Securities Administrator, the Master Servicer, the applicable Servicer, the Trustee (in its capacity as custodian), each Subservicer engaged by such Servicer and each Servicing Function Participant utilized by such Servicer, the Master Servicer or the Securities Administrator, as described under Section 3.23 and (B) if any such report on assessment of compliance with servicing criteria described under
Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under Section 3.23 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Securities Administrator, the Master Servicer, the applicable Servicer, the Trustee (in its capacity as custodian) (if the Trust is subject to Exchange Act Reports for such fiscal year), each Subservicer engaged by such Servicer and each Servicing Function Participant utilized by such Servicer, the Master Servicer or the Securities Administrator, as described under Section 3.23, and (B) if any registered public accounting firm attestation report described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a certification in the form attached hereto as Exhibit O, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be prepared by party responsible for preparing such disclosure as set forth on Exhibit V hereto, and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit V hereto, no later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, if applicable. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it.

            After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review and verification by the Depositor. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer, on behalf of the Depositor, shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 8.12(f)(ii). The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(b)(2)(a), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-K is contingent upon each Servicer (and any Subservicer or Servicing Function Participant engaged by a Servicer) and the Depositor and any other Person obligated to provide Additional Form 10-K Disclosure as set forth on Exhibit V hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(c), Section 8.12(d), Section 3.22 and Section 3.23. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (d) In connection with the execution of a Sarbanes Certification, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit P, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates, each Servicer shall sign a certification solely with respect to such Servicer (in the form attached hereto as Exhibit Q-1, with such changes as may be necessary as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates and the applicable Subservicer shall sign a certification solely with respect to such Subservicer (in the form attached hereto as Exhibit Q-2, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates and the Master Servicer shall sign a certification solely with respect to the Master Servicer (in the form attached hereto as Exhibit Q-3, with such changes as may be necessary as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Securities Administrator of the signed Form 10-K pursuant to Section 8.12(d) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Securities Administrator or the applicable Servicer has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor, the Servicers and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Securities Administrator's obligations under this
Section 8.12(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Section 3.23 and 8.12 of this Agreement and Exhibits U, V and W to this Agreement provided by or on behalf of the Securities Administrator or any Subcontractor utilized by the Securities Administrator (excluding any information, report, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) or negligence, bad faith or willful misconduct in connection therewith, and (ii) each Servicer shall indemnify and hold harmless the Depositor, the Sponsor, the Securities Administrator and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of such Servicer's obligations under this Section 8.12(d) or any material misstatement, omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Securities Administrator agrees in connection with a breach of the Securities Administrator's obligations under this Section 8.12(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Section 3.23 and 8.12 of this Agreement and Exhibits U, V and W to this Agreement provided by or on behalf of the Securities Administrator or any Subcontractor utilized by the Securities Administrator (excluding any information, report, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) or negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Securities Administrator on the other and (ii) the applicable Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the such Servicer, on the other hand, in connection with a breach of the such Servicer's obligations under this Section 8.12(d) or any material misstatement or omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith. The obligations of the Securities Administrator and each Servicer under this Section 8.12(d) shall apply to the Securities Administrator and each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Securities Administrator or Servicer, as applicable, is acting as Securities Administrator or Servicer, as applicable, at the time such certification is required to be delivered. The indemnification and contribution obligations set forth in this Section 8.12(d) shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator or the applicable Servicer, as applicable.

            (e) Upon any filing with the Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of each such executed report, statement or information.

            (f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.12 and the parties hereto shall again have the obligations set forth in this Section.

               (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Securities Administrator will immediately notify the Depositor and the Servicers. In the case of Form 10-D and 10-K, the Depositor, the Servicers and the Securities Administrator will thereupon cooperate to prepare a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act and the Securities Administrator shall file in accordance with this Agreement. In the case of Form 8-K, the Securities Administrator will, upon receipt of all disclosure information required to be included on Form 8-K, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, 10-D or 10-K is required will notify the Depositor, the Securities Administrator and the Servicers and such parties will cooperate to prepare any necessary Form 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer of the Depositor. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this
      Section 8.12(f) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicers and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12 and Sections 3.22 and
      3.23. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit W hereto and compiled by the Securities Administrator pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Disclosure on Form 8-K. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit W hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon (Eastern time) on the 2nd Business Day after the occurrence of a Reportable Event, certain parties to this Agreement shall be required to provide to the Depositor and the Securities Administrator, to the extent known by such applicable parties, any Form 8-K Disclosure Information, if applicable. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it.

            After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review and verification by the Depositor. No later than the end of the 4th Business Day after the Reportable Event, an officer of the Master Servicer, on behalf of the Depositor, shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(f)(ii). The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(b)(2)(a), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(g) related to the timely preparation and filing of Form 8-K is contingent upon each Servicer, the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit W hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(g). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (h) The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.12, or (ii) the failure of the Depositor to timely execute and return for filing any Forms 10-D, 10-K and 8-K required to be filed by the Securities Administrator pursuant to this Section 8.12, in either case, not resulting from the Securities Administrator's own negligence, bad faith or misconduct.

            Section 8.13 Tax Treatment of Upper-Tier Carry Forward Amounts, Basis Risk Carry Forward Amounts, the Supplemental Interest Trust and the Interest Rate Swap Agreement. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Upper-Tier Carry Forward Amounts and, to the extent not paid from the Excess Reserve Fund Account, Basis Risk Carry Forward Amounts from the Supplemental Interest Trust (together with Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account) as rights to receive payments under a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of each such Class. Accordingly, each Class of Certificates (excluding the Class X, Class P and the Residual Certificates) will be comprised of two components - an Upper-Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificate will be comprised of four components - two Class X REMIC Regular Interests (the Class X Interest and the Class IO Interest), ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts and ownership of the Supplemental Interest Trust (including the Interest Rate Swap Agreement), subject to the obligation to pay Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts. The Securities Administrator shall allocate the issue price for a Class of LIBOR Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Upper-Tier Carry Forward Amounts and, without duplication, the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial LIBOR Certificateholder between such rights and the related Upper-Tier Regular Interest.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Supplemental Interest Trust.

                                   ARTICLE IX

             ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

            Section 9.01 Duties of the Master Servicer; Enforcement of Servicer's Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of each Servicer's obligations under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause such Servicer to duly and punctually perform its duties and obligations hereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article VII.

            If (i) a Servicer reports a delinquency on a monthly report and (ii) such Servicer, by 11 a.m. (New York Time) on the related Remittance Date, neither makes an Advance nor provides the Securities Administrator and the Master Servicer with an Officer's Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Subject to the foregoing and Section 7.02, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under this Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

            (b) The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted hereunder, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out-of-pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor servicer.

            (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Servicer.

            (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer of such Servicer's rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

            Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

            Section 9.03 Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Servicers, the Depositor, the Responsible Party, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

               (i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

               (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
      (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

               (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

               (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

               (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

               (vii) [Reserved];

               (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

               (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

            (b) [Reserved].

            (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Servicers, the Depositor, the Securities Administrator, the Responsible Party, the Trustee and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 9.03 to indemnify the Servicers, the Depositor, the Securities Administrator, the Responsible Party, the Trustee and the Trust constitutes the sole remedy of the Servicers, the Depositor, the Securities Administrator, the Responsible Party, the Trustee and the Trust, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

            Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Servicers, Depositor, the Master Servicer, Securities Administrator, the Responsible Party or the Trustee or notice thereof by any one of such parties to the other parties.

            Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

            (a) any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from a Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

            (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file any Forms 8-K, 10-D and 10-K required by the Exchange Act with respect to the Trust Fund, the failure to comply with the requirements set forth in Section 8.12, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

            (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

            (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

            (f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator, the Trustee and the Depositor; or

            (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

            In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and upon the request of the Holders of Certificates representing at least 51% of the Voting Rights shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

            Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

            All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any other successor Master Servicer appointed pursuant to Section 9.06) to master service shall be paid by the terminated Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.05.

            Upon the occurrence of a Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

            Section 9.05 Waiver of Default. By a written notice, the Trustee may with the consent of a Holders of Certificates evidencing at least 51% of the Voting Rights waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 9.06 Successor to the Master Servicer. Upon termination of the Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the Master Servicing Fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

            If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

            Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption as successor master servicer of such obligations, duties and responsibilities.

            Upon a successor's acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

            Section 9.07 Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be paid the Master Servicing Fee.

            Section 9.08 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

            Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

            If at any time, Wells Fargo Bank, N.A., as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo Bank, N.A. shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

            Section 9.10 Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

            Section 9.11 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

            The Master Servicer shall not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the performance of the obligations of the Servicers as required under this Agreement.

            Section 9.12 Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Servicers, Depositor, the Sponsor, the Securities Administrator, the Responsible Party, the Trustee and the Trust, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Servicers, Depositor, the Sponsor, the Securities Administrator, the Responsible Party, the Trustee or the Trust may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, including any failure by the Master Servicer or any Subcontractor utilized by such Master Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23 or 8.12, including without limitation any failure by the Master Servicer to identify any Subcontractor "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB. The Depositor, the Sponsor, the Securities Administrator, each Servicer, the Responsible Party and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Securities Administrator, each Servicer, the Responsible Party, the Trustee or the Trust to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

            The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys' fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption as successor master servicer (not including the Trustee's performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under this Agreement.

            The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in this Agreement, (ii) resulting from any breach of the applicable Servicer's obligations in connection with this Agreement for which such Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05,
(iii) resulting from any breach of the Responsible Party's obligations in connection with the Purchase Agreement, for which the Responsible Party has performed its obligation to indemnify the Master Servicer pursuant to the Purchase Agreement, or (iv) the Master Servicer's willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

                                    ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

            Section 10.01 Duties of Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

               (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

               (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

               (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicers or the Trustee.

            The Securities Administrator shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Securities Administrator complies with Section 3.02(e) as if the Securities Administrator were a "Servicer" pursuant to that Section. The Securities Administrator shall indemnify the Depositor, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Securities Administrator to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Securities Administrator to identify pursuant to
Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator.

            Section 10.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 10.01:

               (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

               (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

               (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

               (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under this Agreement;

               (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

               (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

            The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 10.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Sponsor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement, the Interest Rate Swap Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or any Servicer of any funds paid to the Depositor or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or any Servicer.

            The Securities Administrator shall execute the Interest Rate Swap Agreement and the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Interest Rate Swap Agreement and the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.

            Section 10.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

            Section 10.05 Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Securities Administrator Float Period. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(i) incurred in connection with any claim or legal action relating to (a) this Agreement or the Interest Rate Swap Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder or under such other agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and
(C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

            Section 10.06 Eligibility Requirements for Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

            Any successor Securities Administrator (i) may not be an originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and
(iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by Standard & Poor's or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 9.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 10.07 Resignation and Removal of Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

            If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

            The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

            Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

            Notwithstanding the foregoing, if at any time the Securities Administrator resigns pursuant to Section 10.07, the Trustee shall be authorized to appoint, with the Depositor's consent, a successor Securities Administrator concurrently with the appointment of a successor Master Servicer.

            Section 10.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor, the Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

            No successor Securities Administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

            Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 10.09 Merger or Consolidation of Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 10.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 11.02 and Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Servicer (at the direction of the Majority Class C Certificateholder) or Ocwen, as applicable, on the Optional Termination Date, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate,
(ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Person electing to terminate the Trust Fund (or in the case of the Servicer, acting at the direction of the Majority Class C Certificateholder, selected by the Majority Class C Certificateholder), at the expense of such Person (or in the case of the Servicer, acting at the direction of the Majority Class C Certificateholder, the Majority Class C Certificateholder), plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (iii) any Swap Termination Payment owed to the Swap Provider (as provided to the Securities Administrator by the Swap Provider pursuant to the Interest Rate Swap Agreement) ("Termination Price") and
(b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Section 11.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer notifies the Securities Administrator that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Securities Administrator promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider. If the Servicer (at the direction of the Majority Class C Certificateholder) or the Servicer, individually, elects to terminate the Trust Fund pursuant to clause (a) of Section 11.01, by the 25th day of the month preceding the month of the final distribution, the Person electing to terminate the Trust Fund shall notify the Depositor, the Master Servicer, the Servicer, the Trustee and the Securities Administrator in writing as of the date the electing Person intends to terminate the Trust Fund and of the applicable Termination Price of the Mortgage Loans and REO Properties. The Servicer, when acting at the direction of the Majority Class C Certificateholder, shall be entitled to reasonably rely on a representation from the Majority Class C Certificateholder that it is the Majority Class C Certificateholder and is entitled under this Agreement to direct the Servicer to terminate the Trust Fund.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given and the Person electing to terminate the Trust Fund is the Servicer (at the direction of the Majority Class C Certificateholder), the Majority Class C Certificateholder shall remit the applicable Termination Price in immediately available funds to the Servicer at least two Business Days prior to the applicable Distribution Date, and, upon receipt of such funds from the Majority Class C Certificateholder, the Servicer shall promptly deposit such funds in the Collection Account. During the time such funds are held in the Collection Account, such funds shall be invested, at the direction of the Majority Class C Certificateholder, in Permitted Investments, and the Majority Class C Certificateholder shall be entitled to all income from such investments, and shall be responsible for, and shall reimburse the Servicer for all losses from such investments. The Majority Class C Certificateholder shall be obligated to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the Majority Class C Certificateholder and shall indemnify and hold harmless the Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Servicer's termination of the Trust Fund at the direction of the Majority Class C Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer's negligence, bad faith or willful misconduct. In the event such Notice of Final Distribution is given and the Person electing to terminate the Trust Fund is the Servicer, the Servicer shall deposit the Termination Price in the Collection Account at least two Business Days prior to the applicable Distribution Date. During the time such funds are held in the Collection Account, such funds may be invested by the Servicer in accordance with Section
3.12. In connection with any such termination of the Trust Fund, the Servicer shall cause all funds in the Collection Account, including the applicable Termination Price for the Mortgage Loans and REO Properties, to be remitted to the Master Servicer for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date. In the event such Notice of Final Distribution is given and the Person electing to terminate the Trust Fund is the Master Servicer, the Master Servicer shall deposit the Termination Price in the Distribution Account on the Business Day prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor (certifying as to such deposit), the Trustee shall promptly release to the Person electing to terminate the Trust Fund, or its designee, the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the applicable Servicer (including all unreimbursed Advances and any Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 11.03 Additional Termination Requirements. In the event a Person elects to terminate the Trust Fund as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Securities Administrator shall sell all of the assets of the Trust Fund to the Person electing to terminate the Trust Fund, or its designee, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Securities Administrator shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F 1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Securities Administrator sold the assets of the Trust Fund to the electing Person.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Responsible Party, the Securities Administrator, the Master Servicer, each Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Securities Administrator, the Master Servicer or any Servicer,
(iv) to add any other provisions with respect to matters or questions arising hereunder, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, or (vi) to comply with any requirements in Regulation AB; provided, that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall be deemed to not adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Responsible Party, the Trustee, the Securities Administrator, the Master Servicer, the Depositor and each Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable,
(i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Securities Administrator, the Master Servicer, each Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            The Responsible Party shall be obligated to execute any amendment to this Agreement, unless such amendment would adversely affect in any material respect a right or obligation of the Responsible Party.

            Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicers, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Responsible Party or any of its Affiliates shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 12.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

            Nothing in this Agreement shall require the Trustee, the Master Servicer, or the Securities Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Master Servicer, the Securities Administrator, the Trustee or the Trust
Fund), satisfactory to the Securities Administrator, the Master Servicer and the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

            Section 12.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 12.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

            Section 12.05 Notices. (a) The Securities Administrator shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of any Servicer, the Securities Administrator, the Master Servicer or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

            5. The final payment to Certificateholders.

            (b) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

            1. Each report to Certificateholders described in Section 4.03.

            2. Any notice of a purchase of a Mortgage Loan pursuant to Section 3.28.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, to GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer's Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention:
Jonathan Collman), or such other address as may be hereafter furnished to the Trustee, the Securities Administrator, the Master Servicer and the Servicers by the Depositor in writing; (b) in the case of Ocwen, to Ocwen Loan Servicing, LLC, 1661 Worthington Road Suite 100, Centrepark West, West Palm Beach, FL 33409, Attention: Secretary or such other address as may be hereafter furnished to the Swap Provider and the other parties hereto by Ocwen in writing; (c) in the case of the Trustee, to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934,
Attention: Trust Administration - GS06C2 or such other address as may be hereafter furnished to the other parties hereto by the Trustee in writing; (d) in the case of NCMC, New Century Mortgage Corporation, 18400 Von Karman, Suite 1000, Irvine CA 92612, Attention: Kevin Cloyd, Executive Vice President, or such other address as may be hereafter furnished to the Swap Provider and the other parties hereto by NCMC in writing; (e) in the case of the Responsible Party, NC Capital Corporation, 18400 Von Karman, Suite 1000, Irvine CA 92612, Attention:
Kevin Cloyd, Executive Vice President, or such other address as may be hereafter furnished to the Swap Provider and the other parties hereto by the Responsible in writing; (f) in the case of Wells Fargo, Wells Fargo Bank, N.A., (i) for the purpose of certificate transfers, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as may be hereafter furnished to the Swap Provider and the other parties hereto in writing; (j) Goldman Sachs Mitsui Marine Derivative Products 85 Broad Street, New York, New York 10004, Attention: General Counsel, or such other address as may be hereafter furnished to the other parties hereto in writing and (k) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07     Assignment; Sales; Advance Facilities.

            (a) Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04, this Agreement may be assigned by the Servicer with the prior written consent of the Depositor, the Master Servicer and the Trustee. In addition, for so long as the Servicer is acting as the Servicer hereunder (i) the Servicer is hereby authorized to enter into an advance facility ("Advance Facility") under which (A) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood that neither the Trust Fund nor any party hereto shall have a right or claim to an Advance Reimbursement Amount so assigned or to the portion of the Servicing Fee so assigned; it being further understood that upon resignation or termination of the Servicer and reimbursement of all amounts due to the Servicer hereunder, the assignment of further Advance reimbursement rights to such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated with respect to amounts due related to this Agreement. No consent of the Trustee, Certificateholders, or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Master Servicer shall have no oversight obligations with respect to such Advance Facility and the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            (b) Advance reimbursement amounts ("Advance Reimbursement Amounts") shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

            (c) The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            (d) An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            (e) Advance Reimbursement Amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out" (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such Advance Reimbursement Amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

            (f) Any amendment to this Section 12.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 12.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor, the Master Servicer, each Servicer and the Securities Administrator without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders which opinion shall be an expense of each Servicer entering into the Advance Facility but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment delivers to the Trustee a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that:
(a) the Advances financed by and/or pledged to the lender are obligations owed to the applicable Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) each Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the applicable Servicer and the lender.

            Section 12.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.09 Inspection and Audit Rights. Each Servicer agrees that on reasonable prior notice, it will permit any representative of the Depositor, the Master Servicer or the Trustee during such Servicer's normal business hours, to examine all the books of account, records, reports and other papers of such Servicer relating to the applicable Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Master Servicer or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of a Servicer incident to the exercise by the Depositor, the Master Servicer or the Trustee of any right under this Section 12.09 shall be borne by the party making the request (except in the case of requests made by the Trustee, such expenses shall be borne by such Servicer). Each Servicer may impose commercially reasonable restrictions on dissemination of information such Servicer defines as confidential.

            Nothing in this Section 12.09 shall limit the obligation of each Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section 12.09 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 12.09 shall require each Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. Each Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

            Section 12.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

            Section 12.11 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 12.12 Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

            Section 12.13 Rights of Third Parties. Each of the Swap Provider, and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 12.14 No Solicitation. From and after the Closing Date, each Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the applicable Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan, including to refinance a Mortgage Loan, in whole or in part. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) are vested in the Trustee pursuant hereto and the applicable Servicer shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that (a) promotions undertaken by each Servicer or any Affiliate of the applicable Servicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio, internet, company website, and television advertisements and (b) solicitation of the Mortgagors under the applicable Servicer's existing programs and programs directed toward equivalent ends (which in no event shall solicit the refinancing of mortgage loans from the Mortgagors), shall, in each case, not constitute solicitation under this Section 12.14.

            Section 12.15 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Securities Administrator, the Master Servicer, each Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

                       *    *    *    *    *    *    *

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Responsible Party and each Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORP.,
                                          as Depositor

                                       By:   /s/ Michelle Gill
                                          --------------------------------------
                                          Name:  Michelle Gill
                                          Title: Vice President

                                       OCWEN LOAN SERVICING, LLC,
                                          as Servicer

                                       By:   /s/ Richard Delgado
                                          --------------------------------------
                                          Name:  Richard Delgado
                                          Title: Authorized Representative

                                       NEW CENTURY MORTGAGE CORPORATION,
                                          as Servicer

                                       By:   /s/ Kevin Cloyd
                                          --------------------------------------
                                          Name:  Kevin Cloyd
                                          Title: Executive Vice President

                                       NC CAPITAL CORPORATION
                                          as Responsible Party,

                                       By:   /s/ Kevin Cloyd
                                          --------------------------------------
                                          Name:  Kevin Cloyd
                                          Title: President

                                       WELLS FARGO BANK, N.A.,
                                          as Master Servicer and Securities
                                          Administrator

                                       By:   /s/ Sandra Whalen
                                          --------------------------------------
                                          Name:  Sandra Whalen
                                          Title: Vice President

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:   /s/ Ronaldo Reyes
                                          --------------------------------------
                                          Name:  Ronaldo Reyes
                                          Title: Vice President

                                       By:   /s/ Karlene Benvenuto
                                          --------------------------------------
                                          Name:  Karlene Benvenuto
                                          Title: Authorized Signer

                                   SCHEDULE I

                             Mortgage Loan Schedule

    (Delivered to the Securities Administrator, the Servicers and the Trustee and not attached to the Pooling and Servicing Agreement)

                                   SCHEDULE II

                       GSAMP Mortgage Loan Trust 2006-NC2,
                       Mortgage Pass-Through Certificates

         Representations and Warranties of Ocwen Loan Servicing, LLC
         -----------------------------------------------------------

            Ocwen Loan Servicing, LLC ("Ocwen") hereby makes the representations and warranties set forth in this Schedule II to the Depositor, the Responsible Party, NCMC, the Master Servicer, the Securities Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

(1) Ocwen is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Ocwen in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement;

(2) Ocwen has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Ocwen the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Responsible Party, the Servicers and the Trustee, constitutes a legal, valid and binding obligation of Ocwen, enforceable against Ocwen in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(3) The execution and delivery of this Pooling and Servicing Agreement by Ocwen, the servicing of the Mortgage Loans by Ocwen hereunder, the consummation by Ocwen of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Ocwen and will not (A) result in a breach of any term or provision of the organizational documents of Ocwen or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Ocwen is a party or by which it may be bound, or any statute, order or regulation applicable to Ocwen of any court, regulatory body, administrative agency or governmental body having jurisdiction over Ocwen; and Ocwen is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Ocwen's knowledge, would in the future materially and adversely affect, (x) the ability of Ocwen to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Ocwen taken as a whole;

(4) Ocwen is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

(5) No litigation is pending against Ocwen that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Ocwen to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Ocwen of, or compliance by Ocwen with, this Pooling and Servicing Agreement or the consummation by Ocwen of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

(7) Ocwen covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that Ocwen can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement.

                                  SCHEDULE III

                       GSAMP Mortgage Loan Trust 2006-NC2,
                       Mortgage Pass-Through Certificates

      Representations and Warranties of New Century Mortgage Corporation
      ------------------------------------------------------------------

            NCMC ("New Century") hereby makes the representations and warranties set forth in this Schedule III to the Depositor, the Responsible Party, Ocwen, the Securities Administrator, the Master Servicer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date.

            (1) New Century is a Delaware limited partnership, validly existing and in good standing under the laws of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by New Century in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (2) New Century has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of New Century the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Responsible Party, Ocwen, the Master Servicer, the Securities Administrator and the Trustee, constitutes a legal, valid and binding obligation of New Century, enforceable against New Century in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by New Century, the servicing of the Mortgage Loans by New Century hereunder, the consummation by New Century of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of New Century and will not (A) result in a breach of any term or provision of the organizational documents of New Century or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which New Century is a party or by which it may be bound, or any statute, order or regulation applicable to New Century of any court, regulatory body, administrative agency or governmental body having jurisdiction over New Century; and New Century is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to New Century's knowledge, would in the future materially and adversely affect,
      (x) the ability of New Century to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of New Century taken as a whole;

            (4) New Century is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

            (5) No litigation is pending against New Century that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of New Century to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by New Century of, or compliance by New Century with, this Pooling and Servicing Agreement or the consummation by New Century of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (7) New Century covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that New Century can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

            (8) With respect to each Mortgage Loan, to the extent New Century serviced such Mortgage Loan and to the extent New Century provided monthly reports to the three credit repositories, New Century has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                   SCHEDULE IV

                       GSAMP Mortgage Loan Trust 2006-NC2,
                       Mortgage Pass-Through Certificates

 Representations and Warranties of the Responsible Party as to the Individual
 ----------------------------------------------------------------------------
                                 Mortgage Loans
                                 --------------

      The Responsible Party hereby makes the representations and warranties set forth in this Schedule IV as to the individual Mortgage Loans only to the Depositor, Ocwen, NCMC, the Securities Administrator, the Master Servicer and the Trustee as of June 29, 2006 (the "Securitization Closing Date") (unless otherwise expressly indicated). Capitalized terms used but not otherwise defined in this Schedule IV shall have the meanings ascribed thereto in the Purchase
Agreement:

      (1) Mortgage Loans as Described. The Responsible Party has delivered to the Sponsor the Data Tape Information and the information set forth on the Mortgage Loan Schedule is true and correct;

      (2) Payments Current. All payments required to be made up to May 26, 2006 for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty or more days prior to the Securitization Closing Date, have been made and credited. No Mortgage Loan has a Thirty-day Delinquency nor has the Mortgage Loan had a Thirty-day Delinquency more than once since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

      (3) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Responsible Party has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first Monthly Payment;

      (4) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Sponsor, and which has been delivered to the Trustee or to such other Person as the Sponsor shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule, the Data Tape Information or included in the Mortgage File. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Trustee or to such other Person as the Sponsor shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule and the Data Tape Information;

      (5) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

      (6) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards generally insured against in the jurisdiction in which the Mortgaged Property is located by a prudent lender making mortgage loans similar to the Mortgage Loans, as well as all additional requirements set forth in
Section 3.13 of the Pooling and Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which conforms to the standard a prudent lender would require, as well as all additional requirements set forth in Section 3.13 of the Pooling and Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Responsible Party and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Sponsor upon the consummation of the transactions contemplated by this Agreement. The Responsible Party has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Responsible Party;

      (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Responsible Party shall maintain in its possession, available for the Sponsor's inspection, and shall deliver to the Sponsor upon demand, evidence of compliance with all such requirements;

      (8) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Responsible Party has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Responsible Party waived any default resulting from any action or inaction by the Mortgagor;

      (9) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two to four family dwelling, or an individual condominium unit in a low rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or manufactured housing or by a mixed use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

      (10) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (a) the lien of current real property taxes and assessments not yet due and payable;

                  (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                  (c) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                  (d) with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Responsible Party has full right to sell and assign the same to Sponsor.

      Unless set forth on the Mortgage Loan Schedule, the Mortgaged Property with respect to any Second Lien Mortgage Loan is not subject to a first lien mortgage loan which is not a Mortgage Loan;

      (11) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Responsible Party has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

      (12) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (13) Ownership. The Responsible Party is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note subject to the interest of Responsible Party's Warehouse Lender which will be released on or before the sale to the Sponsor of the Mortgage Loans. The Mortgage Loan is not assigned or pledged, and the Responsible Party has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Sponsor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Sponsor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Responsible Party intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the Securitization Closing Date, the Responsible Party will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Responsible Party will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

      (14) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

      (15) CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%;

      (16) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer that would be acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Responsible Party, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (a), (b), (c) and (d) of representation (10) of this Schedule IV, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Responsible Party, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Responsible Party, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Responsible Party;

      (17) No Defaults. As of May 26, 2006, other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Responsible Party nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note,
(iii) as of the Securitization Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

      (18) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      (19) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

      (20) Origination; Payment Terms. Either (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the Mortgage Loan: the Responsible Party meets the requirements set forth in clause (a), and (i) such Mortgage Loan was underwritten in accordance with standards established by the Responsible Party, using application forms and related credit documents approved by the Responsible Party, (ii) the Responsible Party approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the Responsible Party agreed to fund such Mortgage Loan, (iii) the closing documents for such Mortgage Loan were prepared on forms approved by the Responsible Party, and (iv) such Mortgage Loan was actually funded by the Responsible Party and was purchased by the Responsible Party at closing or soon thereafter. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. Except with respect to Interest Only Mortgage Loans, the Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. With respect to Adjustable Rate Mortgage Loans, such installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date. Unless otherwise specified on the description of pool characteristics on the Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

      (21) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

      (22) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Responsible Party has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

      (23) Occupancy of the Mortgaged Property. As of the Securitization Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

      (24) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

      (25) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Sponsor to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      (26) Acceptable Investment. To the Responsible Party's knowledge, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in sub prime mortgage loans to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Responsible Party generally;

      (27) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Trustee. The Responsible Party is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Trustee;

      (28) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Responsible Party's Underwriting Guidelines;

      (29) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Responsible Party are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

      (30) Due On Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Responsible Party's knowledge, such provision is enforceable;

      (31) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

      (32) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Responsible Party, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

      (33) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

      (34) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Responsible Party has no knowledge of any such proceedings in the future;

      (35) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Servicer, the Responsible Party, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Servicer or the Responsible Party and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Responsible Party have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Responsible Party executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

      (36) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

      (37) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Responsible Party or by any officer, director, or employee of the Responsible Party or any designee of the Responsible Party or any corporation in which the Responsible Party or any officer, director, or employee had a financial interest at the time of placement of such insurance;

      (38) No Violation of Environmental Laws. There exists no violation of any local, state or federal environmental law, rule or regulation at the related Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

      (39) Servicemembers' Civil Relief Act. The Mortgagor has not notified the Responsible Party, and the Responsible Party has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

      (40) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

      (41) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Responsible Party has complied with, all applicable law with respect to the making of the Mortgage Loans. The Responsible Party shall maintain such statement in the Mortgage File;

      (42) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property;

      (43) Value of Mortgaged Property. The Responsible Party has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Responsible Party generally secured by properties in the same geographic area as the related Mortgaged Property;

      (44) No Defense to Insurance Coverage. The Responsible Party has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Sponsor in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Sponsor. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Securitization Closing Date (whether or not known to the Responsible Party on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Responsible Party, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

      (45) Escrow Analysis. With respect to each Mortgage, the Responsible Party or the Servicer has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

      (46) Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

      (47) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91 508) or other credit information furnished by the Responsible Party to the Sponsor, that Responsible Party has full right and authority and is not precluded by law or contract from furnishing such information to the Sponsor and the Sponsor is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Responsible Party shall hold the Sponsor harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Sponsor's secondary marketing operations and the purchase and sale of mortgages. The Responsible Party has or has caused the related servicer to, for each Mortgage Loan, fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material Breach Representation;

      (48) Leaseholds. If the Mortgage Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

      (49) Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Responsible Party for the benefit of the Sponsor, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan's originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law;

      (50) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Sponsor, as determined by Sponsor in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

      (51) Single premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

      (52) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Sponsor;

      (53) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

      (54) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

      (55) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Sponsor) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Responsible Party, or is in the process of being recorded;

      (56) FICO Scores. Each Mortgagor has a non zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

      (57) Compliance with Anti Money Laundering Laws. The Responsible Party has complied with all applicable anti money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti Money Laundering Laws"); the Responsible Party has established an anti money laundering compliance program as required by the Anti Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti Money Laundering Laws;

      (58) Assumability. The Mortgage Loan, by its terms, is not assumable;

      (59) Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products;

      (60) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

      (61) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulations;

      (62) Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; and

      (63) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage
Loan:

                  (a) No Negative Amortization of Related First Lien Loan. With
            respect to second lien loans originated by Responsible Party under an 80/20 program, the related first lien loan does not permit negative amortization;

                  (b) No Default Under First Lien. To the best of Responsible
            Party's knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

                  (c) Right to Cure First Lien. To the best of Responsible
            Party's knowledge, the related first lien mortgage does not contain a provision which prohibits such mortgagee from curing any default under the related first lien mortgage; and

                  (d) Principal Residence. The related Mortgaged Property is the
            Mortgagor's principal residence or second home.

                                     SCHEDULE V

                        GSAMP Mortgage Loan Trust 2006-NC2,
                         Mortgage Pass-Through Certificates

            The Responsible Party hereby makes the representations and warranties set forth in this Schedule V to the Depositor, Ocwen, NCMC, the Securities Administrator, the Master Servicer and the Trustee, as of the Closing Date.

      1. Due Organization and Authority. The Responsible Party is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Responsible Party, and in any event the Responsible Party is in compliance with the laws of any such state to the extent necessary; the Responsible Party has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the Responsible Party and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Responsible Party, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Responsible Party to make this Agreement and all agreements contemplated hereby valid and binding upon the Responsible Party in accordance with their terms;

      2. No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Responsible Party's charter or by-laws or any legal restriction or any agreement or instrument to which the Responsible Party is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Responsible Party or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

      3. No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Responsible Party, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Responsible Party, or in any material impairment of the right or ability of the Responsible Party to carry on its business substantially as now conducted, or in any material liability on the part of the Responsible Party, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Responsible Party contemplated herein, or which would be likely to impair materially the ability of the Responsible Party to perform under the terms of this Agreement;

      4. No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Responsible Party of or compliance by the Responsible Party with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                                   SCHEDULE VI

                       GSAMP Mortgage Loan Trust 2006-NC2,
                       Mortgage Pass-Through Certificates

 Representations and Warranties of the Sponsor as to the Individual Mortgage
 ---------------------------------------------------------------------------
                                      Loans
                                      -----

            The Depositor shall cause the Sponsor to hereby make the representations and warranties set forth in this Schedule VI as to the individual Mortgage Loans as of June 29, 2006 (the "Securitization Closing Date"):

            (a) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices applicable to the Mortgage Loan, including, without limitation, any provisions related to Prepayment Penalties, have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

            (b)No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. For the purposes of this Schedule VII the following definitions shall apply:

                  (1) Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

                  (2) Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

                  (3) High Cost Loan: A Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary; and

                  (4) None of the Mortgage Loans has a Prepayment Penalty period in excess of three years.

                                   EXHIBIT A-1

              FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

[To be added to the Class B-1 and Class B-2 Certificates while they remain Private Certificates: IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE (THE "TRANSFEROR CERTIFICATE") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR A LETTER (THE "NON-RULE 144A INVESTMENT LETTER") IN THE FORM OF EXHIBIT K TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR CERTIFICATE AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

[To be added to the Class B-2 Certificates: NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE MASTER SERVICER OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No.               :

Cut-off Date                  :    June 1, 2006

First Distribution Date       :    July 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :

Initial Certificate Balances
of all Certificates of this                                 Class Certificate
Class:                                     Class                 Balance
                                         ----------         -----------------
                                         Class A-1           $ 239,618,000
                                         Class A-2A          $ 214,090,000
                                         Class A-2B          $ 102,864,000
                                         Class A-2C          $ 99,900,000
                                         Class A-2D          $ 42,998,000
                                         Class M-1           $ 35,700,000
                                         Class M-2           $ 28,649,000
                                         Class M-3           $ 16,748,000
                                         Class M-4           $ 14,986,000
                                         Class M-5           $ 14,545,000
                                         Class M-6           $ 13,663,000
                                         Class M-7           $ 12,341,000
                                         Class M-8           $ 11,019,000
                                         Class M-9           $ 7,052,000
                                         Class B-1           $ 6,170,000
                                         Class B-2           $ 8,815,000

CUSIP:                                     Class                CUSIP No.
                                         ----------         -----------------
                                         Class A-1             362463 AA 9
                                         Class A-2A            362463 AB 7
                                         Class A-2B            362463 AC 5
                                         Class A-2C            362463 AD 3
                                         Class A-2D            362463 AE 1
                                         Class M-1             362463 AF 8
                                         Class M-2             362463 AG 6
                                         Class M-3             362463 AH 4
                                         Class M-4             362463 AJ 0
                                         Class M-5             362463 AK 7
                                         Class M-6             362463 AL 5
                                         Class M-7             362463 AM 3
                                         Class M-8             362463 AN 1
                                         Class M-9             362463 AP 6
                                         Class B-1             362463 AQ 4
                                         Class B-2             362463 AR 2
ISIN:                                    Class A-1             US362463AA93

CUSIP:                                     Class                CUSIP No.
                                         ----------         -----------------
                                         Class A-2A            US362463AB76
                                         Class A-2B            US362463AC59
                                         Class A-2C            US362463AD33
                                         Class A-2D            US362463AE16
                                         Class M-1             US362463AF80
                                         Class M-2             US362463AG63
                                         Class M-3             US362463AH47
                                         Class M-4             US362463AJ03
                                         Class M-5             US362463AK75
                                         Class M-6             US362463AL58
                                         Class M-7             US362463AM32
                                         Class M-8             US362463AN15
                                         Class M-9             US362463AP62
                                         Class B-1             US362463AQ46
                                         Class B-2             US362463AR29

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2
                        [Class A-] [Class M-] [Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party") Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation., as a servicer ("NCMC", and together with Ocwen, the "Servicers"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     ***

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities
                                          Administrator

                                       By:
                                          --------------------------------------
Authenticated:

By:
   --------------------------------------
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% or 10%, as applicable, of the Cut-off Date Pool Principal Balance, the Person specified in Section
11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              -------------------------------------------------,
-------------------------------------------------------------------------------,
for the account of
                  -------------------------------------------------------------,
account number                 or, if mailed by check, to
              ----------------,                          ----------------------.
Applicable statements should be mailed to
                                         --------------------------------------,
-------------------------------------------------------------------------------.

            This information is provided by
                                           ------------------------------------,
the assignee named above, or
                            ---------------------------------------------------,
as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :
Cut-off Date              :           June 1, 2006
First Distribution Date   :           July 25, 2006
Percentage Interest of
this Certificate
("Denomination")          :           [_____]%
CUSIP                     :           362463 AV 3
ISIN                                  US362463AV31

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), NC Capital Corporation, as responsible party (the "Responsible Party") Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation., as a servicer ("NCMC", and together with Ocwen, the "Servicers"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     ***

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator

                                 By:
                                    --------------------------------------------

Authenticated:

By:
   --------------------------------------------
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% or 10%, as applicable, of the Cut-off Date Pool Principal Balance, the Person specified in Section
11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              -------------------------------------------------,
-------------------------------------------------------------------------------,
for the account of
                  -------------------------------------------------------------,
account number                 or, if mailed by check, to
              ----------------,                          ----------------------.
Applicable statements should be mailed to
                                         --------------------------------------,
-------------------------------------------------------------------------------.

            This information is provided by
                                           ------------------------------------,
the assignee named above, or
                            ---------------------------------------------------,
as its agent.

                                    EXHIBIT C

                           FORM OF CLASS C CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           C-1

Cut-off Date              :           June 1, 2006

First Distribution Date   :           July 25, 2006
Percentage Interest of
this Certificate
("Denomination")          :           [___]
CUSIP                     :           362463 AW 1
ISIN                      :           US362463AW14

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                     Class C

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), NC Capital Corporation, as responsible party (the "Responsible Party") Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation., as a servicer ("NCMC", and together with Ocwen, the "Servicers"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     ***

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator

                                 By:
                                    --------------------------------------------

Authenticated:

By:
   --------------------------------------------
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% or 10%, as applicable, of the Cut-off Date Pool Principal Balance, the Person specified in Section
11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              -------------------------------------------------,
-------------------------------------------------------------------------------,
for the account of
                  -------------------------------------------------------------,
account number                 or, if mailed by check, to
              ----------------,                          ----------------------.
Applicable statements should be mailed to
                                         --------------------------------------,
-------------------------------------------------------------------------------.

            This information is provided by
                                           ------------------------------------,
the assignee named above, or
                            ---------------------------------------------------,
as its agent.

                                   EXHIBIT D-1

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1
Cut-off Date                  :       June 1, 2006
First Distribution Date       :       July 25, 2006
Initial Certificate Balance
of this Certificate
("Denomination")              :       $50
Initial Certificate Balance
of all Certificates of this
Class                         :       $50
CUSIP                         :       362463 AS 0
ISIN                          :       US362463AS02

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party") Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation., as a servicer ("NCMC", and together with Ocwen, the "Servicers"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Securities Administrator, the Servicers or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator

                                 By:
                                    --------------------------------------------

Authenticated:

By:
   --------------------------------------------
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Securities Administrator and the Depositor and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% or 10%, as applicable, of the Cut-off Date Pool Principal Balance, the Person specified in Section
11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              -------------------------------------------------,
-------------------------------------------------------------------------------,
for the account of
                  -------------------------------------------------------------,
account number                 or, if mailed by check, to
              ----------------,                          ----------------------.
Applicable statements should be mailed to
                                         --------------------------------------,
-------------------------------------------------------------------------------.

            This information is provided by
                                           ------------------------------------,
the assignee named above, or
                            ---------------------------------------------------,
as its agent.

                                   EXHIBIT D-2

                          FORM OF CLASS RC CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1
Cut-off Date                  :       June 1, 2006
First Distribution Date       :       July 25, 2006
Initial Certificate Balance
of this Certificate
("Denomination")              :       $100
Initial Certificate Balances
of all Certificates of this
Class                         :       $100
CUSIP                         :       362463 AT 8
ISIN                          :       US362463AT84

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                    Class RC

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class RC Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party") Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation., as a servicer ("NCMC", and together with Ocwen, the "Servicers"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RC Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RC Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Master Servicer, the Securities Administrator, the Servicers or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RC Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RC Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RC Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RC Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RC Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RC Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RC Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RC Certificate, (C) not to cause income with respect to the Class RC Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RC Certificate or to cause the Transfer of the Ownership Interest in this Class RC Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RC Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator

                                 By:
                                    --------------------------------------------

Authenticated:

By:
   --------------------------------------------
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% or 10%, as applicable, of the Cut-off Date Pool Principal Balance, the Person specified in Section
11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              -------------------------------------------------,
-------------------------------------------------------------------------------,
for the account of
                  -------------------------------------------------------------,
account number                 or, if mailed by check, to
              ----------------,                          ----------------------.
Applicable statements should be mailed to
                                         --------------------------------------,
-------------------------------------------------------------------------------.

            This information is provided by
                                           ------------------------------------,
the assignee named above, or
                            ---------------------------------------------------,
as its agent.

                                   EXHIBIT D-3

                          FORM OF CLASS RX CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1
Cut-off Date                  :       June 1, 2006
First Distribution Date       :       July 25, 2006
Initial Certificate Balance
of this Certificate
("Denomination")              :       $50
Initial Certificate Balances
of all Certificates of this
Class                         :       $50
CUSIP                         :       362463 AU 5
ISIN                          :       US362463AU57

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                    Class RX

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class RX Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party") Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation., as a servicer ("NCMC", and together with Ocwen, the "Servicers"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RX Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RX Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Master Servicer, the Securities Administrator, the Servicers or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RX Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RX Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RX Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RX Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RX Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RX Certificate, (C) not to cause income with respect to the Class RX Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RX Certificate or to cause the Transfer of the Ownership Interest in this Class RX Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RX Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator

                                 By:
                                    --------------------------------------------

Authenticated:

By:
   --------------------------------------------
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-NC2

                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% or 10%, as applicable, of the Cut-off Date Pool Principal Balance, the Person specified in Section
11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              -------------------------------------------------,
-------------------------------------------------------------------------------,
for the account of
                  -------------------------------------------------------------,
account number                 or, if mailed by check, to
              ----------------,                          ----------------------.
Applicable statements should be mailed to
                                         --------------------------------------,
-------------------------------------------------------------------------------.

            This information is provided by
                                           ------------------------------------,
the assignee named above, or
                            ---------------------------------------------------,
as its agent.

                                    EXHIBIT E

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE MASTER SERVICER OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        1
Cut-off Date                 :        June 1, 2006
First Distribution Date      :        July 25, 2006
Percentage Interest of this
Certificate ("Denomination") :
CUSIP                        :        362463 AX 9
ISIN:                        :        US362463AX96

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-NC2
               Mortgage Pass-Through Certificates, Series 2006-NC2

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party") Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation., as a servicer ("NCMC", and together with Ocwen, the "Servicers"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class X Certificate shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Depositor, the Servicers or the Trust Fund, or (ii) if the Class X Certificate has been the subject of an ERISA Qualifying Underwriting and the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Class X Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor, the Servicers or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Securities Administrator, the Depositor or the Servicers to any obligation in addition to those expressly undertaken in the Agreement or to any liability. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class X Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class X Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class X Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class X Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit I to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class X Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class X Certificate, (C) not to cause income with respect to the Class X Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class X Certificate or to cause the Transfer of the Ownership Interest in this Class X Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class X Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator

                                 By:
                                    --------------------------------------------

Authenticated:

By:
   --------------------------------------------
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-NC2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicers and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% or 10%, as applicable, of the Cut-off Date Pool Principal Balance, the Person specified in Section
11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
Dated:

                                          --------------------------------------
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              -------------------------------------------------,
-------------------------------------------------------------------------------,
for the account of
                  -------------------------------------------------------------,
account number                 or, if mailed by check, to
              ----------------,                          ----------------------.
Applicable statements should be mailed to
                                         --------------------------------------,
-------------------------------------------------------------------------------.

            This information is provided by
                                           ------------------------------------,
the assignee named above, or
                            ---------------------------------------------------,
as its agent.

                                    EXHIBIT F

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Securities Administrator]

            Re: Pooling and Servicing Agreement, dated as of June 1, 2006, among GS Mortgage Securities Corp., as Depositor, NC Capital Corporation, as Responsible Party, Ocwen Loan Servicing, LLC, as a Servicer, New Century Mortgage Corporation., as a Servicer, Deutsche Bank National Trust Company, as Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-NC2, Series 2006-NC2

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions), certifies that it has received:

             (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

             (ii) an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Certificateholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT G

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Securities Administrator]

--------------------------
--------------------------

      Re: Pooling and Servicing Agreement, dated as of June 1, 2006, among among GS Mortgage Securities Corp., as Depositor, NC Capital Corporation, as Responsible Party, Ocwen Loan Servicing, LLC, as a Servicer, New Century Mortgage Corporation., as a Servicer, Deutsche Bank National Trust Company, as Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-NC2, Series 2006-NC2

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

             (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

             (ii) The original recorded Mortgage or a certified copy thereof.

             (iii) An executed Assignment of Mortgage in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or, if the Responsible Party has certified or the Trustee otherwise has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office.

             (iv) The original or duplicate original recorded assignment or assignments of the Mortgage endorsed in blank showing a complete chain of assignment from the originator to the last endorsee.

             (v) The original or copy of lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof from the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT H

                       FORM OF RESIDUAL TRANSFER AFFIDAVIT

                              GSAMP Trust 2006-NC2,
                       Mortgage Pass-Through Certificates

STATE OF                )
                        )ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2006 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation., as a servicer ("NCMC", and together with Ocwen, the "Servicers"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Securities Administrator.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) and the Agreement.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check one of the following:

            [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

              [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [ ]   None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.

                                       ---------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


[Corporate Seal]

ATTEST:

   ------------------------------------
   [Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this __ day of ________, 20__.

                                       ---------------------------------------
                                                    NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Services GSAMP 2006-NC2

      Re:   GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates,
            --------------------------------------------------------
            Series 2006-NC2, Class [__]
            ---------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,

                                       ---------------------------------------
                                       Print Name of Transferor

                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                    EXHIBIT J

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Services GSAMP 2006-NC2

            RE    GSAMP Trust 2006-NC2 Mortgage Pass-Through
                  Certificates, Class [__ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class B-1 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-2 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                          ANNEX 1 TO EXHIBIT J
                                                          --------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $____________(1) in securities
(except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.
----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                     Date:
                                          --------------------------------------

                                                          ANNEX 2 TO EXHIBIT J

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       IF AN ADVISER:


                                       -----------------------------------------
                                       Print Name of Buyer


                                     Date:
                                          --------------------------------------

                                    EXHIBIT K
                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                          ---------------------
                                          Date

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention: Kevin Gasvoda

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Services GSAMP 2006-NC2

            Re:   GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates,
                  --------------------------------------------------------
                  Series 2006-NC2, Class [__]
                  ---------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class B-1 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-2 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                     Date:

                                    EXHIBIT L
                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

To:   [Address]

      Re:

            In connection with the administration of the Mortgage Loans held by you as a Trustee on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:
-------------------------------------

Mortgage Loan Number:
---------------------

Reason for Requesting Documents (check one)
-------------------------------

____1. Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03, 2.07 or 3.28 of the Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.

____5.      Other (explain).__________________________________________________

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan. If Box 4 or 5 above is checked, upon our return of all of the above documents to you as a Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

                                       OCWEN LOAN SERVICING, LLC

                                       By:
                                          --------------------------------------
                                                 (authorized signer)

                                       NEW CENTURY MORTGAGE CORPORATION

                                       By:
                                          --------------------------------------
                                                 (authorized signer)

                                       Issuer:
                                               -------------------------------
                                       Address:
                                               -------------------------------
                                               -------------------------------

                                       Date:
                                               -------------------------------

Acknowledged receipt by:

Deutsche Bank National Trust Company,
as Trustee

By:
   ---------------------------------------
   Name:
   Title:
   Date:

                                    EXHIBIT M

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the Servicer or delivered to and retained by the Trustee:

           (1) the original Mortgage Note (except for up to 0.18% of the Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge unless the Trustee is advised by the Responsible Party that state law does not so allow. If the Mortgage Loan was acquired by the Responsible Party in a merger, the endorsement must be by "[last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[last endorsee], formerly known as [previous name]";

           (2) the original of any guarantee executed in connection with the mortgage note, if provided;

           (3) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of (or certified by) the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

           (4) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

           (5) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

           (6) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of (or certified by) the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

           (7) the original or copy of mortgagee policy of title insurance or a copy of the related policy binder or commitment for title from the title insurance company; and

           (8) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

                                    EXHIBIT N

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT ("Agreement"), dated as of June 29, 2006 (the "Closing Date"), is between GOLDMAN SACHS MORTGAGE COMPANY ("GSMC" or the "Seller") and GS MORTGAGE SECURITIES CORP. (the "Depositor" or the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from New Century Mortgage Company ("New Century") pursuant to that certain Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the "Purchase Agreement"), between GSMC, as purchaser, and New Century, as seller;

            WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Ocwen Loan Servicing LLC, as a servicer, New Century, as a servicer (collectively, the "Servicers"), NC Capital Corporation, as responsible party ("Responsible Party"), Deutsche Bank National Trust Company, as a trustee (the "Trustee"), Wells Fargo Bank, National Association as securities administrator (the "Securities Administrator") and as master servicer (the "Master Servicer"), the GSAMP Trust 2006-NC2 (the "Trust") shall issue its Mortgage Pass-Through Certificates, Series 2006-NC2 (the "Certificates"), representing beneficial ownership interest in a trust, the assets of which include, but are not limited to, the Mortgage Loans transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement;

            WHEREAS, in connection with the sale of the Mortgage Loans by GSMC to the Depositor, GSMC shall make various representations and warranties to the Depositor regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Defined Terms.

            (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

            (b) The following capitalized terms shall have the meanings assigned to such terms below:

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by GSMC in accordance with the terms of this Agreement.

            High Cost Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as "high cost," "threshold," "covered", or "predatory" under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(c) categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by GSMC for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by GSMC to the Depositor or its designee in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

            Section 2. Representations and Warranties of GSMC.

            (a) As to each Mortgage Loan, GSMC hereby makes the representations and warranties as of the Closing Date.

            (b) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices applicable to the Mortgage Loan, including, without limitation, any provisions related to Prepayment Penalties, have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

            (c) No monthly payment required under the Mortgage Loan is one month or more delinquent, nor has any payment under the Mortgage Loan been one month or more delinquent since the origination of the Mortgage Loan;

            (d) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

            (e) None of the Group I Mortgage Loans has a Prepayment Premium in excess of three years.

            Section 3. Repurchase or Substitution Obligation for Breach of a Representation or Warranty.

            (a) Within sixty (60) days of the earlier of either discovery by or notice to GSMC of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor therein), GSMC shall cure such breach in all material respects and, if such breach cannot be cured, GSMC shall, at the Depositor's option, within sixty (60) calendar days of GSMC's receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. In the event that such a breach shall involve any representation or warranty set forth in Section 2 of this Agreement, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to GSMC of such breach, all of the Mortgage Loans materially and adversely affected thereby shall, at the Depositor's option, be repurchased by GSMC at the Repurchase Price. Notwithstanding the above sentence, within thirty
(30) days of the earlier of either discovery by, or notice to, GSMC of any breach of the representations or warranties set forth in Section 2(d) and 2(e), GSMC shall repurchase the affected Mortgage Loan or Mortgage Loans at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            However, if the breach shall involve a representation or warranty set forth in Section 2 (other than clauses (d) and (e) of such section) of this Agreement relating to any Mortgage Loan and GSMC discovers or receives notice of any such breach within two years of the Closing Date, GSMC shall, at the Depositor's option and provided that GSMC has a Qualified Substitute Mortgage Loan, rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If GSMC has no Qualified Substitute Mortgage Loan, GSMC shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            At the time of repurchase or substitution, the Depositor and GSMC shall arrange for the reassignment of the Deleted Mortgage Loan to GSMC and the delivery to GSMC of any documents held by the Trustee or the Custodian, as the case may be, relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, GSMC shall, simultaneously with such reassignment, give written notice to the Depositor that such repurchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, GSMC shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. GSMC shall effect such substitution by delivering to the Trustee or the Custodian or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. GSMC shall remit directly to the Depositor, or its designee in accordance with the Depositor's instructions the monthly payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by GSMC. For the month of substitution, distributions to the Depositor shall include the monthly payment due on any Deleted Mortgage Loan in the month of substitution, and GSMC shall thereafter be entitled to retain all amounts subsequently received by GSMC in respect of such Deleted Mortgage Loan.

            For any month in which GSMC substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, GSMC shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month's interest at the Mortgage Interest Rate on the Deleted Mortgage Loan, shall be distributed by GSMC directly to the Depositor or its designee in accordance with the Depositor's instructions within two (2) Business Days of such substitution.

            Any cause of action against GSMC relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by GSMC to the Depositor, (ii) failure by GSMC to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon GSMC by the Depositor for compliance with this Agreement.

            (b) It is understood and agreed that the obligation of GSMC set forth in Section 3(a) to repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

            (c) In the event a Mortgage Loan is required to be repurchased due to an early payment default under the Purchase Agreement, GSMC shall pay to GSAMP Trust 2006-NC2 (the "Trust") the applicable repurchase price pursuant to the Purchase Agreement.

            Section 4. Document Delivery Requirements.

            GSMC shall deliver to the Depositor all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Mortgage Loans. In the event any document or instrument required to be delivered to the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Depositor, and in the event that GSMC does not cure such failure within 60 days of discovery or receipt of written notification of such failure from the Depositor, GSMC shall, at the Depositor's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase.

            Section 5. Term of Representation and Warranties.

            The representations and warranties of GSMC set forth in Section 2 shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to Certificateholders under the Pooling and Servicing Agreement have been paid in full.

            Section 6. Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 7. GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

            Section 8. Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 9. Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 10. Successors and Assigns.

            This Agreement shall insure to the benefit of the parties hereto and their respective successors and assigns. Any entity into which GSMC or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed GSMC or the Depositor, respectively, hereunder.

            Section 11. Amendments.

            This Agreement may be amended from time to time by the parties hereto.

               [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                    GOLDMAN SACHS MORTGAGE COMPANY

                                    By: Goldman Sachs Real Estate Funding Corp.,
                                        its General Partner


                                       By: /s/ Kevin Gasvoda
                                           -------------------------------------
                                       Name:   Kevin Gasvoda
                                       Title:  Managing Director


                                    GS MORTGAGE SECURITIES CORP.


                                       By: /s/ Michelle Gill
                                           ------------------------------------
                                       Name:   Michelle Gill
                                       Title:  Vice President

                                   Schedule I

                             Mortgage Loan Schedule

                            (Available Upon Request)

                                    EXHIBIT O

             FORM OF CERTIFICATION TO BE PROVIDED WITH FORM-10-K

      Re: GSAMP Trust 2006-NC2 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, NC Capital Corporation, as Responsible Party, Ocwen Loan Servicing, LLC, as a Servicer, New Century Mortgage Corporation., as a Servicer, Deutsche Bank National Trust Company, as Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-NC2, Series 2006-NC2.

I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

            2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

            4. Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, each Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Master Servicer, the Securities Administrator, the Trustee and the Servicers.

Date:
     --------------------------
-------------------------------
[Signature]
[Title]

                                    EXHIBIT P

  FORM OF SECURITIES ADMINISTRATOR CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAMP Trust 2006-NC2 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, NC Capital Corporation, as Responsible Party, Ocwen Loan Servicing, LLC, as a Servicer, New Century Mortgage Corporation., as a Servicer, Deutsche Bank National Trust Company, as Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-NC2, Series 2006-NC2.

                  The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, it being understood that the Securities Administrator is not responsible for verifying the accuracy or completeness of information in the Reports (a) provided by Persons other than the Securities Administrator or any Subcontractor utilized by the Trustee or (b) relating to Persons other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator as to which a Responsible Officer of the Securities Administrator does not have actual knowledge;

            3. To my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by the Servicers under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

            4. The report on assessment of compliance with servicing criteria for asset-backed securities applicable to the Securities Administrator and each Subcontractor utilized by the Securities Administrator and their related attestation reports on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with
Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date:
     --------------------------

-------------------------------
[Signature]
[Title]

                                   EXHIBIT Q-1

                      FORM OF CERTIFICATION TO BE PROVIDED

                          BY THE SERVICER TO DEPOSITOR

      Re: GSAMP Trust 2006-NC2 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, NC Capital Corporation, as Responsible Party, Ocwen Loan Servicing, LLC, as a Servicer, New Century Mortgage Corporation., as a Servicer, Deutsche Bank National Trust Company, as Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-NC2, Series 2006-NC2.

            The Servicer (the "Servicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Servicer has reviewed the servicer compliance statement of the Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

(2) Based on the Servicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Company's knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

(4) Based on the Company's knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:
            ----------------------------
      By:
            ----------------------------
      Name:
            ----------------------------
      Title:
            ----------------------------

                                   EXHIBIT Q-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY THE SUBSERVICER TO DEPOSITOR

      Re: GSAMP Trust 2006-NC2 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, NC Capital Corporation, as Responsible Party, Ocwen Loan Servicing, LLC, as a Servicer, New Century Mortgage Corporation., as a Servicer, Deutsche Bank National Trust Company, as Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-NC2, Series 2006-NC2.

            The Subservicer (the "Subservicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Subservicer has reviewed the servicer compliance statement of the Subservicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Subservicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Subservicer during 200[_] that were delivered or caused to be delivered by the Subservicer pursuant to the Agreement (collectively, the "Servicing Information");

(2) Based on the Subservicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Company's knowledge, the servicing information required to be provided to the Securities Administrator by the Subservicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

(4) Based on the Company's knowledge and the compliance review conducted in preparing Compliance Statement of the Subservicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Subservicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Subservicer and its related Attestation Report required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:
            ----------------------------
      By:
            ----------------------------
      Name:
            ----------------------------
      Title:
            ----------------------------

                                   EXHIBIT Q-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                       BY THE MASTER SERVICER TO DEPOSITOR

      Re: GSAMP Trust 2006-NC2 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, NC Capital Corporation, as Responsible Party, Ocwen Loan Servicing, LLC, as a Servicer, New Century Mortgage Corporation., as a Servicer, Deutsche Bank National Trust Company, as Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-NC2, Series 2006-NC2.

            The Master Servicer (the "Servicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Servicer has reviewed the servicer compliance statement of the Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

(2) Based on the Servicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Company's knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

(4) Based on the Company's knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:
            ----------------------------
      By:
            ----------------------------
      Name:
            ----------------------------
      Title:
            ----------------------------

                                    EXHIBIT R

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

[Ocwen Loan Servicing, LLC
1661 Worthington Road Suite 100, Centrepark West
West Palm Beach, FL 33409]

[New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine CA 92612]

Attn: _________________________________

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wells Fargo Bank, N.A., having its principal place of business at 9062 Old Annapolis Road, Columbia, Maryland 21045, as Securities Administrator (the "Securities Administrator") pursuant to that Pooling and Servicing Agreement among GS Mortgage Securities Corp. (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), Ocwen Loan Servicing LLC, as a servicer ("Ocwen"), New Century Mortgage Corporation, as a servicer ("NCMC"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), hereby constitutes and appoints [Ocwen] [NCMC], by and through [Ocwen's] [NCMC's] officers, the Securities Administrator's true and lawful Attorney-in-Fact, in the Securities Administrator's name, place and stead and for the Securities Administrator's benefit, in connection with all mortgage loans serviced by [Ocwen] [NCMC] pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Securities Administrator as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Securities Administrator for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which [Ocwen] [NCMC] is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

(1) The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

(2) The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

(3) The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

(4)   The completion of loan assumption agreements.

(5) The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

(6) The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

(7) The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

(8) With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

(9) The substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

      1. the preparation and issuance of statements of breach or non-performance;

      2. the preparation and filing of notices of default and/or notices of sale;

      3. the cancellation/rescission of notices of default and/or notices of sale;

      4.    the taking of a deed in lieu of foreclosure; and

      5. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, __________________ as Securities Administrator pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicers, the Master Servicer, the Responsible Party, the Securities Administrator and the Trustee, dated as of June 1, 2006 (GSAMP Trust 2006-NC2 Mortgage Pass-Through Certificates, Series 2006-NC2), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________ its duly elected and authorized Vice President this __ day of ________, 200__.

                                       By:____________________________________
                                          as Securities Administrator for
                                          GSAMP Trust 2006-NC2 Mortgage
                                          Pass-Through Certificates, Series

                                          2006-NC2

                                       By:____________________________________
                                          Name:
                                          Title:

STATE OF ________

COUNTY OF ______

On ___________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________, Vice President of ________________as Securities Administrator for ______________ Mortgage Loan Asset Backed Certificates, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

      (SEAL)

                                       ----------------------------------------
                                                    Notary Public

                                       My Commission Expires
                                                              ------------------

                                    EXHIBIT S

                        FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the "Trustee") pursuant to that ____________ ________ Agreement dated as of ________ (the "Agreement") by and between _________ and_________ (the "Servicer"), [INSERT ADDITIONAL PARTIES AND/OR AGREEMENTS AS NECESSARY] hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which _________ is acting as the Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

      1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

      2. subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

      3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

      4.    The completion of loan assumption agreements.

      5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

      6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

      7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

      8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

            a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

            b. the preparation and issuance of statements of breach or non-performance;

            c. the preparation and filing of notices of default and/or notices of sale;

            d. the cancellation/rescission of notices of default and/or notices of sale;

            e.    the taking of deed in lieu of foreclosure; and

            f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

      9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

            a.    listing agreements;

            b.    purchase and sale agreements;

            c. grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

            d.    escrow instructions; and

            e. any and all documents necessary to effect the transfer of property.

      10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of _________.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Trustee under the Agreement, or (ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein. If the Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

The Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.


                        Deutsche Bank National Trust Company, as Trustee
                        By:
                           -----------------------------------------------------
                           Name:
                           Title:


Acknowledged and Agreed
[Insert Name of the Servicer]


                          BY:_________________________

Name:
Title:

STATE OF CALIFORNIA
COUNTY OF ____________


      On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for [INSERT REFERENCE TO ISSUANCE], personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

      WITNESS my hand and official seal.
            (SEAL)


                              ------------------------------------
                              Notary Public, State of California

                                    EXHIBIT T

        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Securities Administrator], [the Master Servicer] [the Trustee], [each Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria." The responsibilities set forth herein may be amended without amending the Pooling and Servicing Agreement upon mutual agreement among the applicable party requesting such amendment and the other parties to the Agreement.

                                            SERVICING CRITERIA                                  APPLICABLE SERVICING CRITERIA
------------------------------------------------------------------------------------------------------------------------------------

     Reference                                     Criteria
------------------------------------------------------------------------------------------------------------------------------------
                                       General Servicing Considerations

                     Policies and procedures are instituted to monitor any performance
                     or other triggers and events of default in accordance with the                    Securities
1122(d)(1)(i)        transaction agreements.                                                    Administrator/Servicer

                     If any material servicing activities are outsourced to third
                     parties, policies and procedures are instituted to monitor the                    Securities
                     third party's performance and compliance with such servicing                Administrator/Servicer
1122(d)(1)(ii)       activities.

                     Any requirements in the transaction agreements to maintain a                        N/A
1122(d)(1)(iii)      back-up servicer for the mortgage loans are maintained.

                     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                     throughout the reporting period in the amount of coverage                  Servicer/Master Servicer
                     required by and otherwise in accordance with the terms of the
1122(d)(1)(iv)       transaction agreements.

                                      Cash Collection and Administration

                     Payments on mortgage loans are deposited into the
                     appropriate custodial bank accounts and related bank                       Servicer/Master Servicer
                     clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction
1122(d)(2)(i)        agreements.

                     Disbursements made via wire transfer on behalf of an obligor or to              Servicer/Securities
1122(d)(2)(ii)       an investor are made only by authorized personnel.                         Administrator/Master Service

                     Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified
1122(d)(2)(iii)      in the transaction agreements.                                             Servicer/Master Service

                     The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g., with
                     respect to commingling of cash) as set forth in the transaction                 Servicer/Securities
1122(d)(2)(iv)       agreements.                                                                Administrator/Master Service

                     Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                     agreements. For purposes of this criterion, "federally
                     insured depository institution" with respect to a foreign
                     financial institution means a foreign financial institution that
                     meets the requirements of Rule 13k-1(b)(1) of the Securities                    Servicer/Securities
1122(d)(2)(v)        Exchange Act.                                                              Administrator/Master Service

                     Unissued checks are safeguarded so as to prevent unauthorized                   Servicer/Securities
1122(d)(2)(vi)       access.                                                                    Administrator/Master Service

                     Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including
                     custodial accounts and related bank clearing accounts.
                     These reconciliations are (A) mathematically accurate; (B)
                     prepared within 30 calendar days after the bank statement
                     cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                     someone other than the person who prepared the
                     reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved
                     within 90 calendar days of X X their original
                     identification, or such other number of days specified in                       Servicer/Securities
1122(d)(2)(vii)      the transaction agreements.                                                Administrator/Master Service

                                      Investor Remittances and Reporting

                     Reports to investors, including those to be filed with the
                     Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports (A) are prepared
                     in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                     calculated in accordance with the terms specified in the
                     transaction agreements; (C) are filed with the Commission
                     as required by its rules and regulations; and (D) agree                             Securities
                     with investors' or the trustee's records as to the total unpaid            Administrator/Servicer/Master
                     principal balance and number of mortgage loans serviced by the                       Servicer
1122(d)(3)(i)        Servicer.

                     Amounts due to investors are allocated and remitted in                              Securities
                     accordance with timeframes, distribution priority and other                Administrator/Servicer/Master
1122(d)(3)(ii)       terms set forth in the transaction agreements.                                       Servicer

                     Disbursements made to an investor are posted within two business                    Securities
                     days to the Servicer's investor records, or such other number of           Administrator/Servicer/Master
1122(d)(3)(iii)      days specified in the transaction agreements.                                        Servicer

                     Amounts remitted to investors per the investor reports agree with                   Securities
                     cancelled checks, or other form of payment, or custodial bank              Administrator/Servicer/Master
1122(d)(3)(iv)       statements.                                                                          Servicer

                                          Pool Asset Administration

                     Collateral or security on mortgage loans is maintained as required          Trustee/ Securities
1122(d)(4)(i)        by the transaction agreements or related mortgage loan documents.          Administrator/Servicer

                     Mortgage loan and related documents are safeguarded as required by          Trustee/ Securities
1122(d)(4)(ii)       the transaction agreements                                                 Administrator/Servicer

                     Any additions, removals or substitutions to the asset pool
                     are made, reviewed and approved in accordance with any                           Securities
1122(d)(4)(iii)      conditions or requirements in the transaction agreements.                  Administrator/Servicer

                     Payments on mortgage loans, including any payoffs, made in
                     accordance with the related mortgage loan documents are posted to                Servicer
                     the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage
1122(d)(4)(iv)       loan documents.

                     The Servicer's records regarding the mortgage loans agree
                     with the Servicer's records with respect to an obligor's
1122(d)(4)(v)        unpaid principal balance.                                                         Servicer

                     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with
1122(d)(4)(vi)       the transaction agreements and related pool asset documents.                      Servicer

                     Loss mitigation or recovery actions (e.g., forbearance plans,
                     modifications and deeds in lieu of foreclosure, foreclosures and                  Servicer
                     repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements
1122(d)(4)(vii)      established by the transaction agreements.

                     Records documenting collection efforts are maintained
                     during the period a mortgage loan is delinquent in
                     accordance with the transaction agreements. Such records
                     are maintained on at least a monthly basis, or such other
                     period specified in the transaction agreements, and
                     describe the entity's activities in monitoring delinquent
                     mortgage loans including, for example, phone calls,
                     letters and payment rescheduling plans in cases where delinquency
1122(d)(4)(viii)     is deemed temporary (e.g., illness or unemployment).                               Servicer

                     Adjustments to interest rates or rates of return for
                     mortgage loans with variable rates are computed based on
1122(d)(4)(ix)       the related mortgage loan documents.                                               Servicer

                     Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other
1122(d)(4)(x)        number of days specified in the transaction agreements.                            Servicer

                     Payments made on behalf of an obligor (such as tax or
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the
                     appropriate bills or notices for such payments, provided
                     that such support has been received by the
                     servicer at least 30 calendar days prior to these dates, or such
1122(d)(4)(xi)       other number of days specified in the transaction
                     agreements.                                                                        Servicer

                     Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the
1122(d)(4)(xii)      obligor's error or omission.                                                       Servicer

                     Disbursements made on behalf of an obligor are posted within two                   Servicer
                     business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction
1122(d)(4)(xiii)     agreements.

                     Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the transaction                         Servicer
1122(d)(4)(xiv)      agreements.

                     Any external enhancement or other support, identified in Item                      Servicer
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)       as set forth in the transaction agreements.

                                    EXHIBIT U

                         ADDITIONAL FORM 10-D DISCLOSURE

--------------------------------------------------------------------------------
           Item on Form 10-D                        Party Responsible
--------------------------------------------------------------------------------

   Item 1: Distribution and Pool                    Master Servicer/
       Performance Information                          Servicer/
                                                Securities Administrator

Any information required by clauses
   (i) and (ii) of the second full
   paragraph of Section 4.03(a) of
      the Pooling and Servicing
              Agreement

  Any information required by Item                      Depositor
  1121 which is NOT included on the
          monthly statement

     Item 2: Legal Proceedings            (i) All parties to the Agreement (as
   per Item 1117 of Regulation AB         to themselves), (ii) the Trustee, the
                                             Master Servicer, the Securities
                                           Administrator and each Servicer (to
                                          their respective actual knowledge) as
                                            to the issuing entity, (iii) the
                                          Depositor as to the sponsor, and each
                                          Originator (other than a Responsible
                                            Party)  or any Regulation AB Item
                                                    1100(d)(1) party

 Item 3: Sale of Securities and Use                     Depositor
             of Proceeds

    Item 4: Defaults Upon Senior                Securities Administrator
              Securities

 Item 5: Submission of Matters to a             Securities Administrator
       Vote of Security Holders

  Item 6: Significant Obligors of                          N/A
             Pool Assets

  Item 7: Significant Enhancement                       Depositor
         Provider Information

     Item 8: Other Information           Any party to the Agreement responsible
                                            for disclosure items on Form 8-K

          Item 9: Exhibits                 Securities Administrator (or other
                                                   responsible party)

  Exhibits required by Item 601 of                      Depositor
   Regulation S-K, such as material
              agreements

                                    EXHIBIT V

                         ADDITIONAL FORM 10-K DISCLOSURE

--------------------------------------------------------------------------------
          Item on Form 10-K                       Party Responsible
--------------------------------------------------------------------------------

   Item 9B: Other Information           Any party to the Agreement responsible
                                           for disclosure items on Form 8-K

  Item 15: Exhibits, Financial                 Securities Administrator
        Statement Schedules                           Depositor

        Additional Item:               (i) All parties to the Agreement (as to
   Disclosure per Item 1117 of        themselves), (ii) the Trustee, the Master
           Regulation AB               Servicer, the Depositor, the Securities
                                      Administrator and each Servicer (to their
                                        respective actual knowledge) as to the
                                         Trust, (iii) the Depositor as to the
                                      sponsor and each Originator (other than a
                                      Responsible Party) or any 1100(d)(1) party

        Additional Item:                (i) All parties to the Agreement as to
   Disclosure per Item 1119 of         themselves, (ii) the Depositor as to the
           Regulation AB                 sponsor, or any derivative provider

        Additional Item:                                 N/A
 Disclosure per Item 1112(b) of
           Regulation AB

        Additional Item:                              Depositor
Disclosure per Items 1114(b) and
     1115(b) of Regulation AB

                                    EXHIBIT W

                         FORM 8-K DISCLOSURE INFORMATION

--------------------------------------------------------------------------------
              Item on Form 8-K                         Party Responsible
--------------------------------------------------------------------------------
    Item 1.01- Entry into a Material              The party to this Agreement
           Definitive Agreement                   entering into such material
                                                     definitive agreement

  Item 1.02- Termination of a Material            The party to this Agreement
           Definitive Agreement                   requesting termination of a
                                                 material definitive agreement

  Item 1.03- Bankruptcy or Receivership        (i) All parties to the Agreement
                                                 (as to themselves), (ii) the
                                               Trustee, the Master Servicer, the
                                               Securities Administrator and each
                                                 Servicer (to their respective
                                              actual knowledge) as to the Trust,
                                                 (iii) the Depositor as to the
                                              sponsor and each Originator (other
                                               than a Responsible Party) or any
                                                       1100(d)(1) party

    Item 2.04- Triggering Events that         Securities Administrator/Depositor
      Accelerate or Increase a Direct
   Financial Obligation or an Obligation
  under an Off-Balance Sheet Arrangement

   Item 3.03- Material Modification to             The party requesting such
        Rights of Security Holders                       modification

  Item 5.03- Amendments of Articles of                     Depositor
    Incorporation or Bylaws; Change of
                Fiscal Year

    Item 6.01- ABS Informational and                       Depositor
          Computational Material

     Item 6.02- Change of Servicer,               Master Servicer, Servicer,
    Securities Administrator or Trustee        Securities Administrator, Trustee
                                                      (as to the Trustee)

 Item 6.03- Change in Credit Enhancement     Depositor/ Securities Administrator
            or External Support

  Item 6.04- Failure to Make a Required            Securities Administrator
               Distribution

   Item 6.05- Securities Act Updating                      Depositor
                Disclosure

   Item 7.01- Regulation FD Disclosure                     Depositor

                Item 8.01                                  Depositor

  Item 9.01 - Financial Statements and               Responsible party for
                 Exhibits                     reporting/disclosing the financial
                                                     statement or exhibit

                                    EXHIBIT X

                          INTEREST RATE SWAP AGREEMENT

(Multicurrency--Cross Border)

                                     ISDA(R)
                  International Swap Dealers Association, Inc.
                                MASTER AGREEMENT
                            dated as of June 29, 2006

     GOLDMAN SACHS MITSUI MARINE       and          GSAMP TRUST 2006-NC2
      DERIVATIVE PRODUCTS, L.P.

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1.    Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.    Obligations

(a)   General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.


(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)   Netting. If on any date amounts would otherwise be payable:--

      (i)   in the same currency; and

      (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)   Deduction or Withholding for Tax.

      (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

      (ii)  Liability. If: --

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect o-f the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.    Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) Basic Representations.

      (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in lull force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.    Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.


(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or an Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.    Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of such Credit Support Document;

      (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.    Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)   Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Transfer to Avoid Termination Event. If either an Illegality under
      Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) Right to Terminate. If: --

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)   Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)   Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default: --

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-Defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties: --

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.    Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.    Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.    Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)   Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.   Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.   Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.   Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.   Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the ease of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with a respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such determination as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) its relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meanings specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either ease) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS MITSUI MARINE             GSAMP TRUST 2006-NC2
DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, Inc.                      By: Wells Fargo Bank, N.A.,
General Partner                         not in its individual capacity but
                                        solely as Securities Administrator, on
                                        behalf of GSAMP Trust 2006-NC2


By:  /s/ Jim Gavin                      By: /s/ Sandra Whalen
  -------------------------------          -------------------------------
  Name:  Jim Gavin                         Name:  Sandra Whalen
  Title: Vice President                    Title: Vice President
  Date:                                    Date:

                                     Annex I
                                     -------

                                    Schedule
                                    --------

For the Calculation Period                                The applicable USD
   from and including:*         to but excluding:*     Notional Amount shall be:
--------------------------------------------------------------------------------

    The Effective Date            July 25, 2006             865,632,706.00
       July 25, 2006             August 25, 2006            856,255,914.00
      August 25, 2006           September 25, 2006          844,234,083.00
    September 25, 2006           October 25, 2006           829,571,936.00
     October 25, 2006           November 25, 2006           812,296,516.00
     November 25, 2006          December 25, 2006           792,458,101.00
     December 25, 2006           January 25, 2007           770,130,877.00
     January 25, 2007           February 25, 2007           745,413,318.00
     February 25, 2007            March 25, 2007            718,428,256.00
      March 25, 2007              April 25, 2007            689,322,741.00
      April 25, 2007               May 25, 2007             658,302,133.00
       May 25, 2007               June 25, 2007             626,275,541.00
       June 25, 2007              July 25, 2007             595,778,592.00
       July 25, 2007             August 25, 2007            566,737,910.00
      August 25, 2007           September 25, 2007          539,083,650.00
    September 25, 2007           October 25 2007            512,749,331.00
      October 25 2007           November 25, 2007           487,671,670.00
     November 25, 2007          December 25, 2007           463,790,427.00
     December 25, 2007           January 25, 2008           441,048,262.00
     January 25, 2008           February 25, 2008           419,390,592.00
     February 25, 2008            March 25, 2008            398,765,461.00
      March 25, 2008              April 25, 2008            379,123,408.00
      April 25, 2008               May 25, 2008             360,366,681.00
       May 25, 2008               June 25, 2008             335,224,618.00
       June 25, 2008              July 25, 2008             280,717,220.00
       July 25, 2008             August 25, 2008            235,508,485.00
      August 25, 2008           September 25, 2008          201,677,367.00
    September 25, 2008           October 25, 2008           189,567,563.00
     October 25, 2008           November 25, 2008           178,150,336.00
     November 25, 2008          December 25, 2008           172,773,941.00
     December 25, 2008           January 25, 2009           166,880,287.00
     January 25, 2009           February 25, 2009           157,661,243.00
     February 25, 2009            March 25, 2009            148,966,405.00
      March 25, 2009              April 25, 2009            140,765,352.00
      April 25, 2009               May 25, 2009             133,029,455.00
       May 25, 2009               June 25, 2009             125,731,769.00
       June 25, 2009              July 25, 2009             118,847,500.00
       July 25, 2009             August 25, 2009            112,140,361.00
      August 25, 2009           September 25, 2009          105,782,555.00
    September 25, 2009           October 25, 2009            99,782,933.00
     October 25, 2009           November 25, 2009            94,120,841.00
     November 25, 2009          December 25, 2009            88,776,837.00
     December 25, 2009           January 25, 2010            83,732,653.00
     January 25, 2010           February 25, 2010            78,971,012.00
     February 25, 2010            March 25, 2010             74,475,688.00
      March 25, 2010              April 25, 2010             70,231,404.00
      April 25, 2010               May 25, 2010              66,223,773.00
       May 25, 2010               June 25, 2010              62,439,247.00
       June 25, 2010              July 25, 2010              58,865,080.00
       July 25, 2010             August 25, 2010             55,489,246.00
      August 25, 2010           September 25, 2010           52,300,431.00
    September 25, 2010           October 25, 2010            49,287,977.00
     October 25, 2010           November 25, 2010            46,441,848.00
     November 25, 2010          December 25, 2010            43,752,588.00
     December 25, 2010           January 25, 2011            41,211,293.00
     January 25, 2011           February 25, 2011            38,809,572.00
     February 25, 2011            March 25, 2011             36,539,521.00
      March 25, 2011              April 25, 2011             34,393,695.00
      April 25, 2011               May 25, 2011              32,365,077.00
       May 25, 2011               June 25, 2011              30,445,366.00

** Subject to adjustment in accordance with the Modified Following Business Day
   Convention

                                    SCHEDULE

                                     to the

                                MASTER AGREEMENT

                            dated as of June 29, 2006
                                     between

                           GOLDMAN SACHS MITSUI MARINE
                            DERIVATIVE PRODUCTS, L.P.
                         a limited partnership organized
                           under the laws of Delaware
                                  ("Party A"),

                                       and

                              GSAMP Trust 2006-NC2
                                a trust organized
                   under the laws of the State of New York
                                  ("Party B").

Part 1. Termination Provisions.

      (a) "Specified Entity" means in relation to Party A for the purpose of:

            Section 5(a)(v), Not Applicable.
            Section 5(a)(vi), Not Applicable.
            Section 5(a)(vii), Not Applicable.
            Section 5(b)(iv), Not Applicable.

      and in relation to Party B for the purpose of:

            Section 5(a)(v), Not Applicable.
            Section 5(a)(vi), Not Applicable.
            Section 5(a)(vii), Not Applicable.
            Section 5(b)(iv), Not Applicable.

      (b) "Specified Transaction" shall have the meaning specified in Section this Agreement.

      (c) The "Breach of Agreement" provisions of Section 5(a)(ii) will not apply to Party A or Party B.

      (d) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

      (e) The "Misrepresentation" provisions of Section 5(a)(iv) will not apply to Party A or Party B.

      (f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

      (g) With respect to Party B only, Section 5(a)(vii)(2) is hereby amended as follows:

            "(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due"

      (h) The "Merger without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

      (i) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A or Party B.

      (j) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

      (k)   Payments on Early Termination. For the purpose of Section 6(e):

            (i) Market Quotation will apply.

            (ii) The Second Method will apply.

      (l) "Termination Currency" means U.S. Dollars.

      (m) The "Additional Termination Event" provisions of Section 5(b)(v) will apply as set forth in Part 5(n) hereof.

      (n) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A or Party B.

      (o) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

      (p) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2. Tax Representations.

      (a) Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

            It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in
            Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause
            (ii) and the other party does not deliver a form or document under
            Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i) It is a "U.S. payee" within the meaning of Treasury Regulation Section 1.1441-5(b).

(ii) It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

(i)   It is a trust created under an agreement governed by New York law.

Part 3. Agreement to Deliver Documents.

      For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

      (a) Tax forms, documents, or certificates to be delivered are:

      Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

      Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

      (b) Other documents to be delivered are:

                                                              Covered by
Party required to  Form/Document/           Date by which     Section 3(d)
deliver document   Certificate              to be delivered   Representation

Party A            Power of Attorney with   At execution of         Yes
                   respect to Party A       this Agreement

Party A            Support Agreement dated  At execution of         Yes
                   as of October 8, 1993    this Agreement
                   among Party A, Mitsui
                   Marine and Fire
                   Insurance Co., Ltd.
                   ("Mitsui Marine"), and
                   The Goldman Sachs
                   Group, Inc.
                   ("Goldman Group") (the
                   "Support Agreement")
                   accompanied by a
                   certificate of an
                   authorized officer of
                   Party A, certifying
                   that it is a true,
                   complete and correct
                   copy of the original
                   Support Agreement

Party A            Guaranty dated as of     At execution of         Yes
                   December 20, 2000        this Agreement
                   between Mitsui Marine
                   and Goldman Sachs Group
                   (the "Guaranty"),
                   accompanied by a
                   certificate certifying
                   that it is a true,
                   complete and correct
                   copy of the original
                   Guaranty

Party A            Most recently prepared   As soon as possible     Yes
                   annual balance sheet of  following request
                   Party A                  of Party B

Party A            Legal opinions with      At execution of         No
                   respect to Party A       this Agreement

Party B            Incumbency certificate   At execution of         Yes
                   or other documents       this Agreement
                   evidencing the
                   authority, incumbency
                   and specimen signature
                   of each person
                   executing this
                   Agreement, any Credit
                   Support Document or any
                   Confirmation, as the
                   case may be.

Party B            Servicer Remittance      Promptly upon           Yes
                   Reports                  becoming available

Party B            Legal opinion with       At execution of         No
                   respect to Party B       this Agreement

Party B            An executed copy of the  Within 30 days          No
                   Pooling and Servicing    after the date
                   Agreement, dated as of   of this Agreement
                   June 1, 2006, (the
                   "Pooling and Servicing
                   Agreement") among GS
                   Mortgage Securities
                   Corp., as depositor,
                   NC Capital Corporation,
                   as responsible party,
                   New Century Mortgage
                   Corporation, as a
                   servicer, Wells Fargo
                   Bank, National
                   Association, as master
                   servicer and as
                   securities
                   administrator, Ocwen
                   Loan Servicing, LLC,
                   as a servicer, and
                   Deutsche Bank National
                   Trust Company, as
                   trustee and as
                   custodian.

Part 4. Miscellaneous.

      (a) Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

            Address:                85 Broad Street
                                    New York, New York 10004
                                    U.S.A.

            Attention:              Swap Administration

            Telex No.:              421344
            Answerback:             GOLSAX
            Facsimile No.:          (212) 902-0996
            Telephone No.:          (212) 902-1000
            Electronic Messaging
               System Details:      None

With a copy to:

            Address:                85 Broad Street
                                    New York, New York 10004
                                    U.S.A.

            Attention:              Treasury Administration

            Telex No.:              421344
            Answerback:             GOLSAX
            Facsimile No. :         (212) 902-3325
            Telephone No.:          (212) 902-1000
            Electronic Messaging
               System Details:      None

Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party B:

            Address:                Wells Fargo Bank, National
                                    Association
                                    9062 Old Annapolis Road
                                    Columbia, Maryland 21045

            Attention:              GSAMP Trust 2006-NC2

            Facsimile No.:          (410) 715-2380
            Telephone No.:          (410) 884-2000

       (b) Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

With a copy to:

      Address:                     Standard & Poor's Ratings Services,
                                   55 Water Street,
                                   New York, New York 10041-0003

      Attention:                   Residential Mortgage Surveillance Group

      Facsimile:                   212-438-2652

With a copy to:

      Address:                     Moody's Investors Service, Inc.
                                   99 Church Street
                                   New York, New York 10007

      Attention:                   Residential Mortgage Backed Securities Group

      Facsimile:                   201-915-8739


      (c) Offices; Multibranch Parties.

            (i) The provisions of Section 10(a) will be applicable.

            (ii) For the purpose of Section 10(c):

                Party A is not a Multibranch Party.

                Party B is not a Multibranch Party.

      (d) Calculation Agent. The Calculation Agent is Party A.

      (e) Credit Support Document. Details of any Credit Support Document.

            (i) With respect to Party A, (A) the Support Agreement, (B) the Guaranty and (C) any Credit Support Annex that may be entered into in connection with any of the events described in Part 5(n)(ii) of this Schedule.

            (ii) With respect to Party B, not applicable.

            Each Credit Support Document is incorporated by reference into and constitutes part of this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation.

      (f) Credit Support Provider.

            (i) Credit Support Provider means in relation to Party A, Goldman
                Group and Mitsui Marine; provided that all defaults by, misrepresentations of, actions or failures to act by, or circumstances or events applicable to a "Credit Support Provider" as such term is used in this Agreement shall be deemed in all such circumstances to refer to defaults simultaneously in effect with respect to both Goldman Group and Mitsui Marine, misrepresentations made by both Goldman Group and Mitsui Marine, actions or failures to act simultaneously by both Goldman Group and Mitsui Marine, and circumstances or events simultaneously applicable to both Goldman Group and Mitsui Marine.

            (ii) Credit Support Provider means in relation to Party B, Not
                 Applicable.

      (g) Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine.

      (h) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and (ii) deleting the final paragraph thereof.

      (i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement. Notwithstanding anything to the contrary in Section 2(c), amounts that are payable with respect to the same Calculation Period shall be netted, as provided in Section 2(c), even if such amounts are not due on the same Payment Date.

      (j) "Affiliate" will have the meaning specified in Section 14; provided, however, Party B shall be deemed to have no Affiliates.

Part 5. Other Provisions.

      (a) Accuracy of Specified Information. With respect to Party A, Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person."

      (b) Transfer. Section 7 is hereby amended by:

            (i) adding in the third line thereof after the word "party," the words "which consent shall not be unreasonably withheld or delayed" and adding in the third line thereof after the clause "that: -" the words "provided that the Rating Agency Condition is satisfied in all events (including in the event of a transfer under Section 6(b)(ii));

            (ii) adding in the second line of subparagraph (a) thereof after the words "assets to," the words "or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as";

            (iii) deleting at the end of subparagraph (a) thereof the word
                 "and";

            (iv) deleting in the second line of subparagraph (b) thereof the period and replacing it with "; and";

            (v) adding after subparagraph (b) thereof the following subparagraph (c):

                  (c) in addition to, and not in lieu of, the preceding transfer rights, Party A may, without recourse by Party B or Party A's transferee to or against Party A, transfer this Agreement, in whole, but not in part, to any of Party A's Affiliates or any of the Affiliates of Goldman Group pursuant to documentation prepared by Party A, provided that:

                        (i)   either (A) such transferee must have a
                              long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) by S&P which are equal to or greater than the comparable long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) of Party A immediately prior to such transfer, or (B) the obligations transferred to such transferee must be guaranteed by Party A pursuant to a guaranty in substantially the form of the Guaranty of the Credit Support Provider or other agreement or instrument consented to by Party B or other agreement or instrument mutually agreed upon by both parties and satisfactory to S&P;

                        (ii) the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer unless the transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) in respect of such excess;

                        (iii) an Event of Default or a Termination Event does
                              not occur as a result of such transfer;

                        (iv) the Rating Agency Condition is satisfied. With respect to the results described in subclause (ii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer;

                        (v) Party A agrees to transfer only to a transferee in a jurisdiction, which it is aware is a "netting" jurisdiction, that is in which, by opinion of counsel published by ISDA, netting under this Agreement shall be enforceable; and

                        (vi) Party A will be responsible for any costs or expenses incurred in connection with such transfer.

            (vi) adding at the end of Section 7 the following sentence:

            Except as may otherwise be stated in Section 7(c) hereof or in the documentation evidencing a transfer, a transfer of all of the obligations of Party A made in compliance with this Section will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

      (c) Set-Off. Notwithstanding the last sentence of the first paragraph of
Section 6(e) of this Agreement, but without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts as a result of an Event of Default or Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim.

      (d) Reference Market-makers. The definition of "Reference Market-makers" in Section 14 is hereby amended by adding in the fourth line thereof after the word "credit" the words "or to enter into transactions similar in nature to Transactions".

      (e) Procedures for Entering into Transactions. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter request any correction of such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

      (f) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      (g) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

      (h) Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word "Document" and before the semicolon the words "(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf)."

      (i) Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

            (i) No Agency. With respect to Party A, it is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and, with respect to Party B, Wells Fargo Bank, National Association is entering into the Agreement in its capacity as Securities Administrator of Party B.

            (ii) Eligible Contract Participant. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

            (iii) Non-Reliance. Party A is acting for its own account and Wells Fargo Bank, National Association is acting as Securities Administrator for Party B. It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

            (iv) Assessment and Understanding; Status of Parties. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

      (j) RESERVED.

      (k) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B;
(iii) the selection of Party A as the counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence except for those matters specifically identified in this Agreement.

      (l) No Recourse. The Certificates represent an equity interest in Party B only and the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Certificates against Party A or its assets with respect to the Notes and the Certificates and/or this Agreement.

      (m) Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, subject to satisfaction of the Rating Agency Condition, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

      (n) Additional Termination Events.

            (i) It shall be an Additional Termination Event, with Party A as the sole Affected Party, if the Depositor determines at any time that it is required for purposes of compliance with Item 1115(b) of Regulation AB to provide any financial or other data relating to Party A and, within 15 calendar days of such determination, Party A fails to assign this Agreement and all of its obligations hereunder (of its sole cost and expense) to a substitute counterparty that (A) has agreed to provide any financial or other data required under Regulation AB, (B) has agreed to provide indemnifications relating to such financial or other data acceptable to the Depositor, (C) satisfies the Rating Agency Condition and (D) is approved by the Depositor (which approval shall not be unreasonably withheld). For the avoidance of doubt, unless otherwise specified in this Agreement, Party A shall be under no obligation to provide any such financial or other data, whether in connection with this Termination Event or otherwise. For purposes of this Termination Event, (i) "Commission" shall mean the Securities and Exchange Commission,
                (ii) "Depositor" shall mean GS Mortgage Securities Corp., and
                (iii) "Regulation AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005))
                or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            (ii) It shall also be an Additional Termination Event if (i) an
                Optional Termination Date is designated pursuant to the Pooling and Servicing Agreement (a "Redemption Termination") and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Securities Administrator that it has received a redemption notice, Party A shall provide the Securities Administrator from time to time, upon request, with good faith estimates of the amount that would be payable under
                Section 6(e)(ii) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

            (iii) (I) It shall also be an Additional Termination Event, with
                Party A the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least "BBB-" or "A-3" (if applicable) by S&P and at least A1 by Moody's) and none of the following events has occurred:

                        (A) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

                        (B) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, collateralizes its Exposure to Party B pursuant to an ISDA Credit Support Annex, subject to satisfaction of the Rating Agency Condition, as applicable; provided that such ISDA Credit Support Annex shall be made a Credit Support Document for Party A pursuant to an amendment of this Agreement in a form acceptable to the Securities Administrator which amendment shall also be subject to satisfaction of Rating Agency Condition;

                        (C) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of Party A or such replacement counterparty, as the case may be, under this Agreement are guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

                        (D) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, takes such other steps, if any, to enable the Issuer to satisfy the Rating Agency Condition.

                        (II) It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating withdrawn or reduced below "BBB-" or "A-3" (if applicable) by S&P or below "A1" by Moody's and within 7 days thereafter, Party A or such replacement counterparty, as the case may be, while collateralizing its Exposure to Party B, fails to transfer this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

                Upon downgrade of Party A below the Required Hedge Counterparty Rating or below "BBB-" or "A-3" (if applicable) by S&P or below "A1" by Moody's, or if S&P or Moody's withdraws its ratings for any reason, Party A will promptly give notice of the circumstances to Party B and to the rating agencies that at the time are providing ratings for the Certificates.

                Party B shall be entitled to (A)(1) in case of an Additional Termination Event described in Part 5(n)(iii)(I), designate a date that is not earlier than the expiration of the 30 day period referred to in Part 5(n)(iii)(I) as an Early Termination Date in respect of all transactions under this Agreement by giving notice to Party A at least 10 days prior to the date so designated (which notice may be given prior to the expiration of such 30 day period) and (2) in case of an Additional Termination Event described in this Part 5(n)(iii)(II), immediately designate an Early Termination Date, in respect of all transactions under this Agreement by giving notice to Party A and (B) no later than the respective dates specified in clause
                (A)(1) and (A)(2), transfer the rights and obligations of Party A hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

                In connection with a transfer of this Agreement as described in this Part 5(n)(iii), Party A shall, at its sole cost and expense, use commercially reasonable efforts to seek a replacement counterparty. In addition, if Party A pursues any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(n)(iii)(I) above, it shall do so at its sole cost and expense.

                As used herein, "Required Hedge Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "Long-Term rating") of at least "A1" by Moody's and if rated "A1" by Moody's is not on negative credit watch by Moody's or
                (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A2" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

                For the purposes of determining the Settlement Amount with respect to the designation of an Early Termination Date arising from the Additional Termination Event specified in Party 5(n)(iii), both Party A and Party B shall be Affected Parties. If the Settlement Amount calculated pursuant to this subclause
                (iii) is an amount owing by Party B to Party A, then such payment shall be a Swap Termination Payment payable by Party B to Party A in accordance with the priority of payments described in the Pooling and Servicing Agreement; provided, however, that
                (a) if Party A does not after the exercise of commercially reasonable efforts cause any of the conditions specified in Part 5(n)(iii)(I)(A) to (D) to be satisfied, Party B shall use commercially reasonable efforts to enter into a replacement Transaction(s) with a counterparty acceptable to the Rating Agencies, in respect of the Affected Transaction(s) relating to the Additional Termination Event; and (b) where multiple quotations are available such replacement Transaction(s) shall be entered into based on the quoted price(s) that would result in the largest payment made to Party B by the replacement counterparty (it being understood that Party A may be permitted to actively solicit and obtain such quotations on behalf of Party B); and (c) to the extent that payments are received by Party B as a result of entering into such replacement Transaction(s), then Party A shall have first priority as to such payments versus all other creditors of Party B and Party B shall pay the lesser of (x) the amount so received and (y) the Swap Termination Payment to the extent not already paid by Party B over to Party A immediately upon receipt.

                As used herein, "Exposure" means, as of any date of determination, the amount, if any, that would be payable to Party B by Party A under this Agreement if an Early Termination Date were to occur as of such date of determination as a result of a Termination Event, Party A were the sole Affected Party, all Transactions were terminated in connection with such Early Termination Date and (solely for purposes of determining Exposure) the amount of such payment were calculated using Market Quotation.

            For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an Additional Termination Event described in subclause (ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

      (o) Indemnifiable Tax. The definition of "Indemnifiable Tax" in Section 14 is hereby amended by adding the following sentence at the end thereof:

            Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

      (p) Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the assets of Party B, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in the Pooling and Servicing Agreement. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Certificates issued pursuant to the Pooling and Servicing Agreement and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, securities administrator, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

      (q) Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Securities Administrator (i) this Agreement is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement on behalf of Party B or any assignee.

      (r) Additional Party A Covenant. Following a failure to satisfy the Required Hedge Counterparty Rating in accordance with Part 5(n)(iii)(I), Party A shall take the actions described in accordance with Part 5(n)(iii)(I)(A), (B),
(C) or (D). Following a failure to satisfy the rating requirements set forth in
Part 5(n)(iii)(II), Party A shall take the actions described in accordance with
Part 5(n)(iii)(II).

      (s) Agreements: Furnish Specified Information. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:

            Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney with respect to Party A referred to in Part 3(b) of this Schedule, any one or more of the officers of Party A's general partner who has been designated as an agent and attorney in fact of Party A will so deliver to Party B or such government or taxing authority the specified or requested forms, documents, or certificates.

      (t) Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

      (u) Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

      "upon the earlier of learning that any such form or document is required or"

      (v) Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

      (w) Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under
Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

      (x) Definitions. This Agreement shall be subject to the 2000 Definitions (the "2000 Definitions") as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement referred to in Part 3(b). If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Pooling and Servicing Agreement, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Pooling and Servicing Agreement; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

      (y) Amendments. Section 9(b) is hereby amended as follows:

            (i) by inserting the following phrase immediately prior to the period at the end of the sentence: "and the Rating Agency Condition is satisfied"; and

            (ii) by adding the following text thereto immediately following the first sentence: "Amendments to this Agreement or the Schedule may not be effected in a Confirmation."

      (z) "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency then rating the Certificates shall have been given ten days (or such shorter period as is acceptable to each such rating agency) prior notice of that action and that each such rating agency shall have notified the Securities Administrator in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

      IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                          GOLDMAN SACHS MITSUI MARINE
                                          DERIVATIVE PRODUCTS, L.P.

                                          By: GSMMDPGP, INC.


                                          By: /s/ Jim Gavin
                                             -----------------------------------
                                             Name:  Jim Gavin
                                             Title: Vice President
                                             Date:

                                          GSAMP TRUST 2006-NC2

                                          By: Wells Fargo Bank, N.A.,
                                          not in its individual capacity but
                                          solely as Securities Administrator,
                                          on behalf of GSAMP Trust 2006-NC2


                                          By: /s/ Sandra Whalen
                                             -----------------------------------
                                             Name:  Sandra Whalen
                                             Title: Vice President
                                             Date:

                                                            [GOLDMAN SACHS LOGO]

                                  CONFIRMATION

DATE:              June 20, 2006

TO:                Goldman Sachs Mortgage Company, L.P. (Account No.: 760-02312)
                   Attention: Sarah Kong

FROM:              Goldman Sachs Capital Markets, L.P.
                   Telephone No.: 212-357-7836
                   Facsimile No.: 212-902-5692

TO:                Goldman Sachs Mitsui Marine Derivative Products, L.P.
                   Telephone No.: 212-357-7836
                   Facsimile No.: 212-902-5692

SUBJECT:           Swap Transaction

REF NO:            NUUS6069D0 (920000000) / (006 831 671)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("GSCM"), guaranteed by The Goldman Sachs Group, Inc. ("Goldman Group"), and Goldman Sachs Mortgage Company ("Counterparty"). This communication constitutes a "Confirmation" as referred to in paragraph 2. below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences the sole Transaction for the benefit of the GSAMP Trust 2006-NC2 ("GSAMP"). This Transaction shall constitute a "Transaction" within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") as if the parties had executed an agreement in such Form effective as of the Trade Date but without any Schedule except for (i) the election of Loss and Second Method, (ii) New York law (without regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) at Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties (all other Events of Default will not apply to either party), (vi)
Section 5(a)(i) is modified by replacing the word "third" in the last line of
Section 5(a)(i) with the word "first", (vii) only Section 5(b)(i) Illegality,
Section 5(b)(ii) Tax Event and Section 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) the Limited Recourse; Non-Petition Provision (as described below in Paragraph 4B) shall apply and (ix) Set-off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to GSMMDP and GSAMP pursuant to the terms of paragraph 4A hereof, this Transaction shall be governed by the ISDA Master Agreement between such parties dated as of June 29, 2006.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                    USD 865,632,706 (subject to reduction
                                    in accordance with the Amortization
                                    Schedule set forth in Annex I)

Trade Date:                         June 20, 2006

Effective Date:                     June 29, 2006

Termination Date:                   June 25, 2011, subject to adjustment
                                    in accordance with the Modified
                                    Following Business Day Convention

Initial Payment:                    USD 1,188,000 payable by Counterparty
                                    to GSCM on the Effective Date

Floating Amounts:

      Floating Rate Payer:          GSCM

      Floating Rate Payer Payment   On the day which is one (1)
      Dates:                        Business Day prior to each Floating
                                    Rate Period End Date.

      Floating Rate Option:         USD-LIBOR-BBA

      Floating Rate Designated      1 Month
      Maturity:

      Floating Rate Spread:         None

      Floating Rate Reset Dates:    The first day of each Calculation Period

      Floating Rate Day Count       Actual/360
      Fraction:

      Floating Rate Period End
      Dates: Monthly, on the 25th day of each month, commencing on July 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

      Fixed Rate Payer:             Counterparty

      Fixed Rate Payer Payment
      Dates: Monthly, on the 25th day of each month, commencing on July 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

      Fixed Rate:                   5.45%

      Fixed Rate Day Count          Actual/360
      Fraction:

      Fixed Rate Period End Dates:  Adjusted in accordance with the
                                    Modified Following Business Day
                                    Convention.

Business Days:                      New York and Los Angeles

Calculation Agent:                  GSCM

4. Additional Provisions:

A. Assignment Provisions: It is acknowledged and agreed by the parties that this Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) by GSCM to Goldman Sachs Mitsui Marine Derivative Products, L.P. ("GSMMDP") and (ii) by GS Mortgage Securities Corp. to GSAMP, and by GSAMP, through a collateral assignment, to Wells Fargo Bank, N.A. (the "Securities Administrator"), as securities administrator on behalf of the holders of the GSAMP Trust 2006-NC2 (CUSIP Number: 362463 AA 9, 382463 AB 7, 362463 AC 5, 362463 AD 3, 362463 AE 1, 362463 AF 8, 362463 AG 6,
362463 AQ 4, 362463 AJ 0, 362463 AK 7, 362463 AL 5, 362463 AM 3, 362463 AN 1,
362463 AP 6, 362463 AQ 4, 36246 AR 2; the "Certificates") (each such assignee is referred to herein as an "Assignee" and each such assignor is referred to herein as an "Assignor"). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the "Constant Party") (each such day hereinafter referred to as an "Assignment Date"). Furthermore, with respect to each assignment of this Transaction to an assignee, the Assignee shall accept assignment of this Transaction subject to all terms of this Confirmation and all references to the term "Counterparty" herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term "GSCM" herein shall be deemed references to each subsequent assignee of "GSCM". On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows;

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, this Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of this Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of this Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under this Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to this Transaction originally; it being understood and agreed that, with respect to the Securities Administrator as Assignee, the Securities Administrator is an assignee solely by reason of its capacity as securities administrator (and not in its individual capacity) and the Securities Administrator in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to any obligations of Assignor arising and to be performed under and in respect of this Transaction after the Assignment Date, Constant Party agrees that Assignee has no inability with respect to any obligation arising or to be performed under and in respect of this Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under this Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation is its legal, valid, and binding obligation enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under this Transaction as provided herein and perform its obligations under this Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and this Transaction is its legal, valid, and binding obligation enforceable against Assignee in accordance with the terms hereof.

(f) Any additional assignments of this Transaction to a party other than an Assignee shall require the consent of GSCM or GSMMDP, such consent not to be unreasonably withheld. Notwithstanding any provision to the contrary, no additional assignments of this Transaction to a party other than an Assignee shall be made, and GSCM or GSMMDP shall not consent to such additional assignments of this Transaction until written confirmation of Consent is received from each rating agency then providing a rating for the Certificates that such assignment will not result in a withdrawal or downgrade of the rating of the Certificates. Furthermore, no amendment of this Confirmation by an Assignee or other permitted assign shall be made, and GSCM or GSMMDP shall not consent to such amendment of this Confirmation, until written confirmation that such amendment will not result in a withdrawal or downgrade of the rating of the Certificates is received from the Rating Agencies that are rating the Certificates at the time of such proposed amendment.

B. Limited Recourse; Non-Petition Provision:

To the extent GSAMP or the Securities Administrator is a counterparty to GSMMDP under the terms of this Transaction, the obligations of GSAMP hereunder shall be limited recourse obligations and GSMMDP agrees that it will not, prior to the date that is one year and one day after the payment in full of all the Certificates (as defined in the Goldman, Sachs & Co. Prospectus Supplement dated June 27, 2006), acquiesce, petition or otherwise invoke or cause such permitted assigns to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against such permitted assigns under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such permitted assigns or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such permitted assigns or making an assignment for the benefit of creditors. Nothing contained herein shall prohibit GSMMDP from submitting a claim or proof of claim, in any proceeding or process instituted by or against such permitted assigns.

5. Credit Support Documents:        Standard Guaranty of The Goldman Sachs
                                    Group, Inc.

6. The parties hereby agree (a) to check this Confirmation (Reference No.:
NUUS6069D0 (920000000) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM, GSMMDP and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.


                                       Very truly yours,


                                       GOLDMAN SACHS CAPITAL MARKETS, L.P.



                                       By: Goldman Sachs Capital Markets, L.L.C.
                                           General Partner



                                       By:   /s/ Kristi Tange
                                          --------------------------------------
                                          Name:  Kristi Tange
                                          Title: Vice President

Agreed and Accepted By:
GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.



By: GSMMDPGP, Inc.,
    General Partner

By:   /s/ Jim Gavin
   -----------------------------------
   Name:  Jim Gavin
   Title: Vice President

Agreed and Accepted By:
Goldman Sachs Mortgage Company, L.P.

By:   /s/ Michelle Gill
   -----------------------------------
   Name:  Michelle Gill
   Title: Vice President

Agreed and Accepted By:
Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, on behalf of GSAMP Trust 2006-NC2

By:   /s/ Sandra Whalen
   -----------------------------------
   Name:  Sandra Whalen
   Title: Vice President

                                    EXHIBIT Y

                       FORM OF SERVICER REMITTANCE REPORT

Column/Header Name                                               Description                            Decimal    Format Comment
------------------                                               -----------                            -------    --------------
SERVICER_LOAN_NBR                       A unique number assigned to a loan by the Servicer.  This
                                        may be different than the LOAN_NBR
LOAN_NBR                                A unique identifier assigned to each loan by the originator.
CLIENT_NBR                              Servicer Client Number
SERV_INVESTOR_NBR                       Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME                     First Name of the Borrower.
BORROWER_LAST_NAME                      Last name of the borrower.
PROP_ADDRESS                            Street Name and Number of Property
PROP_STATE                              The state where the  property located.
PROP_ZIP                                Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE                  The date that the borrower's next payment is due to the                    MM/DD/YYYY
                                        servicer at the end of processing cycle, as reported by
                                        Servicer.
LOAN_TYPE                               Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE                   The date a particular bankruptcy claim was filed.                          MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE                 The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR                     The case number assigned by the court to the bankruptcy
                                        filing.
POST_PETITION_DUE_DATE                  The payment due date once the bankruptcy has been approved                 MM/DD/YYYY
                                        by the courts
BANKRUPTCY_DCHRG_DISM_DATE              The Date The Loan Is Removed From Bankruptcy. Either by                    MM/DD/YYYY
                                        Dismissal, Discharged and/or a Motion For Relief Was
                                        Granted.
LOSS_MIT_APPR_DATE                      The Date The Loss Mitigation Was Approved By The Servicer                  MM/DD/YYYY
LOSS_MIT_TYPE                           The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE                  The Date The Loss Mitigation /Plan Is Scheduled To End/Close               MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE                  The Date The Loss Mitigation Is Actually Completed                         MM/DD/YYYY
FRCLSR_APPROVED_DATE                    The date DA Admin sends a letter to the servicer with                      MM/DD/YYYY
                                        instructions to begin foreclosure proceedings.
ATTORNEY_REFERRAL_DATE                  Date File Was Referred To Attorney to Pursue Foreclosure                   MM/DD/YYYY
FIRST_LEGAL_DATE                        Notice of 1st legal filed by an Attorney in a Foreclosure                  MM/DD/YYYY
                                        Action
FRCLSR_SALE_EXPECTED_DATE               The date by which a foreclosure sale is expected to occur.                 MM/DD/YYYY
FRCLSR_SALE_DATE                        The actual date of the foreclosure sale.                                   MM/DD/YYYY
FRCLSR_SALE_AMT                         The amount a property sold for at the foreclosure sale.            2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
EVICTION_START_DATE                     The date the servicer initiates eviction of the borrower.                  MM/DD/YYYY
EVICTION_COMPLETED_DATE                 The date the court revokes legal possession of the property                MM/DD/YYYY
                                        from the borrower.
LIST_PRICE                              The price at which an REO property is marketed.                    2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
LIST_DATE                               The date an REO property is listed at a particular price.                  MM/DD/YYYY
OFFER_AMT                               The dollar value of an offer for an REO property.                  2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
OFFER_DATE_TIME                         The date an offer is received by DA Admin or by the Servicer.              MM/DD/YYYY
REO_CLOSING_DATE                        The date the REO sale of the property is scheduled to close.               MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE                 Actual Date Of REO Sale                                                    MM/DD/YYYY
OCCUPANT_CODE                           Classification of how the property is occupied.
PROP_CONDITION_CODE                     A code that indicates the condition of the property.
PROP_INSPECTION_DATE                    The date a  property inspection is performed.                              MM/DD/YYYY
APPRAISAL_DATE                          The date the appraisal was done.                                           MM/DD/YYYY
CURR_PROP_VAL                           The current "as is" value of the property based on brokers         2
                                        price opinion or appraisal.
REPAIRED_PROP_VAL                       The amount the property would be worth if repairs are              2
                                        completed pursuant to a broker's price opinion or appraisal.
If applicable:

DELINQ_STATUS_CODE                      FNMA Code Describing Status of Loan
DELINQ_REASON_CODE                      The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE                     Date Mortgage Insurance Claim Was Filed With Mortgage                      MM/DD/YYYY
                                        Insurance Company.
MI_CLAIM_AMT                            Amount of Mortgage Insurance Claim Filed                                   No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
MI_CLAIM_PAID_DATE                      Date Mortgage Insurance Company Disbursed Claim Payment                    MM/DD/YYYY
MI_CLAIM_AMT_PAID                       Amount Mortgage Insurance Company Paid On Claim                    2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
POOL_CLAIM_FILED_DATE                   Date Claim Was Filed With Pool Insurance Company                           MM/DD/YYYY
POOL_CLAIM_AMT                          Amount of Claim Filed With Pool Insurance Company                  2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
POOL_CLAIM_PAID_DATE                    Date Claim Was Settled and The Check Was Issued By The Pool                MM/DD/YYYY
                                        Insurer
POOL_CLAIM_AMT_PAID                     Amount Paid On Claim By Pool Insurance Company                     2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                                   MM/DD/YYYY
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                                   2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                                    MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                                    2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
FHA_PART_B_CLAIM_FILED_DATE             Date FHA Part B Claim Was Filed With HUD                                   MM/DD/YYYY
FHA_PART_B_CLAIM_AMT                    Amount of FHA Part B Claim Filed                                   2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
FHA_PART_B_CLAIM_PAID_DATE              Date HUD Disbursed Part B Claim Payment                                    MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                                    2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                            MM/DD/YYYY
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                            MM/DD/YYYY
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                            2       No commas(,)
                                                                                                                   or dollar
                                                                                                                   signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

      o     ASUM- Approved Assumption
      o     BAP- Borrower Assistance Program
      o     CO- Charge Off
      o     DIL- Deed-in-Lieu
      o     FFA- Formal Forbearance Agreement
      o     MOD- Loan Modification
      o     PRE- Pre-Sale
      o     SS- Short Sale
      o     MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

      o     Mortgagor
      o     Tenant
      o     Unknown
      o     Vacant

The Property Condition field should show the last reported condition of the property as follows:

      o     Damaged
      o     Excellent
      o     Fair
      o     Gone
      o     Good
      o     Poor
      o     Special Hazard
      o     Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

             Delinquency Code         Delinquency Description
             ----------------         -----------------------
             001                      FNMA-Death of principal mortgagor
             002                      FNMA-Illness of principal mortgagor
             003                      FNMA-Illness of mortgagor's family member
             004                      FNMA-Death of mortgagor's family member
             005                      FNMA-Marital difficulties
             006                      FNMA-Curtailment of income
             007                      FNMA-Excessive Obligation
             008                      FNMA-Abandonment of property
             009                      FNMA-Distant employee transfer
             011                      FNMA-Property problem
             012                      FNMA-Inability to sell property
             013                      FNMA-Inability to rent property
             014                      FNMA-Military Service
             015                      FNMA-Other
             016                      FNMA-Unemployment
             017                      FNMA-Business failure
             019                      FNMA-Casualty loss
             022                      FNMA-Energy environment costs
             023                      FNMA-Servicing problems
             026                      FNMA-Payment adjustment
             027                      FNMA-Payment dispute
             029                      FNMA-Transfer of ownership pending
             030                      FNMA-Fraud
             031                      FNMA-Unable to contact borrower
             INC                      FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

             Status Code        Status Description
             -----------        ------------------
                 09             Forbearance
                 17             Pre-foreclosure Sale Closing Plan Accepted
                 24             Government Seizure
                 26             Refinance
                 27             Assumption
                 28             Modification
                 29             Charge-Off
                 30             Third Party Sale
                 31             Probate
                 32             Military Indulgence
                 43             Foreclosure Started
                 44             Deed-in-Lieu Started
                 49             Assignment Completed
                 61             Second Lien Considerations
                 62             Veteran's Affairs-No Bid
                 63             Veteran's Affairs-Refund
                 64             Veteran's Affairs-Buydown
                 65             Chapter 7 Bankruptcy
                 66             Chapter 11 Bankruptcy
                 67             Chapter 13 Bankruptcy

   Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.
            (C) Copyright Wells Fargo Bank, Corporate Trust Services
        Contact us with Reporting Questions: CTSDefaultSRG@WellsFargo.com

                                    EXHIBIT Z

                     FORM OF MONTHLY DEFAULTED LOAN REPORT

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:
1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:

      * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

      * For escrow advances - complete payment history

        (to calculate advances from last positive escrow balance forward)

      * Other expenses - copies of corporate advance history showing all payments

      * REO repairs > $1500 require explanation

      * REO repairs >$3000 require evidence of at least 2 bids.

      * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

      * Unusual or extraordinary items may require further documentation.

13.   The total of lines 1 through 12.

Credits:

14-21. Complete as applicable. Required documentation:

      * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

        Letter of Proceeds Breakdown.

      * Copy of EOB for any MI or gov't guarantee

      * All other credits need to be clearly defined on the 332 form

22.   The total of lines 14 through 21.

Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)
23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                     Date:  _______________
Phone:  ______________________          Email Address:_____________________

--------------------    -----------------------    -----------------------------
Servicer Loan No.       Servicer Name              Servicer Address

--------------------    -----------------------    -----------------------------

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:  REO Sale      3rd Party Sale      Short Sale       Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown    Yes         No
If "Yes", provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)  Actual Unpaid Principal Balance of Mortgage Loan         $ ______________
    (1)
(2)  Interest accrued at Net Rate                              ________________
    (2)
(3)  Accrued Servicing Fees                                    ________________
    (3)
(4)  Attorney's Fees                                           ________________
    (4)
(5)  Taxes (see page 2)                                        ________________
    (5)
(6)  Property Maintenance                                      _______________
    (6)
(7)  MI/Hazard Insurance Premiums (see page 2)                 ________________
    (7)
(8)  Utility Expenses                                          ________________
    (8)
(9)  Appraisal/BPO                                             ________________
    (9)
(10) Property Inspections                                      ________________
    (10)
(11) FC Costs/Other Legal Expenses                             ________________
     (11)
(12) Other (itemize)                                           ________________
    (12)
     Cash for Keys__________________________                   ________________
    (12)
     HOA/Condo Fees_______________________                     ________________
    (12)
     ______________________________________                    ________________
    (12)

         Total Expenses                                       $ _______________
    (13)
Credits:
(14) Escrow Balance                                           $ _______________
    (14)
(15) HIP Refund                                                ________________
    (15)
(16) Rental Receipts                                           ________________
    (16)
(17) Hazard Loss Proceeds                                      ________________
    (17)
(18) Primary Mortgage Insurance / Gov't Insurance              ________________
    (18a) HUD Part A
                                                               ________________
(18b) HUD Part B
(19) Pool Insurance Proceeds                                   ________________
    (19)
(20) Proceeds from Sale of Acquired Property                   ________________
    (20)
(21) Other (itemize)                                           ________________
    (21)
     _________________________________________                 ________________
    (21)

     Total Credits                                            $________________
    (22)
Total Realized Loss (or Amount of Gain)                       $________________
    (23)

Escrow Disbursement Detail

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     Type         Date Paid       Period of      Total Paid    Base Amount       Penalties       Interest
  (Tax /Ins.)                     Coverage
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   Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.
            (C) Copyright Wells Fargo Bank, Corporate Trust Services
        Contact us with Reporting Questions: CTSDefaultSRG@WellsFargo.com

                                   EXHIBIT AA

                          FORM OF REALIZED LOSS REPORT


Column Name             Description                                          Decimal   Format Comment                      Max Size
-----------             -----------                                          -------   --------------                      --------
SER_INVESTOR_NBR        A value assigned by the Servicer to define a group             Text up to 10 digits                      20
                        of loans.
LOAN_NBR                A unique identifier assigned to each loan by the               Text up to 10 digits                      10
                        investor.
SERVICER_LOAN_NBR       A unique number assigned to a loan by the                      Text up to 10 digits                      10
                        Servicer.  This may be different than the LOAN_NBR.
BORROWER_NAME           The borrower name as received in the file.  It is              Maximum length of 30 (Last, First)        30
                        not separated by first and last name.
SCHED_PAY_AMT           Scheduled monthly principal and scheduled interest      2      No commas(,) or dollar signs ($)          11
                        payment that a borrower is expected to pay, P&I
                        constant.
NOTE_INT_RATE           The loan interest rate as reported by the Servicer.     4      Max length of 6                            6
NET_INT_RATE            The loan gross interest rate less the service fee       4      Max length of 6                            6
                        rate as reported by the Servicer.
SERV_FEE_RATE           The servicer's fee rate for a loan as reported by       4      Max length of 6                            6
                        the Servicer.
SERV_FEE_AMT            The servicer's fee amount for a loan as reported        2      No commas(,) or dollar signs ($)          11
                        by the Servicer.
NEW_PAY_AMT             The new loan payment amount as reported by the          2      No commas(,) or dollar signs ($)          11
                        Servicer.
NEW_LOAN_RATE           The new loan rate as reported by the Servicer.          4      Max length of 6                            6
ARM_INDEX_RATE          The index the Servicer is using to calculate a          4      Max length of 6                            6
                        forecasted rate.
ACTL_BEG_PRIN_BAL       The borrower's actual principal balance at the          2      No commas(,) or dollar signs ($)          11
                        beginning of the processing cycle.
ACTL_END_PRIN_BAL       The borrower's actual principal balance at the end      2      No commas(,) or dollar signs ($)          11
                        of the processing cycle.
BORR_NEXT_PAY_DUE_DATE  The date at the end of processing cycle that the               MM/DD/YYYY                                10
                        borrower's next payment is due to the Servicer, as
                        reported by Servicer.
SERV_CURT_AMT_1         The first curtailment amount to be applied.             2      No commas(,) or dollar signs ($)          11
SERV_CURT_DATE_1        The curtailment date associated with the first                 MM/DD/YYYY                                10
                        curtailment amount.
CURT_ADJ_ AMT_1         The curtailment interest on the first curtailment       2      No commas(,) or dollar signs ($)          11
                        amount, if applicable.
SERV_CURT_AMT_2         The second curtailment amount to be applied.            2      No commas(,) or dollar signs ($)          11
SERV_CURT_DATE_2        The curtailment date associated with the second                MM/DD/YYYY                                10
                        curtailment amount.
CURT_ADJ_ AMT_2         The curtailment interest on the second curtailment      2      No commas(,) or dollar signs ($)          11
                        amount, if applicable.
SERV_CURT_AMT_3         The third curtailment amount to be applied.             2      No commas(,) or dollar signs ($)          11
SERV_CURT_DATE_3        The curtailment date associated with the third                 MM/DD/YYYY                                10
                        curtailment amount.
CURT_ADJ_AMT_3          The curtailment interest on the third curtailment       2      No commas(,) or dollar signs ($)          11
                        amount, if applicable.
PIF_AMT                 The loan "paid in full" amount as reported by the       2      No commas(,) or dollar signs ($)          11
                        Servicer.
PIF_DATE                The paid in full date as reported by the Servicer.             MM/DD/YYYY                                10
ACTION_CODE             The standard FNMA numeric code used to                         Action Code Key: 15=Bankruptcy,            2
                        indicate the default/delinquent status of                      30=Foreclosure, , 60=PIF,
                        a particular loan.                                             63=Substitution,
                                                                                       65=Repurchase,70=REO
INT_ADJ_AMT             The amount of the interest adjustment as reported       2      No commas(,) or dollar signs ($)          11
                        by the Servicer.
SOLDIER_SAILOR_ADJ_AMT  The Soldier and Sailor Adjustment amount, if            2      No commas(,) or dollar signs ($)          11
                        applicable.
NON_ADV_LOAN_AMT        The Non Recoverable Loan Amount, if applicable.         2      No commas(,) or dollar signs ($)          11
LOAN_LOSS_AMT           The amount the Servicer is passing as a loss, if        2      No commas(,) or dollar signs ($)          11
                        applicable.
SCHED_BEG_PRIN_BAL      The scheduled outstanding principal amount due at       2      No commas(,) or dollar signs ($)          11
                        the beginning of the cycle date to be passed
                        through to investors.
SCHED_END_PRIN_BAL      The scheduled principal balance due to investors        2      No commas(,) or dollar signs ($)          11
                        at the end of a processing cycle.
SCHED_PRIN_AMT          The scheduled principal amount as reported by the       2      No commas(,) or dollar signs ($)          11
                        Servicer for the current cycle -- only
                        applicable for Scheduled/Scheduled Loans.
SCHED_NET_INT           The scheduled gross interest amount less the            2      No commas(,) or dollar signs ($)          11
                        service fee amount for the current cycle
                        as reported by the Servicer -- only
                        applicable for Scheduled/Scheduled Loans.
ACTL_PRIN_AMT           The actual principal amount collected by the            2      No commas(,) or dollar signs ($)          11
                        Servicer for the current reporting cycle
                        -- only applicable for Actual/Actual
                        Loans.
ACTL_NET_INT            The actual gross interest amount less the service       2      No commas(,) or dollar signs ($)          11
                        fee amount for the current reporting cycle
                        as reported by the Servicer -- only
                        applicable for Actual/Actual Loans.
PREPAY_PENALTY_ AMT     The penalty amount received when a borrower             2      No commas(,) or dollar signs ($)          11
                        prepays on his loan as reported by the Servicer.
PREPAY_PENALTY_ WAIVED  The prepayment penalty amount for the loan waived       2      No commas(,) or dollar signs ($)          11
                        by the servicer.
MOD_DATE                The Effective Payment Date of the Modification for             MM/DD/YYYY                                10
                        the loan.
MOD_TYPE                The Modification Type.                                         Varchar - value can be alpha or           30
                                                                                       numeric
DELINQ_P&I_ADVANCE_AMT  The current outstanding principal and interest          2      No commas(,) or dollar signs ($)          11
                        advances made by Servicer.